OFFICE LEASE

LANDLORD:	FIRST STATES INVESTORS 104, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

TENANT:	BANK OF AMERICA, N.A.,
A NATIONAL BANKING ASSOCIATION

DATE:  AUGUST 1, 2004

TABLE OF CONTENTS

LEASE AGREEMENT	1

A. DEFINITIONS	1

B. SPECIFIC TERMS AND CONDITIONS	11

ARTICLE 1 - PREMISES	11
1.1 Lease of Premises	11
1.2 Delivery of Premises	11
1.3 Contraction Option	11
1.4 ROFO.	11
1.5 Re-Measurement	11

ARTICLE 2 - TERM	12
2.1 Commencement Date	12
2.2 Term of Lease	12
2.3 Options to Extend	12
2.4 Early Termination Right	12

ARTICLE 3 - LEASE INDUCEMENT/RENT	12
3.1 Lease Inducement	12
3.2 Base Rent	12
3.3 Base Rent Adjustment	13
3.4 Personal Property Taxes	13
3.5 Definition of Rent	14
3.6 Late Charge	14

ARTICLE 4 - OPERATING EXPENSES	14
4.1 Tenant’s Responsibility for Operating Expenses	14
4.2 High-Rise Operating Expenses	14
4.3 Low-Rise Operating Expenses	15
4.4 Revised Operating Expenses	15
4.5 Gross-Up	16
4.6 Procedure for Payment of Operating Expense Adjustments	16
4.7 Review of Operating Expenses	18
4.8 Tax Protests	18
4.9 Limitation on Ad Valorem Tax Increases	18
4.10 Limitation on Capital Improvements	19

ARTICLE 5 - USE	19
5.1 Permitted Use	19
5.2 Exclusivity	19
5.3 Restriction on Use	19
5.4 Common Areas	20
5.5 Use of Building Shafts & Conduits	20
5.6 Freight/Receiving	20

ARTICLE 6 - ATM INSTALLATION	20
6.1 Existing ATM	20
6.2 Additional ATMs	20

ARTICLE 7 - ALTERATIONS AND ADDITIONS	21
7.1 Tenant’s Rights to Make Alterations	21
7.2 Installation of Alterations	21
7.3 Tenant Improvements - Treatment at End of Lease	22

ARTICLE 8 - TENANT’S REPAIRS	22
8.1 Obligations to Repair	22
8.2 Right to Repair	23

ARTICLE 9 - NO LIENS BY TENANT	23

ARTICLE 10 - LANDLORD’S REPAIRS	23
10.1 Scope of Landlord's Repairs	23
10.2 Required Capital Improvements	24
10.3 Landlord's Right of Entry to Make Repairs	24
10.4 Building Structure and Building Systems	25
10.5 ADA	25

ARTICLE 11 - BUILDING SERVICES	25
11.1 Standard Building Services	25
11.2 Additional Services	25
11.3 Tenant’s Right to Elect Service Provider	26
11.4 Meters and Submeters	26

ARTICLE 12 - ASSIGNMENT AND SUBLETTING	26
12.1 Right to Assign, Sublease and Encumber	26
12.2 Affiliated Companies/Restructuring of Business Organization	26
12.3 Landlord's Right to Assign	27
12.4 Occupancy By Others	27

ARTICLE 13 - INDEMNIFICATION; INSURANCE	28
13.1 Indemnification	28
13.2 Insurance	28
13.3 Assumption of Risk/Waivers of Subrogation/ Minimization of Duplication of
Insurance Coverage/Limitations on Liability and Damages	30
13.4 Allocation of Insured Risks/Subrogation	32
13.5 Landlord Bankruptcy Proceeding	33

ARTICLE 14 - DAMAGE OR DESTRUCTION	33
14.1 Loss Covered By Insurance	33
14.2 Loss Not Covered By Insurance	33
14.3 Destruction During Final Two Years	34
14.4 Destruction of Tenant’s Personal Property, Tenant Improvements or
Property of Tenant’s Employees	34
14.5 Exclusive Remedy	34

ARTICLE 15 - EMINENT DOMAIN	34
15.1 Permanent Taking - When Lease Can Be Terminated	34
15.2 Permanent Taking - When Lease Cannot Be Terminated	34
15.3 Temporary Taking	34
15.4 Exclusive Remedy	35
15.5 Release Upon Termination	35

ARTICLE 16 - DEFAULTS	35
16.1 Default by Tenant	35
16.2 Default by Landlord	35
16.3 Self-Help	35

ARTICLE 17 - LANDLORD'S REMEDIES AND RIGHTS	36
17.1 Termination of Lease	36
17.2 Continuation of Lease	36
17.3 Right of Entry	36
17.4 Right to Perform	36
17.5 Remedies Not Exclusive	36

ARTICLE 18 - ATTORNEYS’ FEES	37

ARTICLE 19 - SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE	37
19.1 Obligations of Tenant	37
19.2 Obligations of Landlord	37
19.3 Landlord’s Right to Assign	37
19.4 Attornment by Tenant	37
19.5 Non-Disturbance	37

ARTICLE 20 - RESERVED	38

ARTICLE 21 - HOLDING OVER	38
21.1 Surrender of Possession	38
21.2 Tenant's Right to Hold Over	38

ARTICLE 22 - INSPECTIONS AND ACCESS	38
22.1 Entry by Landlord	38
22.2 Secured Areas	38

ARTICLE 23 - NAME OF PROJECT	39

ARTICLE 24 - SURRENDER OF LEASE	39

ARTICLE 25 - WAIVER	39

ARTICLE 26 - SALE BY LANDLORD	39

ARTICLE 27 - NO LIGHT AND AIR EASEMENT	39

ARTICLE 28 - FORCE MAJEURE	40

ARTICLE 29 - ESTOPPEL CERTIFICATES	40

ARTICLE 30 - RIGHT TO PERFORMANCE	40

ARTICLE 31 - PARKING	40
31.1 General Parking	40
31.2 Ivey’s Parking Spaces	41
31.3 Sublease of Ivey’s Parking Spaces	41
31.4 Parking Garage Spaces	41
31.5 Alternate Parking	41

ARTICLE 32 - SECURITY SERVICES	42
32.1 Landlord's Obligation to Furnish Security Services	42
32.2 Tenant's Right to Install Security System	42

ARTICLE 33 - NOTICES	42

ARTICLE 34 - SIGNAGE AND BUILDING IDENTITY	43
34.1 Current/Existing Signage	43
34.2 Exterior Signage	43
34.3 Building Directory	43
34.4 Name Change	43

ARTICLE 35 – FIBER OPTICS CONDUIT	43

ARTICLE 36 - ROOF RIGHTS	43
36.1 Right to Install Communications Equipment	43
36.2 Right of Use	44
36.3 Rooftop HVAC	44
36.4 Installation, Maintenance, Operation and Removal
of Communications Equipment and HVAC Unit	44

ARTICLE 37 - SECURITY DEPOSIT	44

ARTICLE 38 - MISCELLANEOUS	44
38.1 Authorization to Sign Lease	44
38.2 Entire Agreement	45
38.3 Severability	45
38.4 Gender and Headings	45
38.5 Exhibits	45
38.6 UPS Generator	45
38.7 Quiet Enjoyment	45
38.8 No Recordation	45
38.9 Cumulative Remedies	46
38.10 Brokers	46
38.11 Hazardous Materials	46
38.12 Concierge	46
38.13 Consent/Duty to Act Reasonably	46
38.14 Tenant’s Right to Purchase the Building	46
38.15 Survivability	47
38.16 Reserved	47
38.17 Covenants and Agreements	47
38.18 Interest on Past Due Obligations	47
38.19 When Payment Is Due	47
38.20 Reserved	47
38.21 Time is of the Essence	47

EXHIBITS

Exhibit “A”	-	Premises
Exhibit “B”	-	Options to Extend
Exhibit “C”	-	Option to Contract
Exhibit “D”	-	Right of First Offer to Lease Space
Exhibit “D-1”	-	Existing Lease Rights
Exhibit “E”	-	High-Rise Operating Expenses
Exhibit “F”	-	Low-Rise Operating Expenses
Exhibit “G”	-	Revised Operating Expenses
Exhibit “H”	-	Legal Description of Property
Exhibit “I”	-	Standards for Utilities and Services
Exhibit “I-1”	-	General Cleaning Specifications
Exhibit “J”	-	Tenant Estoppel Certificate
Exhibit “K”	-	Tenant’s Right to Purchase the Building
Exhibit “L”	-	Common Area Usage for Special Events
Exhibit “M”	-	Memorandum of Lease

LEASE AGREEMENT

This LEASE AGREEMENT (“Lease”), dated as of the last date set forth on the signature page(s) hereof, is made and entered into by and between First States Investors 104, LLC, a Delaware limited liability company (“Landlord”), and Bank of America, N.A., a national banking association (“Tenant”).

RECITALS:

Whereas, Cousins Properties Incorporated, successor in interest to WF Associates, as landlord, and Tenant through its predecessor in interest, NationsBank of North Carolina, as tenant, entered into that certain Office Lease, dated September 1, 1994, which was subsequently amended, for the lease of space on the 11th through 15th floors of the Building commonly known as One Independence Center (the “High-Rise Lease”); and

Whereas, Cousins Properties Incorporated, successor in interest to WF Associates, as landlord, and Tenant through its predecessor in interest, North Carolina National Bank, as tenant, entered into that certain Lease Agreement, dated October 1, 1981, which was subsequently amended, for the lease of space on the basement level and the 1st through 9th floors of the One Independence Center (the “Low-Rise Lease”); and

Whereas, Landlord has now purchased One Independence Center; and

Whereas, Landlord and Tenant have agreed to enter into a new lease for the space currently occupied by Tenant in One Independence Center; and

Whereas, Landlord and Tenant agree that upon the Commencement Date of this Lease, this Lease shall supersede and replace the Low-Rise and High-Rise Leases (collectively, the “Prior Leases”) in their entirety, and the Prior Leases shall automatically terminate and be of no further force or effect, except that any currently outstanding obligations of either party under the Prior Leases as of the Commencement Date of this Lease shall carry forward.

Now, therefore, in consideration of the mutual covenants and agreements set forth herein, and for other sufficient consideration received and acknowledged by each party, Landlord and Tenant agree as follows:

A.

DEFINITIONS

The following definitions are incorporated into this Lease and said provisions shall have the following meanings throughout this Lease.

ADA:	American with Disabilities Act of 1990, 42 U.S.C. 12101 et seq., as amended.

Additional Services:	As defined in Section 11.2.

Affiliate:
Shall mean, with respect to Landlord or Tenant, as the case may be, a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Landlord or Tenant.  The term "control" as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than twenty-five percent (25%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

Alterations:	Any and all alterations, additions, and or improvements to the Premises made by or for Tenant at any time during the Term of this Lease or the Prior Leases.

Annual Base Rent:	As set forth in Section 3.2.

Applicable Laws:
All applicable laws, ordinances, orders, rules, regulations and other requirements of federal, state, municipal or other agencies or bodies having jurisdiction over the use, condition and occupancy of the Building, Premises, Project or Property, including but not limited to the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Resource Conservation Recovery Act, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Inactive Hazardous Sites Act, and any other legal requirement concerning environmental, health and safety matters, and access and facilities for handicapped or disabled persons.

ATM Improvements:	As defined in Section 6.2(a).

Base Building:	The Building as initial constructed by Landlord in accordance with the plans and specifications therefore.

Base Building Upgrades:	The capital improvements to be made by Landlord pursuant to Section 10.2 (a) through (f).

Basement Space:	Approximately 2,578 square feet of Rentable Area on the basement level of the Building, as depicted on Exhibit A.

Base Rent:	As defined in Section 3.2.

Base Rent Adjustment:	As defined in Section 3.3.

BOMA Standards:	BOMA American National Standard Z65.1-1996, as promulgated by the Building Owners and Managers Association.

Broker:	Tenant is represented by Lincoln Harris LLC, a North Carolina limited liability company, in connection with the transaction contemplated by this Lease.

Budget:	As set forth in Section 4.6.

Building:
The twenty (20) story office tower commonly known as 101 Independence Center located on the northwestern corner of North Tryon Street and East Trade Street, having an address of 101 North Tryon Street, Charlotte, North Carolina, consisting of approximately 503,350 square feet of office space and approximately 22,855 square feet of Retail Space.

.
Building Structure:	As set forth in Section 10.3.

Building Systems:	As set forth in Section 10.3.

Claims:	As defined in Section 13.3(b).

Committee:	As defined in Exhibit L.

Common Areas:
All driveways and roadways now or hereafter located within the Project, all plazas and walkways now or hereafter located within the Project, all utility lines, pipes, wires, cables and other utility facilities now or hereafter located within and serving the Project or otherwise exclusively serving the Project (except such utility facilities serving exclusively specific tenants, if applicable), any retention or detention facilities now or hereafter serving the Project, any storm and sanitary sewers, culverts, drains, headwalls, manholes and related equipment now or hereafter located within the Project, all grounds and landscaping within the Project, all covered walkways, tunnels, or other means of access to the Building, Parking Garage and Ivey’s Parking Deck, together with all hallways, lobbies, bathrooms, corridors, elevators, entrances and exits, stairways and other similar areas within the Building and the Parking Garage and Ivey’s Parking Deck which are designated by Landlord, from time to time, for the use of all of the tenants of the Project.  Common Areas shall not include elevator lobbies, bathrooms and exterior corridors on floors fully leased to Tenant, (or, if applicable, fully leased to any other single tenant).  Landlord reserves the right at any time and from time to time to make or permit changes and revisions to the Building, the Parking Garage, Ivey’s Parking Deck, the Common Areas and/or the Property which do not materially, adversely affect Tenant's use and occupancy of the Premises; provided that no such changes or revisions shall limit or otherwise materially, adversely affect Tenant's use of or access to the Premises, the Building, the Parking Garage or Ivey’s Parking Deck.

Communications Equipment:	As defined in Article 36.

Contract Rate:	The rate publicly announced from time to time, by Bank of America, N.A. or its successor bank at its headquarters in Charlotte, North Carolina, as its Prime Rate, plus one percent (1%).

Controllable Expenses:
Those items of Revised Operating Expenses for which Landlord has a reasonable ability to control the amount of any increases, such items being all items of Revised Operating Expenses except for those related to provisions of utilities, taxes, governmental assessments and other governmental charges and insurance premiums.

Commencement Date:	As defined in Section 2.1.

Eligibility Period:	As defined in Section 13.3(d).

Estoppel Certificate:	As defined in Article 29.

Event of Default:	As defined in Section 16.1.

Extended Term:	As defined in Section 21.2.

Fair Market Value Rental Rate:
The competitive market rental rate which Tenant would expect to pay and Landlord would expect to receive under leases for office space of similar size and quality, as provided for in, and on terms and conditions comparable to, this Lease covering premises similar to the Premises (whether or not then available), adjusted to take into account the value of any tenant improvement allowance, rent concession, moving expense reimbursement or other financial inducement or allocation which Landlords in the Charlotte, North Carolina market area would or might consider in establishing the rental rate to offer to non-renewal, nonequity tenants, the cost to Landlord of vacancy and downtime while the Premises would be marketed and refurbished for another tenant, costs of reletting including legal fees, brokerage commissions, and tenant allowances, and taking further into account the “single user” or specialty nature of the Building, the costs of subdividing space for multiple tenants, the creditworthiness of Tenant, and the floor size and efficiency of the floor plate.

Fiber Optics:	As defined in Article 35.

Force Majeure:	As defined in Article 28.

Hazardous Materials:	As defined in Section 38.11.

High-Rise:	That portion of the Premises located on the 11th through 15th floors of the Building.

High-Rise Lease:	As defined in the Recitals.

High-Rise Operating Expenses:	As defined in Exhibit E.

High-Rise Operating Expense Base:	Seven and 11/100 Dollars ($7.11).

High-Rise Operating Expense Period:	August 1, 2004 through November 20, 2010.

HVAC:	As set forth in Exhibit I.

HVAC Unit:	As defined in Section 36.3.

Indemnity Claims:	As defined in Section 13.1.

Independent Determination:	As defined in Section 4.7.

Ivey’s Parking Deck:	The parking deck owned by Landlord and located adjacent to the Building, commonly known as Ivey’s Parking Deck, including, without limitation, stairways, elevators and mechanical systems.

Ivey’s Parking Fee:	As defined in Section 31.2.

Ivey’s Parking Spaces:	Those Parking Spaces located in the Ivey’s Parking Deck as set forth in Section 31.2.

Parking Garage:	The underground parking garage associated with the Building, including, without limitation, stairways, elevators and mechanical systems.

Landlord:	First States Investors 104, LLC, a Delaware limited liability company, its successors and assigns.

Landlord Upgrades:	As defined in Exhibit A of the Third Amendment to the High-Rise Lease.

Landlord’s Associates:	As defined in Section 13.3(b).

Landlord's Address for Notices:	First States Investors 104, LLC
1725 The Fairway
Jenkintown, PA 19046
Attn: ______________________

Copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street Philadelphia, Pennsylvania 19103
Attn: ______________________

Landlord’s Employees:	As defined in Section 13.1

Landlord’s Property:	As defined in Section 13.3(b).

Lease Inducement Fee:	The fee payable by Landlord to Tenant as set forth in Section 3.1.

Lobby Space:	As defined in Exhibit L.

Low-Rise:	That portion of the Premises located on the 1st through 9th floors of the Building.

Low-Rise Lease:	As defined in the Recitals.

Low-Rise Operating Expenses:	As defined in Exhibit F.

Low-Rise Operating Expense Base:	Zero (0).

Low-Rise Operating Expense Period:	August 1, 2004 through July 31, 2008.

Measuring Firm:	As defined in Section 1.5.

Minimum Purchase Price:	As set forth in Exhibit K.

Monthly Base Rent:	As defined in Section 3.2.

Net Base Rent:	As defined in Section 3.3.

Other Occupants:	As defined in Section 13.4.

Parking Spaces:	The total amount of parking spaces to be made available by Landlord to Tenant pursuant to Section 31.1.

Parking Garage Spaces:	Those Parking Spaces located in the Parking Garage as set forth in Section 31.4.

Payee:	As defined in Section 3.6.

Person:	A natural person, a partnership, a corporation, a limited liability company, and any other form of business or legal association or entity.

Personal Property:	Tenant’s trade fixtures, furnishings, equipment or other personal property located in or used at the Premises.

Personal Property Taxes:	As defined in Section 3.4.

Premises:	Floor	Rentable Area

	1	989
	2	35,458
	3	37,586
	4	38,274
	5	38,274
	6	21,610
	7	21,610
	8	21,610
	9	21,610
	11	22,530
	12	14,779
	13	22,771
	14	21,469
	15	22,771
	Basement Space	2,578

		343,919 Total

Landlord and Tenant acknowledge that the hoisting shaft space (mail service shaft) that was a part of the premises under the Prior Leases shall not be a part of the Premises leased by Tenant under this Lease.  Landlord and Tenant further acknowledge that the Tenant shall have the right in accordance with Section 1.5 hereof, to verify the Rentable Area calculations by an architect mutually agreed upon by Landlord and Tenant.

Prior Leases:	Collectively, the Low-Rise Lease and High-Rise Lease.

Program:	As defined in Exhibit L.

Project:
The Property, including all improvements located or to be located on the Property, consisting of the Building, the Parking Garage, Ivey’s Parking Deck, and the pedestrian plazas, located on the Property

Property:
That certain property described on Exhibit H attached hereto and incorporated herein by reference, located on the city block bounded by North Tryon Street, Trade Street, the Ivey’s Building, and Church Street.

Purchase Notice:	As set forth in Exhibit K.

Recapture Space:	As defined in Section 12.3.

Recitals:	The Recitals set forth on the first page of this Lease, which Landlord and Tenant acknowledge are accurate and shall be incorporated herein by reference.

Reminder Notice:	As set forth in the Option to Extend attached hereto as Exhibit B.

Renewal Notice:	As set forth in the Option to Extend attached hereto as Exhibit B.

Renewal Term:	As defined in Exhibit B.

Renewal Term Purchase Notice:	As set forth in Exhibit K.

Rent:	As defined in Section 3.5.

Rent Commencement Date:	August 1, 2004.

Rentable Area:	The rentable portion of any leasable premises in the Building expressed in square feet or fractions thereof, whether or not such premises are to be used for office, retail or service-related uses.

Rentable Area in the Building:	Subject to final determination in accordance with Section 1.5 of this Lease, approximately 343,919 square feet.

Rental Rate:	As set forth in Section 3.2.

Required Capital Improvements:	As set forth in Section 10.2.

Retail Space:	The areas within the Premises actually allocated by Landlord exclusively to retail operations.

Revised Base Expense Rate:	The Revised Operating Expenses for the Building, annualized by Landlord, for the period commencing August 1, 2008 and continuing throughout the remainder of the Term.

Revised Operating Expenses:	As defined in Exhibit G.

Revised Operating Expense Period:	As defined in Section 4.4.

ROFO Space:	As set forth in Exhibit D.

Second Measuring Firm:	As defined in Section 1.5.

Secured Areas:	As defined in Section 22.2.

Security Deposit:	None.

Sender:	As defined in Section 3.6.

Services:
Those services required by this Lease to be provided by Landlord, which are commonly offered by owners of first class buildings in similar market areas, as further described in Section 11.1 and Exhibit I.

Standard Building Capacity:	As set forth in Exhibit I.

Taxes:	As defined in Exhibit G, Paragraph (I)(l).

Tax Protest:	As defined in Section 4.8.

Tenant:	Bank of America, N.A., a national banking association, its successors or assigns.

Tenant's Address for Notices:	Bank of America, N.A.
Corporate Workplace
525 North Tryon Street, 4th Floor
NC1-023-04-03
Charlotte, NC 28255

Attn: Headquarters Real Estate
Asset Manager

Copy to:

Bank of America Legal Department
Bank of America Plaza, 29th Floor
101 South Tryon Street
NC1-002-29-01
Charlotte, NC 28255
Attn: Connie J. Miller
Assistant General Counsel

Copy to:

Lincoln Harris
Bank of America Corporate Center
NC1-007-26-01
100 N. Tryon Street, Suite 2600
Charlotte, NC 28202

Tenant’s Associates:	As defined in Section 13.3(b).

Tenant’s Employees:	As defined in Section 8.1.

Tenant Improvements:	Those items of design and construction which are allocated to Tenant hereunder in connection with future expansions and/or in connection with prior build out of initial Premises.

Tenant’s Property:	As defined in Section 13.3(b).

Tenant's Pro-rata Share:
Subject to Sections 1.3, 1.4 and 12.3 of this Lease, the ratio (as determined from time to time) of the Rentable Area in the Premises (or portion thereof, if applicable) to the Rentable Area in the Building.

Term:	Seventeen (17) Years, beginning on August 1, 2004 and ending on July 31, 2021, unless terminated or extended pursuant to Section 2.2 and Exhibit B hereof.

Third Party Offer:	As defined in Exhibit K.

Use:	Any legally permitted use, including but not limited to the exclusivity clause contained in Section 5.2.

Variable Operating Costs:	As defined in Exhibit G, Paragraph (I), Subparagraph (o).

Year, Calendar Year, Lease Year:	A Year shall be any period of 365/366 consecutive days. Calendar Year shall mean the period from January 1 to December 31. Lease Year shall refer to each Year beginning August 1, 2004.

Year-End Statement:	As set forth in Section 4.6(b).

B.

SPECIFIC TERMS AND CONDITIONS

Landlord and Tenant specifically agree as follows:

ARTICLE 1 - PREMISES

1.1           Lease of Premises.  Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in Section A hereof and shown on the floor plans attached as Exhibit A.

1.2           Delivery of Premises.  Landlord and Tenant acknowledge that Tenant has previously occupied the Premises pursuant to the Prior Leases.  Upon the Commencement Date hereof, Tenant shall continue to occupy the Premises under this Lease and shall have the right to operate its business in the Premises in a continuous and uninterrupted manner.

1.3           Contraction Option.  The option to contract granted by Landlord to Tenant under this Lease shall be as set forth in Exhibit C hereto and is specifically incorporated herein by reference.

1.4           ROFO.  The right of first offer granted by Landlord to Tenant under this Lease shall be as set forth in Exhibit D hereto and is specifically incorporated herein by reference.

1.5           Re-Measurement. Landlord and Tenant have agreed that Landlord will re-measure the Premises and the Building in accordance with BOMA Standards.  Landlord shall appoint an architectural firm (“Measuring Firm”) reasonably satisfactory to both Landlord and Tenant to conduct the re-measurement of the Building and/or Premises.  Landlord shall provide the Measuring Firm CAD files, drawings and area spreadsheets for all floors and Common Areas of the Building that are in Landlord’s possession.  The re-measurement shall include rentable and useable measurements and an add-on factor as determined by the Measuring Firm in accordance with BOMA Standards.  The Measuring Firm shall provide measurements and drawings to both Landlord and Tenant for their review and mutual approval. Landlord and Tenant shall approve or disapprove the measurements and drawings within thirty (30) days of receipt and shall provide written notice of such approval or disapproval to the other party and the Measuring Firm.   If Landlord and Tenant both approve the measurements and drawings provided by the Measuring Firm, then such measurements and drawings shall be deemed final and approved.  If Landlord and/or Tenant dispute the measurements and/or drawings, Landlord and Tenant shall appoint a second architectural firm (“Second Measuring Firm”) reasonably satisfactory to both parties to conduct a second re-measurement of the Building and Premises.  The Second Measuring Firm shall follow the same procedures set forth above for the initial Measuring Firm; provided, however, that the Second Measuring Firm’s drawings and measurements shall be deemed final and Landlord and Tenant shall have no approval rights with regard thereto.  The cost of the re-measuring of the Building and Premises shall be borne by Landlord; however, if there is a second re-measuring, the costs of such second re-measurement shall be divided equally between Landlord and Tenant.   Notwithstanding the above, in no event shall the Base Rent be decreased or increased due to the re-measurement of the Premises, however, Tenant’s Pro-rata Share of High-Rise, Low-Rise and Revised Operating Expenses shall be adjusted based upon such re-measurement and shall become effective as of the Rent Commencement Date of this Lease.  Landlord and Tenant agree to promptly enter into an amendment to this Lease incorporating any changes to the provisions of this Lease as a result of such re-measurement.

ARTICLE 2 - TERM

2.1           Commencement Date.  Upon the date of full execution of this Lease by Landlord and Tenant, the Commencement Date shall be retroactive to August 1, 2004.  The last party signing this Lease agrees to deliver a fully executed original to the other party no later than three (3) business days after the date of full execution.

2.2           Term of Lease.  This Lease shall continue for a term of seventeen (17) Years, commencing August 1, 2004 and ending at 11:59 p.m., EST, on July 31, 2021 (the “Term”), unless extended pursuant to Section 2.3 and Exhibit B hereof, or unless sooner terminated pursuant to the further provisions of this Lease.

2.3           Options to Extend.  The four (4) consecutive options to extend the Term of this Lease for five (5) Years each, to be granted by Landlord to Tenant under this Lease shall be set forth in Exhibit B hereto, which Exhibit is specifically incorporated herein by reference.

2.4           Early Termination Right.  By providing no less than 12 months notice, together with payment equal to three (3) month’s Base Rent for the portion of the Premises terminated by Tenant at the then current rate, Tenant will have a one-time right at the end of the twelfth (12th) Lease Year to terminate all or a portion of the Premises; provided that, in the case of a partial termination, such partial termination is in full floor increments only, unless Tenant occupies a partial floor, in which case such termination shall apply to the entirety of any partial floor occupancy for which Tenant has elected early termination.

ARTICLE 3 – LEASE INDUCEMENT/RENT

3.1           Lease Inducement.  As an inducement for Tenant to enter into this Lease, which, among other things, extends the term of Tenant’s occupancy of the Premises, Landlord has agreed to pay to Tenant the sum of Five Million Seven Hundred Twenty Thousand and No/100 Dollars ($5,720,000.00) (the “Lease Inducement Fee”).  Landlord agrees to pay the Lease Inducement Fee to Tenant, in immediately available funds, no later than ten (10) days after the full execution hereof.

3.2           Base Rent.   Tenant agrees to pay to Landlord, as rent (“Base Rent”) for the Premises, Base Rent as set forth below:

Base Rent for Floors 1 through 9 (Low Rise floors)

Floors	Rentable Area	Period	Rental Rate*	Annual Base Rent	Monthly Base Rent
1-9	237,021	8/1/2004 -8/31/2004	$20.40	$4,835,228.40	$402,935.70
1-9	237,021	9/1/2004 -8/31/2005	$20.81	$4,932,407.01	$411,033.92
1-9	237,021	9/1/2005 -8/31/2006	$21.23	$5,031,955.83	$419,329.65
1-9	237,021	9/1/2006 -8/31/2007	$21.65	$5,131,504.65	$427,625.39
1-9	237,021	9/1/2007 -7/31/2008	$22.08	$5,233,423.68	$436,118.64
1-9	237,021	8/1/2008 - 7/31/2009	$19.25	$4,562,654.25	$380,221.19
1-9	237,021	8/1/2009 - 7/31/2021	See * Below

Base Rent for Floors 11 through 15 (High Rise floors)

Floors	Rentable Area	Period	Rental Rate*	Annual Base Rent	Monthly Base Rent
11-15	104,320	8/1/2004 - 11/30/2004	$19.10	$1,992,512.00	$166,042.67
11-15	104,320	12/1/2004 - 11/30/2005	$19.34	$2,017,548.80	$168,129.07
11-15	104,320	12/1/2005 - 11/30/2006	$19.58	$2,042,585.60	$170,215.47
11-15	104,320	12/1/2006 - 11/30/2007	$19.83	$2,068,665.60	$172,388.80
11-15	104,320	12/1/2007 - 11/30/2008	$20.08	$2,094,745.60	$174,562.13
11-15	104,320	12/1/2008 - 11/30/2009	$20.34	$2,121,868.80	$176,822.40
11-15	104,320	12/1/2009 - 11/20/2010	$20.60	$2,148,992.00	$179,082.67
11-15	104,320	11/21/2010 - 7/31/2021	See * Below

Base Rent for Basement Space

Floors	Rentable Area	Period	Rental Rate	Annual Base Rent	Monthly Base Rent
Basement	2,578	8/1/2004 - 7/31/2004	$13.00	$33,514.00	$2,792.83

*  Subject to re-measurement pursuant to section 1.5. Upon re-measurement the Rental Rate may adjust however, the Annual Base Rent Amount is fixed as stated in the above table.

Base Rent shall not be adjusted due to the re-measurement of the Premises in accordance with Section 1.5 hereof.

3.3           Base Rent Adjustment.  Commencing on August 1, 2009, Base Rent for the Low Rise floors shall equal (i) $19.25 per square foot of Rentable Area in the Low Rise floors, plus (ii) an amount equal to 1.25% of the Net Base Rent (as adjusted) in effect for the previous Lease Year (the “Base Rent Adjustment”).   Thereafter, on August 1 of each succeeding Year, annual Base Rent for the Low Rise floors shall increase by an amount equal to the Base Rent Adjustment.   Commencing on November 21, 2010, Base Rent for the High Rise floors shall be at the then applicable rental rate (i.e., as escalated) as specified above for the Low Rise floors and shall thereafter escalate on August 1 of each Year by an amount equal to the Base Rent Adjustment.  The Net Base Rent for the Lease Year commencing August 1, 2009 shall be the difference between $19.25 per square foot of Rentable Area in the Premises and the Revised Operating Expense Base per square foot of Rentable Area in the Premises.  Landlord shall provide Tenant written notice of each Base Rent Adjustment amount no later than sixty (60) days prior to the date such Base Rent Adjustment shall go into effect.  There shall be no Base Rent Adjustment for Basement Space.

3.4           Personal Property Taxes.  In addition to Base Rent, Tenant shall pay to the appropriate taxing authority(ies), prior to delinquency, all Personal Property taxes, charges, rates, duties and license fees (collectively, “Personal Property Taxes”) assessed against or levied upon Tenant's Personal Property.  Tenant shall request the appropriate taxing authority to have such Personal Property Taxes upon the Personal Property billed separately from the property of Landlord.

3.5           Definition of Rent.  Rent includes any and all payments of Base Rent and any and all taxes, fees, charges, costs, expenses, insurance obligations, late charges, and all other payments, disbursements or reimbursements (collectively “Rent”) which are attributable to, payable by or the responsibility of Tenant under this Lease.  Annual Base Rent shall be paid in twelve equal monthly installments, in advance, on the first day of each month.  Any Rent payable to Landlord by Tenant for any fractional month shall be prorated based on the actual number of days in the applicable month.  All payments owed by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America at the address specified for Landlord in the definitions section of this Lease as may be changed from time to time pursuant to Article 33.  All payments shall be paid without deduction, set-off or counterclaim, except as otherwise expressly provided in this Lease.

3.6           Late Charge.  Landlord and Tenant acknowledge that the late payment by Tenant of Rent, as applicable, or the late payment by Landlord of amounts owed to Tenant under this Lease will cause the party who was entitled to receive such payment (“Payee”) to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to fix.  Landlord and Tenant agree that if the Payee does not receive a payment within ten (10) days following the delivery by Payee of notice to the other party (“Sender”) that such payment is overdue, the overdue amount shall bear interest at the Contract Rate, from the date payment of such amount was due until Payee receives the overdue payment.  Notwithstanding the foregoing, however, in the event Sender is late and, as a result thereof, Payee delivers any such notice more than twice in any twelve (12) consecutive month period, then in each instance, if any, during the twelve (12) month period immediately following said second notice that such payment is not received on or before the date same is due, the overdue amount shall bear interest at the Contract Rate from the applicable due date until Payee receives the overdue payment, without any such ten (10) day grace period, but provided that such notice is sent to Sender within ten (10) days of the due date.  If such notice is not sent within the ten (10) day period, the late charge shall be computed at the Contract Rate from the date such notice is received by Sender.  Acceptance of the late charges by Payee shall not cure or waive a default, nor prevent Payee from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Lease or at law.  Payment of the late charge is not an alternative means of performance of Payee's obligation at the times specified in this Lease.  Payee will be liable for the late charge regardless of whether Payee's failure to pay when due constitutes a default under this Lease.

ARTICLE 4 - OPERATING EXPENSES

4.1           Tenant’s Responsibility for Operating Expenses.  Tenant shall pay as additional rent, Tenant’s Pro-rata Share of High-Rise, Low-Rise and/or Revised Operating Expenses, as applicable, as determined pursuant to this Article 4 and the provisions of Exhibits E, F and G, which are incorporated herein by reference.  Landlord and Tenant acknowledge and agree that Tenant shall not pay any High-Rise, Low-Rise or Revised Operating Expenses as set forth in this Article 4 with regard to the Basement Space.  Landlord agrees that operating expenses shall be consistently applied for and throughout the Building (i.e., Landlord’s contracts for identical services provided to each floor of the Building shall be the same and there shall be no variance in the costs to provide identical services to different floors throughout the Building).

4.2           High-Rise Operating Expenses.  During the period commencing August 1, 2004 and ending November 20, 2010, (“High-Rise Operating Expense Period”), if Landlord's High-Rise Operating Expenses exceed the High-Rise Operating Expense Base, Tenant agrees to pay as additional monthly rent for floors 11 through 15 of the Premises, Tenant's Pro-rata Share of such excess High-Rise Operating Expenses.  The term “Tenant's Pro-rata Share of such excess High-Rise Operating Expenses” means (a) the amount by which Landlord's High-Rise Operating Expenses per square foot exceed the High-Rise Operating Expense Base, multiplied by (b) the number of square feet of Rentable Area comprising floors 11 – 15 of the Premises.  Notwithstanding any contrary provision, if the Building is not fully occupied during any Calendar Year, High-Rise Operating Expenses and Tenant's additional rent based thereon shall be determined as if the Building had been 95% occupied during such Year.  The intent of the foregoing sentence is to permit Landlord to pass through to Tenant Tenant's proportional share of actual High-Rise Operating Expenses in excess of the High-Rise Operating Expense Base, but not to allow Landlord to make a profit on High-Rise Operating Expenses.  During any partial Year during the Term (such as the Year in which this Lease commences and the Year in which this Lease terminates), actual High-Rise Operating Expenses shall be adjusted as set forth above and in addition shall be annualized so that the resulting number fairly represents what actual High-Rise Operating Expenses would have been, over a twelve-month period, if the Building had been 95% occupied throughout such Calendar Year.   Landlord and Tenant acknowledge that the intent of this Section 4.2 is for Tenant to continue paying operating expenses during the High-Rise Operating Expense Period in the same manner as Tenant previously paid operating expenses under the High-Rise Lease for floors 11 through 15.

4.3           Low-Rise Operating Expenses.  During the period commencing August 1, 2004 and ending July 31, 2008 (“Low-Rise Operating Expense Period”), if Landlord's Low-Rise Operating Expenses exceed the Low-Rise Operating Expense Base, Tenant agrees to pay as additional monthly rent for floors 1 through 9 of the Premises, Tenant's Pro-rata Share of such excess Low-Rise Operating Expenses.  The term “Tenant's Pro-rata Share of such excess Low-Rise Operating Expenses” means (a) the amount by which Landlord's Low-Rise Operating Expenses per square foot exceed the Low-Rise Operating Expense Base, multiplied by (b) the number of square feet of Rentable Area comprising floors 1 – 9 of the Premises.  Notwithstanding any contrary provision, if the Building is not fully occupied during any Calendar Year, Low-Rise Operating Expenses and Tenant's additional rent based thereon shall be determined as if the Building had been 95% occupied during such Year.  The intent of the foregoing sentence is to permit Landlord to pass through to Tenant Tenant's proportional share of actual Low-Rise Operating Expenses in excess of the Low-Rise Operating Expense Base, but not to allow Landlord to make a profit on Low-Rise Operating Expenses.  During any partial Year during the Term (such as the Year in which this Lease commences and the Year in which this Lease terminates), actual Low-Rise Operating Expenses shall be adjusted as set forth above and in addition shall be annualized so that the resulting number fairly represents what actual Low-Rise Operating Expenses would have been, over a twelve-month period, if the Building had been 95% occupied throughout such Calendar Year.  Landlord and Tenant acknowledge that the intent of this Section 4.3 is for Tenant to continue paying operating expenses during the Low-Rise Operating Expense Period in the same manner as Tenant previously paid operating expenses under the Low-Rise Lease for floors 1 through 9.

4.4           Revised Operating Expenses.  Commencing August 1, 2009 (with respect to the Low Rise Operating Expenses) and commencing November 21, 2011 (with respect to the High Rise Operating Expenses) and continuing thereafter throughout the remainder of the Term (“Revised Operating Expense Period”), if Landlord's Revised Operating Expenses exceed the Revised Base Expense Rate, Tenant agrees to pay as additional monthly rent for the entire Premises, Tenant's Pro-rata Share of such excess Revised Operating Expenses.  The term “Tenant's share of such excess Revised Operating Expenses” means (a) the amount by which Landlord's Revised Operating Expenses per square foot exceed the Revised Base Expense Rate, multiplied by (b) the number of square feet of Rentable Area in the Premises.  Notwithstanding any contrary provision, if the Building is not fully occupied during any Calendar Year, Revised Operating Expenses and Tenant's additional rent based thereon shall be determined as if the Building had been 95% occupied during such Year.  The intent of the foregoing sentence is to permit Landlord to pass through to Tenant Tenant's proportional share of actual Revised Operating Expenses in excess of the Revised Base Expense Rate, but not to allow Landlord to make a profit on Revised Operating Expenses.  During any partial Year during the Term (such as the Year in which this Lease commences and the Year in which this Lease terminates), actual Revised Operating Expenses shall be adjusted as set forth above and in addition shall be annualized so that the resulting number fairly represents what actual Revised Operating Expenses would have been, over a twelve-month period, if the Building had been 95% occupied throughout such Calendar Year.  Landlord and Tenant acknowledge that it is the parties’ intent that during the Revised Operating Expense Period, Tenant will pay additional rent with regard to the applicable portions of the Premises based upon the Revised Operating Expenses rather than being based upon the operating expense language set forth in the High-Rise and Low-Rise Leases as more particularly described in Sections 4.2 and 4.3 above.

4.5          Gross-Up.  For the purposes of the “gross-up” provisions contained in Sections 4.2, 4.3 and 4.4 hereof, Landlord shall only increase High-Rise, Low-Rise and Revised Operating Expenses which by their nature vary based on the occupancy of the Building.  Landlord will not increase those High-Rise, Low-Rise and Revised Operating Expenses which by their nature are fixed independently of the level of occupancy of the Building.

4.6          Procedure for Payment of Operating Expense Adjustments.  Tenant shall pay Tenant's Pro-rata Share of High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses as follows:

(a)           By July 1st of each Calendar Year, Landlord shall provide to Tenant a written notice of Landlord’s reasonable estimate of the amount Tenant shall owe on a monthly basis for High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, for the next succeeding full or partial Calendar Year of the Term for Tenant’s review and comment.  Landlord’s notice shall include an itemized statement (“Budget”), showing in reasonable detail the following:  (i) the estimated amount of High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, (ii) Tenant’s Pro-rata Share of estimated High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, (iii) the estimated amount for each major category of expense that is expected to be included in High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, including, without limitation, any items that constitute capital expenditures in accordance with this Lease and the amount thereof to be amortized during such Calendar Year, (iv) the estimated rates to be charged by Landlord for above standard services for the Project; (v) the actual amounts for all such items for the prior Calendar Year.  It is understood and agreed by Landlord and Tenant that the High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, shall be estimated on a reasonable good faith basis taking into consideration, among other things, the actual High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, for the then current Calendar Year, a good faith estimate of the rate of cost increases during the then current Calendar Year, the actual known prospective increases to each item in the Budget and a good faith estimate for contingencies for the next succeeding Calendar Year.  Tenant may disapprove any portion of a proposed Budget only if such portion of the Budget fails to reflect the reasonable and necessary High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, to operate, repair and maintain the Project in conformity with the requirements of this Lease and in accordance with the accepted principles of sound management practices as applied to the operation, repair and maintenance of comparable buildings in Uptown Charlotte, North Carolina.  If Tenant disapproves a portion of a proposed Budget, Tenant shall so notify Landlord in writing within thirty (30) days of Tenant’s receipt of a proposed Budget, which notification shall state, in reasonable detail, the item or items of the proposed Budget disapproved by Tenant and the basis for such disapproval.  Landlord and Tenant shall negotiate in good faith to resolve any differences concerning any proposed Budget.  Landlord shall deliver to Tenant the proposed final Budget for the next succeeding Calendar Year on or before November 1 of each Calendar Year.  Tenant shall pay such estimated amounts during the applicable Calendar Year, in equal monthly installments, on or before the first day of each calendar month, together with Tenant's installment payment of Base Rent.

(b)           Within one hundred twenty (120) days after the end of each Calendar Year, or as soon thereafter as practicable, Landlord shall provide a statement itemized on a line item by line item basis (the “Year-End Statement”) to Tenant showing:  (i) the amount of actual High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, for such Calendar Year; and (ii) any amount paid by Tenant toward High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, during such Calendar Year on an estimated basis .

(c)           If the Year-End Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, for such Year, Tenant shall pay the difference.  Tenant shall make such payment within forty-five (45) days after Landlord sends the Year-End Statement.

(d)           If the Year-End Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, Tenant shall receive a refund or credit (at Tenant's election, unless this Lease has terminated, in which case a refund shall be paid to Tenant within thirty (30) days of demand by Tenant) of such difference against payments of High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, next due.  If the Term shall have expired and no further High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, shall be due, Tenant shall receive a refund of such difference within thirty (30) days after Landlord sends the Year-End Statement.  Provided, however, Landlord shall be entitled to offset any amounts due Tenant under this subparagraph against any amounts as to which Tenant is in default to Landlord at the time such credit or refund is determined.

(e)           No delay by Landlord in providing the Year-End Statement shall be deemed a default by Landlord but Landlord shall be prohibited from billing Tenant for any High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, more than one (1) Year from the date Landlord incurred such High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, and any such failure to timely bill Tenant shall be deemed a waiver of Landlord's right to require payment of Tenant's obligations for any such High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable.  Any High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, which remain unbilled or which have been billed but, due to legitimate disputes, remain unpaid at the time of conveyance of the Project or any portion thereof which is the subject of such conveyance shall not transfer to any grantee of the Project or portion thereof; however, this sentence shall not prohibit billing within the one (1) Year period by the Landlord which incurred such expenses prior to the sale or conveyance, or in the event of foreclosure or deed in lieu of foreclosure, by a lender to whom this Lease is subordinate and to whom the Landlord which incurred the expenses has assigned its rights to collect same.

(f)           If Tenant's obligation to pay High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses commences other than on January 1, or ends other than on December 31, Tenant's obligation to pay estimated and actual amounts toward High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, for such first or final Calendar Years shall be prorated to reflect the portion of such Years included within the period for which Tenant is obligated to pay High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable.  Such proration shall be made by multiplying the total estimated or actual (as the case may be) High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, for such Calendar Years by a fraction, the numerator of which shall be the number of days within the period for which Tenant is obligated to pay High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, during such Calendar Year, and the denominator of which shall be the total number of days in such Calendar Year.

4.7           Review of Operating Expenses.  The books, records and all information pertaining to High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses shall once each Year be reviewed to prepare a Year-End Statement pursuant to Section 4.6 and (if applicable) determine the proper amount of Tenant's and all other tenants' pro-rata shares, and which expenses shall be included in High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses.  At Tenant’s option, Tenant may, upon reasonable prior notice during regular business hours, elect to perform an audit of Landlord’s books and records pertaining to the Project (“Independent Determination”); provided, however, that Tenant may only perform one audit per Calendar Year and cannot audit any Calendar Year previously audited by Tenant.   Such firm shall be instructed to review all appropriate leases, books and records, allocate costs and expenses to High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, to the extent required by this Lease, and issue the appropriate estimated and actual Year-End Statement(s).  The results of each Year-End Statement (pursuant to Section 4.6) shall be delivered simultaneously to Landlord and Tenant.  If Tenant's audit shall disclose an overpayment or an underpayment of the High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, as applicable, for such Calendar Year covered by the Year-End Statement(s), then, unless Landlord disputes the correctness of such audit, Tenant shall pay the amount of such underpayment or shall be credited for the amount of such overpayment, as the case may be.  Any such audit shall be at Tenant's expense, provided, however, that if such audit shall disclose an overpayment by Tenant for any Calendar Year covered by the Year-End Statement(s) in excess of four percent (4%), the costs of such audit shall be paid by Landlord.  Landlord may dispute the results of Tenant's audit by referring the dispute to binding arbitration in accordance with the rules of a nationally recognized arbitration association (i.e., JAMS) within forty-five (45) days after receipt of Tenant's audit.  If one party is solely successful in arbitration, the non-successful party shall bear the costs of arbitration; otherwise, such costs are to be divided equally between the parties.  Each party shall bear its own attorney's fees and expenses.  Landlord shall be required to maintain records of all High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses for a period of no less than three (3) Years.

4.8           Tax Protests.  Landlord shall pay all taxes, assessments and other governmental charges when due and payable and prior to the time any penalty or interest may be charged in respect of the nonpayment thereof, and shall obtain receipted tax bills for such payments.  Landlord, may, however, petition for reduction of the assessed valuation of the Building and/or the Project, claim a refund of taxes or otherwise challenge the validity, amount or applicability of any tax, assessment or other similar governmental charge (“Tax Protest”).  In addition to Landlord’s right to pursue any such Tax Protest, Tenant shall have the right to provide Landlord written notice requesting that Landlord initiate a Tax Protest, whereafter Landlord shall be obligated to initiate and pursue such Tax Protest.  Any refund of any tax, assessment or governmental charge received by Landlord pursuant to any Tax Protest (after any reimbursement of Tenant’s costs if provided hereinabove) shall, to the extent of Tenant’s Pro-rata Share thereof, be credited against the next installments of Rent or Tenant’s High-Rise Operating Expenses, Low-Rise Operating Expenses or Revised Operating Expenses due hereunder.

4.9           Limitation on Ad Valorem Tax Increases.  Except that this provision shall not be applicable to any increased real estate taxes due to Landlord’s initial purchase of the Building, Tenant shall not be obligated to pay any increase in real estate taxes for the first five (5) Years immediately following the sale of the Building by Landlord or any subsequent owner of the Building during the Term as may be extended.

4.10           Limitation on Capital Improvements.  Notwithstanding any provisions to the contrary contained herein, and in addition to the limitations set forth in Section 10.2 of this Lease, Landlord shall not incur capital expenditures which individually or in the aggregate exceed One Hundred Thousand Dollars ($100,000.00) in any 365 day period without providing Tenant with not less than forty-five (45) days prior written notice, which notice shall include (a) a statement of estimated costs, and (b) written justification for the necessity of such expenditures.  Tenant may object to such expenditures within such forty-five (45) day period and (i) request that Landlord investigate and provide alternatives such as repair or refurbishment of existing improvements or lower cost suppliers or equipment; or (ii) challenge the necessity of such expenditures.  Upon receiving notice of Tenant’s objection, Landlord may either address Tenant’s objections and submit another written notice to Tenant as required by this paragraph, make the expenditures, or defer the expenditures, but in the event Landlord makes the expenditures over Tenant’s objection, no portion of the expenditures which causes the $100,000.00 limit to be exceeded shall be passed through to Tenant as High-Rise Operating Expenses, Low-Rise Operating Expenses or Revised Operating Expenses (as applicable) hereunder.  Additionally, the Required Capital Improvements described in Section 10.2 hereof shall not be passed through to Tenant except as expressly permitted by such Section.

ARTICLE 5 - USE

5.1           Permitted Use.  Tenant or its assignees or sublessees may use the Premises for any legally permitted uses, including, but not limited to, accounting, consulting, administrative, communications, clerical, drafting, engineering, legal, professional, purchasing, data processing, printing, print shop operations, food service, employee vending and sales office purposes and for all activities normally incidental thereto.  Landlord agrees that all of the uses currently in place by Tenant are acceptable under this Lease.  Landlord acknowledges that Tenant is currently operating 24 hours a day, 7 days a week in a portion of the Premises.  Tenant shall continue to have the right to operate 24 hours a day, 7 days a week and will pay for the required additional services such as electricity, HVAC, janitorial supplies, etc. at their actual cost, without mark-up by the Landlord.

5.2           Exclusivity.  During the Term of this Lease (as it may be extended) Landlord shall not (i) use, lease or permit (including signage) any area within the Building or the Project to be used by anyone other than Tenant for “banking purposes,” which shall include general office uses and facilities for receiving deposits or making loans to the general public, whether done by a state bank, national bank, savings and loan association, credit union or other entity, whether by walk-up or drive-in teller facility, lending office, or automated teller machine or otherwise; or (ii) use, lease, or permit any area in the Building or the Project to be used for other than a first class use, consistent with the image required by Tenant for marketing Tenant’s banking operations, without Tenant’s prior written approval.

5.3           Restriction on Use.  Except for any requirements of Landlord applicable to the Base Building, and except as specifically provided pursuant to Article 10 hereof, with respect to Landlord’s obligations, Tenant shall comply with all Applicable Laws affecting the Premises, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order of the fire marshall or similar governmental body or certificate of occupancy issued pursuant to any Applicable Laws, which affect the use or occupancy of the Premises, including, but not limited to, any requirements of structural changes related to or affected by Tenant's acts, occupancy or use of the Premises and which first become requirements after the Commencement Date.  All costs of any such compliance which is necessitated by Tenant's particular use and occupancy of the Premises shall be paid by Tenant; all other costs of any such compliance shall be paid by Landlord and, to the extent expressly provided for in this Lease, included in High-Rise Operating Expenses, Low-Rise Operating Expenses or Revised Operating Expenses (as applicable), and Tenant shall, except to the extent expressly provided otherwise in this Lease, bear and pay Tenant's Pro-rata Share thereof.

5.4           Common Areas.  Tenant, its employees and invitees shall have the non-exclusive right to use the Common Areas as constituted for general use of occupants of the Building from time to time, such use to be in common with Landlord, other tenants of the Project and other persons.  Additionally, Landlord agrees that Tenant shall have the right to use the Common Areas for special events in accordance with Exhibit L attached hereto and incorporated herein by reference.

5.5           Use of Building Shafts and Conduits.  Tenant shall have the right, at no additional charge, in common with other tenants of the Building, to use Tenant’s Pro-rata Share of Building shafts or conduits between Tenant’s Premises and other parts of the Building (including the roof) for the installation and maintenance of new or existing conduits, cables, ducts, pipes and other devices for communications, data processing devices, supplementary heating, ventilating and air conditioning and other facilities consistent with Tenant’s use of the Premises and other portions of the Building.

5.6           Freight/Receiving.   Landlord and Tenant acknowledge that Tenant currently has one (1) loading dock dedicated for Tenant’s exclusive use.  Tenant shall continue to have the exclusive use of said dedicated loading dock during the Term of this Lease at no additional cost to Tenant; provided, however, that Tenant shall pay Tenant’s Pro-rata share of expenses associated with the loading dock and receiving area as part of High-Rise, Low-Rise and Revised Operating Expenses.  Landlord shall provide a dock master to supervise and control the loading dock and receiving area and shall enforce the exclusive use of Tenant’s dedicated loading dock by restricting anyone other than Tenant from the use thereof.

ARTICLE 6 – ATM INSTALLATION

6.1           Existing ATM.  Landlord and Tenant acknowledge that Tenant currently operates an ATM in the lobby of the Building.   Tenant shall continue to have the right during the Term of this Lease to operate the existing ATM in its current location at no additional charge to Tenant.

6.2           Additional ATMs.  Landlord hereby agrees to permit Tenant, at Tenant’s sole cost and expense, the exclusive right to install free-standing automated teller machines in locations approved by Landlord, at Tenant’s sole cost and expense and subject to the following terms and conditions:

(a)           Thirty days prior to commencing any work with respect to the installation of an ATM, Tenant shall submit to Landlord plans and specifications in such detail as Landlord may reasonably request describing the work that Tenant proposes to do with respect to such installation (hereinafter collectively referred to as the “ATM Improvements”).  Tenant shall not commence any work until Landlord has approved in writing the plans and specifications for the ATM (including, without limitation, approval of the general aesthetics and lighting).  Thereafter, Tenant, at its sole cost and expense, shall cause the ATM (including all architecture, design, engineering and construction associated therewith) to be completed, in a good and workmanlike manner and in accordance with the plans and specifications approved by Landlord.

(b)           Tenant shall maintain all ATMs, including all equipment and signage associated therewith, in good condition and repair.  Upon the expiration of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove any ATM Improvements and repair any damage to the Building or Common Areas caused by the installation or removal of any such items, and such repairs shall include returning any Building walls, flooring, ceilings, etc. disturbed by the ATM installation to its prior condition, normal wear and tear excepted.

(c)           Tenant shall be responsible, at Tenant’s sole cost and expense, for ensuring that the installation, operation and removal of the ATMs are performed in accordance with all  Applicable Laws.

(d)           Tenant shall not be required to pay Rent with regard to any additional ATMs installed in the Building pursuant to this Article 6.

(e)           Tenant shall be responsible for the payment of all utilities servicing Tenant’s ATMs installed or currently existing in the Building; provided that Landlord installs (at Landlord’s cost) a metering system or similar device to measure the amount of Building utilities consumed or used by Tenant’s ATMs.

ARTICLE 7 - ALTERATIONS AND ADDITIONS

7.1           Tenant's Rights to Make Alterations.  Tenant, at its sole cost and expense, shall have the right to make Alterations (as hereinbelow defined) on or about the Premises.  In no event will Tenant have any obligation to remove any such Alterations.  In the event any Alterations by Tenant result in the requirement that Landlord must make any repairs, modifications and/or improvements in the Common Areas of the Project or in any other space in the Building, and provided that Landlord has first furnished to Tenant written notice of the cost of such repairs and afforded Tenant a reasonable opportunity to perform such repairs itself, then Tenant shall be responsible for the entire cost thereof incurred by Landlord, which costs shall be payable by Tenant to Landlord promptly upon demand.  Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to obtain Landlord's prior consent with respect to any Alterations performed within the Premises by Tenant.  All Alterations shall be made in conformity with the requirements of Section 7.2 below.  Once the Alterations have been completed, such Alterations shall thereafter also be included in the designation of “Tenant Improvements,” under the applicable provisions of this Lease.

7.2           Installation of Alterations.  Any Alterations installed by Tenant during the Term, shall be done in strict compliance with all of the following:

(a)           Prior to beginning Tenant’s work, if Alterations could reasonably be expected to adversely impact Building Systems or structure, Tenant shall furnish to Landlord (i) certificates of insurance from a company or companies reasonably acceptable to Landlord, covering Tenant's contractor, for combined single limit bodily injury and property damage insurance covering comprehensive general liability and automobile liability, in an amount not less than Two Million Dollars ($2,000,000) per occurrence and endorsed to show Landlord and any agents of Landlord reasonably designated by Landlord in writing as additional insureds, and for workers' compensation as required by North Carolina law (provided, however, nothing in this Section 7.2(a) shall release Tenant of its other insurance obligations hereunder); and (ii) detailed plans and specifications for such work to the extent reasonably required; and

(b)           All such work shall be done in a first-class workmanlike manner and in conformity with a valid building permit and/or all other permits or licenses when and where required, copies of which shall be furnished to Landlord before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not done in a first-class workmanlike manner, shall be promptly replaced and corrected at Tenant's expense.  Landlord's approval or consent to any such work shall not impose any liability upon Landlord.  No work shall proceed until and unless Landlord has received at least ten (10) days' notice that such work is to commence including a commercially reasonable description of the work to be performed including drawings and specifications when necessary.

7.3           Tenant Improvements - Treatment at End of Lease.  All Alterations and any Tenant Improvements made by or for Tenant, which are permanent in character and permanently attached to the Building Structure, whether by Landlord or Tenant, shall be Landlord's property, and shall be surrendered to Landlord in good condition, reasonable wear and tear and damage by casualty excepted, upon expiration of the Term or termination of this Lease without compensation to Tenant; provided however, that all of Tenant's Personal Property, including moveable furniture, trade fixtures, and equipment not attached to the Building or the Premises or which, although attached, can be removed without compromising Building Structure or Building Systems, may be removed by Tenant prior to the expiration of the Term.  Notwithstanding the above and foregoing, Tenant expressly reserves the right, but not the obligation, to remove all reusable communications lines, communications equipment including but not limited to cabling, roof antennas and dishes, monitoring or security equipment, conveyor systems and shelving installed by Tenant or by Landlord on behalf of Tenant and all public art installed by Tenant or at Tenant’s cost.  If Tenant elects to establish a retail banking center within the Premises, all night depositories, teller counters, automatic teller machines, undercounter steel, vault and/or vault doors may, at Tenant’s election, be removed by Tenant at the expiration or termination of the Lease Term.  Provided, however, that Tenant shall repair all damage caused by such removal prior to the expiration of the Term, and provided further, that any of Tenant's Personal Property not so removed shall, at the option of Landlord, if not removed by Tenant within thirty (30) business days of receipt of notice from Landlord requesting such removal, automatically become the property of Landlord upon the expiration or termination of this Lease.  Thereafter, Landlord may retain or dispose of in any manner (at Tenant’s expense) the Personal Property not so removed.  All costs and expenses incurred by Landlord in disposing of any such Personal Property shall be promptly reimbursed to Landlord by Tenant.  This obligation of Tenant shall survive the expiration or termination of this Lease.

ARTICLE 8 - TENANT'S REPAIRS

8.1           Obligation to Repair.  Tenant shall, at Tenant's sole cost and expense, keep the Premises (other than the Building Structure and the Building Systems) in good repair and condition at all times during the Term.  All damage, injury or breakage to any part or portion of the Premises caused by the willful or negligent act or omission of Tenant or Tenant's employees, agents, contractors, subcontractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively, “Tenant's Employees”) shall be repaired by Tenant, at Tenant's sole cost and expense, to the reasonable satisfaction of Landlord; provided, however, that Tenant shall be entitled to receive reimbursement for such expense to the extent that the cost of any such repair is covered by insurance obtained or required to be obtained by Landlord as part of High-Rise Operating Expenses, Low-Rise Operating Expenses or Revised Operating Expenses, as applicable.  Landlord may make any repairs which are not made by Tenant within a reasonable amount of time following receipt by Tenant of written notice from Landlord requesting that Tenant fulfill its repair obligation (except in the case of emergency when such repairs can be made immediately), and charge Tenant for the actual cost of such repairs.

8.2           Right to Repair.  Notwithstanding any provision set forth in this Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to or of any portion of the Building Structure and/or the Building Systems) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to undertake and prosecute to completion such repair or maintenance within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than twenty-one (21) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) days' notice to Landlord specifying that Tenant is taking such required action (provided, however, that such additional notice shall not be required in the event of an emergency), and if such action was required under the terms of this Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Contract Rate.  Furthermore, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably detailed itemization of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice.  If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord.  If Tenant prevails in the litigation, Tenant shall be entitled to reimbursement of its attorney’s fees and court costs, together with interest at the Contract Rate (from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys' fees and related costs), if not paid by Landlord promptly following such award, may be deducted by Tenant from the rents next due and owing under this Lease.

ARTICLE 9 - NO LIENS BY TENANT

Tenant shall at all times keep the Premises and the Building free from any liens arising out of any work performed or allegedly performed, materials furnished or allegedly furnished or obligations incurred by or for Tenant except any work performed by Landlord pursuant to this Lease.  Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for mechanics', materialmen's or other liens in connection with any Alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Tenant.

ARTICLE 10 - LANDLORD'S REPAIRS

10.1          Scope of Landlord's Repairs.  Landlord shall, subject to Tenant's repair obligations set forth in this Lease, maintain and operate the Building and Project in a first class manner, keep the Building Structure and the Building Systems in first class condition and repair, maintain a safe and healthful environment in the Building and Project, and operate, maintain, and provide services and security to the Building at a first class level of service which is consistent with or superior to services provided in other first class buildings in Charlotte, North Carolina, and maintained to a standard which is not less than that provided in buildings commonly defined in the industry as “Class A” and the cost of which (except for certain capital improvements and repairs, as more specifically set forth in Sections 4.10 and 10.2) shall be included in High-Rise Operating Expenses, Low-Rise Operating Expenses or Revised Operating Expenses, as applicable.  Landlord shall maintain and repair the Building Structure and the Building Systems, the Parking Garage and Ivey’s Parking Deck and the public and Common Areas of the Project as the same may exist from time to time (including therein any latent defects in the Building). In no event shall any payments owed by Tenant under this Lease be abated, nor shall Landlord have any liability for interruption or interference in Tenant's business, on account of Landlord's failure to make repairs under this Article 10 except as otherwise expressly set forth in Articles 14 and 15.  The cost of any above standard work orders completed by Landlord at request of Tenant shall be billed to Tenant at Landlord’s actual cost, without mark-up.

10.2          Required Capital Improvements.  As a further inducement to Tenant to enter into this Lease, Landlord has agreed to cause the following Base Building improvements to be installed at Landlord's sole cost, which cost shall not be included in High-Rise Operating Expenses, Low-Rise Operating Expenses or Revised Operating Expenses except to the extent specifically set forth below.

(a)           Prior to the end of the first Lease Year, Landlord shall replace the following equipment that has reached the end of its useful life:  one (1) British Thermal Unit (BTU) meter monitoring the penthouse chilled water system and one (1) EMON-DEMON electrical meter monitoring the electrical usage on the second floor, with current technology to provide accurate monitoring of equipment.

(b)           Prior to the end of the third Lease Year, Landlord shall replace the elevator controls that are original to the Building.

(c)           Prior to the end of the fifth Lease Year, Landlord shall replace the chillers and cooling tower that are original equipment to the Building.

(d)           Prior to the end of the fifth Lease Year, Landlord shall replace all two lamp fluorescent light fixtures in the Premises with energy efficient three lamp fixtures.  The first floors to receive this upgrade shall be floors two through five.  Light fixtures shall become Building standard and Landlord will not charge Tenant for replacement of lamps or ballasts.  During and after the replacement period, all existing ceiling lights and ballasts, without exception, will be considered Building standard and Landlord will not charge Tenant for replacement of any lamp or ballast, except lights in work stations or desk lamps.

(e)           Tenant may request that Landlord replace the roof not less than five (5) Years after the Commencement Date if warranted by the age and condition of the current roof, as determined by a professional inspection by a contractor of Tenant's choice.

(f)           Landlord shall confirm that the Landlord Upgrades defined as such in Exhibit A of the Third Amendment to the High-Rise Lease have been completed as required therein, and if such Landlord Upgrades have not been completed, Landlord shall cause such to be completed prior to the end of the first Lease Year.

The Base Building Upgrades outlined above shall not be passed through to Tenant as part of High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, pursuant to either the Prior Leases or this Lease, except to the extent such Base Building Upgrades result in a reduction of High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses, in which case, Tenant shall pay the annual straight line amortization of the portion of such costs which results in High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses savings over the useful life thereof with interest at the Contract Rate.

10.3          Landlord's Right of Entry to Make Repairs.  Landlord and Landlord's Employees shall have the right to enter the Premises at all reasonable times for the purpose of making any alterations, additions, improvements or repairs to the Premises or the Building which Landlord is required to or may perform under this Lease.  Landlord shall give reasonable notice to Tenant of Landlord's intent to enter the Premises and effect repairs, except, however, in an emergency situation, in which case no prior notice shall be required.  Absent an emergency, Landlord shall conduct and schedule such entry and its activities within the Premises after Tenant’s normal business hours and in a manner which will attempt in good faith to minimize any interruption or interference with Tenant's business operations within the Premises.

10.4         Building Structure and Building Systems.  Landlord agrees that at all times it will maintain the structural portions of the Building, Parking Garage, Ivey’s Parking Deck and plazas including the foundation, floor slabs, ceilings, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking garage, stairwells, escalators, elevator cabs, plazas, washrooms, mechanical, electrical and telephone closets, and all Common Areas and public areas (collectively, “Building Structure”) and the mechanical, electrical, life safety, security, plumbing, sprinkler systems (connected to the core) and HVAC systems (including primary and secondary loops connected to the core) (“Building Systems”) in first class condition and repair and shall operate the Building as a first class office building.  Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Building Structure and/or the Building Systems except and to the extent required because of Tenant's use of the Premises for other than normal and customary business office operations.

10.5         ADA.  Landlord shall be responsible for making all alterations and repairs within the Common Areas of the Building and Project, including restrooms on floor(s) where Tenant is a full floor tenant, necessary to comply with the ADA as currently in effect and interpreted.  Landlord agrees that all alterations, repairs and improvements to the Common Areas of the Building and Project, as the same may exist from time to time, made after the Commencement Date shall comply with the ADA.

ARTICLE 11 - BUILDING SERVICES

11.1         Standard Building Services.  Landlord shall furnish the Premises with the standard Building services and utilities (collectively, the “Services”) as set forth in the attached Exhibit I.

11.2         Additional Services.  Tenant agrees to pay within thirty (30) days following Landlord's demand therefore all actual, reasonable and documented costs incurred by Landlord from time to time in providing all Services supplied to or used by Tenant in excess of or in addition to those Services which Landlord agrees to provide to Tenant in accordance with Exhibit I (said excess and additional Services are referred to as “Additional Services”).  Landlord shall provide to Tenant, upon request by Tenant, Additional Services requested by Tenant to the extent same can be provided by the Building Systems.  Landlord shall charge Tenant, and Tenant shall pay Landlord, for such Additional Services, an amount equal to the actual out-of-pocket incremental extra costs to Landlord to provide such Additional Services, without markup for profit, overhead, depreciation or administrative costs.  All costs shall be prorated among all tenants (if applicable) then requesting comparable Additional Services during such time periods.  Such Additional Services shall be available upon demand to Landlord's Building management by an authorized representative of Tenant.  In the event Tenant desires to contest any charges for Additional Services levied by Landlord under this Section 11.2, Tenant may have Landlord install in the Premises, if Landlord has not previously done so, a switch and/or metering system.  The cost of any such switch and/or metering system shall be paid for by Landlord.  Unless it is determined from the switch and/or metering system that the charges for Additional Services levied by Landlord were unreasonable in relation to Tenant's actual use of the Additional Services, Tenant agrees to pay Landlord, within forty-five (45) days following Landlord's demand therefore, for the actual, reasonable and documented costs of all such Additional Services consumed as shown by said meters, at the rates charged for such services by the local public or private utility furnishing the same, if applicable.  If Tenant needs Additional Services and same may not be provided by Landlord's utilization of the existing Building Systems, Tenant, at Tenant's sole expense and conditioned upon the prior written consent of Landlord, which consent shall not be withheld or delayed, may install such additional equipment it needs to obtain such Additional Services, and Landlord shall allow Tenant the right to install such equipment in portions of the Premises or the Building that are reasonably necessary for such installation and use.

Notwithstanding the above, Landlord and Tenant have agreed to the following schedule regarding above standard cleaning supplies for floors two (2) through five (5):

(a)
Landlord shall pay for the first (1st) shift janitorial supplies provided to Tenant and Tenant will pay Tenant’s Pro-rata Share of this expense through High-Rise, Low-Rise and Revised Operating Expenses.

(b)	Second (2nd) and third (3rd) shift supplies will be billed to Tenant directly as above standard cleaning service in a detailed invoice without mark-up.

11.3        Tenant's Right to Elect Service Provider.  To the extent more than one provider of any given utility is available, and to the extent permitted by Applicable Law, Tenant shall have the absolute right, from time to time, to select the provider(s) of utilities to the Project and/or Tenant’s Premises within the Project.  Additionally, Tenant shall have the right, in its sole discretion, to approve any contracts for provision of utility services that are longer than one (1) Year in duration.

11.4        Meters and Sub-meters.  Landlord agrees that Tenant shall pay for sub-metered electricity at the same tariff rate that the Landlord purchases electricity.  If Landlord purchases electricity from a private provider, the rate the Tenant pays shall not exceed the public utility’s rate.  Tenant shall have the right to request a usage survey and calibration test every two (2) years on any sub-meters measuring electricity provided to the Premises.

ARTICLE 12 - ASSIGNMENT AND SUBLETTING

12.1        Rights of Assignment and Sublease. Tenant shall not sublet the Premises or any part thereof, or assign this Lease, without the prior written consent of Landlord, which shall be obtained pursuant to the procedures set forth in Section 12.2 below; provided, however, that Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet the Premises or any portion of the Premises to any Affiliate of Tenant, any corporation that acquires substantially all of the assets of Tenant, any corporation into which Tenant is merged and any corporation resulting from a consolidation of Tenant with some other corporation.  Landlord shall not unreasonably withhold or delay Landlord’s consent to any proposed subletting or assignment.  Tenant shall not have the right to sublet the Premises or any part thereof, or assign this Lease, to an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building.  Tenant shall have the absolute right to retain any profits resulting from any sublease or assignment of its rights hereunder. If requested by Tenant in writing, Landlord agrees to require the property manager for the Project to bill, directly to each subtenant, such subtenant’s pro-rata share of High-Rise Operating Expenses, Low-Rise Operating Expenses and Revised Operating Expenses.

12.2        Consent to Assignment or Sublease.   If Tenant requests Landlord's consent to an assignment of this Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord, in writing, at least twenty (20) days prior to the date on which Tenant desires such sublease or assignment to become effective, (i) the name of the proposed assignee or sublessee, (ii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises, and (iv) the proposed commencement date, term, and rentable square feet of the assignment or sublease.  No later than twenty (20) days after Landlord’s receipt of Tenant’s notice, Landlord shall provide Tenant written notice of its approval or disapproval.  In the event Landlord disapproves of such assignment or sublease, Landlord shall provide Tenant a detailed explanation of the grounds upon which Landlord has made its determination.  If Landlord does not provide written notice of approval or disapproval prior to the expiration of such twenty (20) day period, then Landlord shall be deemed to have approved the assignment or sublease set forth in Tenant’s notice. Tenant shall deliver a copy of any assignment or sublease to Landlord promptly upon full execution thereof.

12.3         Landlord’s Right of Recapture.  In the event Tenant requests Landlord’s consent to assign the Lease or sublease a full floor or more of the Premises for a period of time that is coterminous with the Lease Term (including any exercised Renewal Term(s)), Landlord shall have the right to recapture the Premises or portion thereof proposed to be sublet or assigned (the “Recapture Space”).  Landlord shall have no recapture rights with regard to (i) the sublease of less than a full floor, (ii) any sublease or assignment that is for a term expiring prior to the natural expiration date of this Lease, as extended pursuant to any exercised Renewal Term(s), or (iii) any sublease or assignment to an Affiliate of Tenant, any corporation that acquires substantially all of the assets of Tenant, any corporation into which Tenant is merged and any corporation resulting from a consolidation of Tenant with some other corporation.  Landlord shall have a period of fifteen (15) days following receipt of a notice from Tenant of its intent to sublet or assign the Recapture Space, to exercise Landlord's right to recapture the Recapture Space.  Landlord shall exercise its right to recapture the Recapture Space by providing written notice to Tenant prior to the expiration of the aforesaid fifteen (15) day period.  If Tenant does not receive a notice from Landlord exercising its recapture rights set forth herein within such fifteen (15) day period, then Landlord shall be deemed to have waived Landlord’s right to recapture the Recapture Space.  In the event Landlord exercises its right to recapture the Recapture Space, Tenant shall have a period of ninety (90) days (or the date upon which the assignment or sublet was proposed to begin, whichever is greater) to surrender the Recapture Space to Landlord in accordance with the terms and conditions of Section 21.1.  Upon Tenant’s surrender of the Premises, (i) Tenant shall be released from its obligations under this Lease for the remainder of the Term (including any exercised Renewal Term(s)) as they relate to the Recapture Space only, including, without limitation, Tenant’s obligation to pay Base Rent and Tenant’s Pro-rata Share of High-Rise, Low-Rise and Revised Operating Expenses as they relate to Recapture Space only, and (ii) Landlord shall pay all leasing commissions, tenant improvement allowances and other costs associated with re-leasing the Recapture Space and all costs associated with demising the Recapture Space for separate occupancy.  Landlord shall be required to separately demise the Recapture Space from the remainder of the Premises, if not already separately demised, and shall accomplish same with minimal disturbance to Tenant.  Landlord shall coordinate its activities with Tenant.

12.4         Landlord's Right to Assign.  Landlord shall have the right to sell, encumber, convey, transfer, and/or assign any of its rights and obligations under this Lease to any entity which acquires Landlord’s interest in the Project and the Property, subject to the further provisions of Exhibit K, which is attached hereto and incorporated herein by reference.

12.5         Occupancy By Others.  Tenant may allow any person or company which is a client of Tenant or which is providing services to Tenant or one of Tenant's clients to occupy certain portions of the Premises without Landlord’s consent and without such occupancy being deemed an assignment or subleasing as long as such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 12.  Any such occupancy shall not survive the expiration or termination of this Lease.

ARTICLE 13 - INDEMNIFICATION; INSURANCE

13.1         Indemnification.  Tenant shall at its expense defend, indemnify, and hold Landlord and Landlord's agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees (collectively “Landlord's Employees”) harmless from and against any and all claims, arising out of or in connection with Tenant's use of the Premises, the conduct of Tenant's business, any activity, work or things done, permitted or allowed by Tenant in the Premises, including the installation of Alterations and Tenant Improvements.  Notwithstanding any provisions of Articles 13 and 14 to the contrary, Tenant shall not be required to indemnify and hold Landlord and Landlord's Employees harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively “Indemnity Claims”), to any person, property or entity resulting from the acts or omissions or willful misconduct of Landlord or its agents, contractors, servants, employees or licensees, in connection with Landlord's activities in the Premises or the Project (except for damage to the Tenant Improvements and Tenant's Personal Property in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease) or the Premises, and Landlord hereby so indemnifies and holds Tenant harmless from any such Indemnity Claims, including but not limited to Indemnity Claims arising from any noncompliance of the Premises and/or the Project with any laws relating to disabled access or Indemnity Claims arising from the presence in the Premises, the Building and/or the Property of hazardous substances (except to the extent such hazardous substances were placed in or on the Premises, the Building and/or the Property by Tenant or by Tenant's Employees or noncompliance was created by the acts of Tenant or Tenant's Employees).  Unless Tenant exercises any right herein granted to Tenant to purchase the Building, the foregoing indemnities of Landlord and Tenant shall survive the expiration of the Term of, or any termination of, this Lease.  Provided, further, to the extent any damage or repair obligation is covered or required to be covered by insurance obtained by Landlord as part of High-Rise Operating Expenses, Low-Rise Operating Expenses and/or Revised Operating Expenses, but is not covered or required to be covered by insurance obtained by Tenant, then Tenant shall be relieved of its indemnity obligation up to the amount of the insurance proceeds which Landlord is entitled to receive.  Tenant's agreement to indemnify and hold Landlord harmless pursuant to Articles 13 and 14 and the exclusion from Tenant's indemnity and Landlord's agreement to indemnify and hold Tenant harmless pursuant to this Section 13.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to this Lease to the extent that such policies cover the results of such acts, omissions or willful misconduct.  If Landlord or Tenant has been or at any time hereafter is granted the right to self insure or if either party breaches this agreement by its failure to carry required insurance, such failure shall automatically be deemed to be a covenant and agreement by Landlord or Tenant, respectively, to self-insure to the full extent of such required coverage, with full waiver of subrogation.  All of the provisions set forth herein are subject to the provisions of Section 13.3.

13.2         Insurance.

(a)	Tenant's Insurance. Tenant shall have the following insurance obligations:

(i) Liability Insurance.  Tenant shall obtain and keep in full force a policy of commercial general liability and property damage insurance (including but not limited to automobile, personal injury, broad form contractual liability, owner's (i.e., Tenant's) contractors protective and broad form property damage) under which Tenant is named as the insured and Landlord, Landlord's agents (limited to those agents directly involved in day to day activities at the Building such as the property management company and/or leasing agent) and any lessors and mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds and under which the insurer agrees to indemnify and hold Landlord, its managing agent and all applicable lessors and mortgagees harmless from and against all cost, expense and/or liability arising out of or based upon the indemnification obligations of this Lease.  The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than Two Million Dollars ($2,000,000.00).  The policy shall, if such is available on a commercially reasonable basis, contain a cross liability endorsement and shall be primary coverage for Tenant and Landlord for any liability arising out of Tenant's and Tenant's Employees' use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall provide that it is primary insurance and not “excess over” or contributory.  The policy shall contain a severability of interest clause.  At any time upon the request of a mortgagee, or otherwise not more frequently than once in any three (3) Year period, if, in the opinion of any mortgagee, Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord’s lender or Landlord's insurance consultant; provided however, that in no event shall any such insurance coverage be increased in excess of that which is from time to time being required by comparable landlords of comparable tenants leasing comparable amounts of space in the Charlotte, North Carolina market area.

(ii) Tenant's Property Insurance.  Tenant at its cost shall maintain on all of its Personal Property in, on, or about the Premises, a special form property policy covering not less than one hundred percent (100%) of the full replacement cost valuation under which Tenant is named as the insured but subject to such deductibles as Tenant shall deem appropriate.  The proceeds from any such policy shall be used by Tenant for the replacement of such Personal Property.

(iii) Tenant’s Right to Self Insure.  For so long as Tenant is Bank of America, N.A. or a successor or Affiliate of Bank of America, N.A., Tenant shall have the right to self-insure the above obligations.

(b)           Landlord's Insurance.  Landlord shall have the following obligations:

Landlord shall obtain and maintain in effect at all times fire and hazard “all risk” insurance covering one hundred percent (100%) of the full replacement cost valuation of the Building, the Tenant Improvements, and the Alterations, subject to commercially reasonable deductibles, in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by “all risk” policies carried by landlords of first class buildings in the Charlotte, North Carolina market area.  Landlord shall also obtain and keep in full force (i) a policy of commercial general liability and property damage insurance covering the same risks and having the same policy limits as set forth in Section 13.2(a)(i) above; (ii) workers' compensation insurance in accordance with Applicable Laws and Employer’s Liability insurance in amounts and with deductibles comparable to the insurance being carried by landlords of first class buildings in the Charlotte, North Carolina market area; and (iii) rental income/loss insurance.

(c)           Insurance Criteria.  All the insurance required to be maintained by Tenant and Landlord under this Lease shall:

(i)            Be issued by insurance companies with a financial rating of at least A-VII for any property insurance and A-VII for any liability insurance as rated in the most recent edition of Best's Insurance Reports, except to the extent Tenant is permitted to self-insure hereunder;

(ii)           Be issued as a primary policy;

(iii)          Require thirty (30) days' written notice from the insurance company to both parties and to Landlord's lender before cancellation or any material change in the coverage, scope or amount of any policy;

(iv)          With respect to property loss or damage, a waiver of subrogation must be obtained, as required by Section 13.4; and

(v)            Be occurrence based coverage.

Notwithstanding the foregoing, all of the insurance requirements set forth herein on the part of Tenant or Landlord to be observed shall be deemed satisfied if the risk to be insured is covered by a blanket insurance policy insuring all or most of Tenant's or Landlord's facilities, and provided that the coverage attributable to the Premises and the Building under such blanket insurance policy equals or exceeds the applicable requirements set forth in this Lease.

(vii)          Evidence of Coverage.  Landlord and Tenant shall each furnish the other with a duplicate original policy, or a certificate of the policy, at the Full Occupancy Date, and on renewal of the policy a certificate of insurance listing the insurance coverages required hereunder and naming Landlord or Tenant, as appropriate, and any other interested parties as additional insured and shall deliver such certificate of insurance to Landlord or Tenant, as appropriate, not less than twenty-one (21) days before the expiration of the term of the policy.

13.3    Assumption of Risk/Waivers of Subrogation/ Minimization of Duplication of Insurance Coverage/Limitations on Liability and Damages.

(a)           Purpose.  The purpose of this provision is to allow Landlord and Tenant to allocate and assume certain risks to coincide with insurance coverages required to be maintained pursuant to the terms of this Lease.  Landlord and Tenant recognize the benefit that each will receive from the waivers of subrogation each is required to obtain pursuant to this Section 13.3 and Section 13.4 below and that there are significant advantages to each in connection with minimizing duplication of insurance coverage.  Landlord and Tenant further agree to accept and place certain limitations on each other's respective liabilities and responsibility for damages to coincide with required insurance coverages.

(b)           Property Insurance.  Landlord agrees to insure in accordance with Section 13.2 the Building, the Project, the Tenant Improvements, the Alterations and Landlord's personal property including its business papers, furniture, fixtures, and equipment (collectively, “Landlord's Property”).  Accordingly, Landlord agrees that except with respect to any environmental damages caused by Tenant to the Project or any portion(s) thereof, Tenant will have no liability to Landlord in the event that Tenant damages or destroys, negligently or otherwise, all or any part of Landlord's Property.  Landlord will cause to be placed in its insurance policies covering Landlord's Property a waiver of subrogation so that its insurance company will not become subrogated to Landlord's rights and will not be able to proceed against Tenant in connection with any such damage or destruction.

Tenant agrees to insure in accordance with Section 13.2 Tenant's Personal Property including its business papers, furniture, fixtures, and equipment (collectively, “Tenant's Property”).  Accordingly, Tenant agrees that Landlord will have no liability to Tenant in the event Landlord damages or destroys, negligently or otherwise, all or any part of Tenant's Property.  Tenant will cause to be placed in its insurance policies covering Tenant's Property a waiver of subrogation so that the insurance company will not become subrogated to Tenant's rights and will not be able to proceed against Landlord in connection with any such damage or destruction.

Tenant shall not be responsible or liable to Landlord for any damage or destruction to Landlord's Property caused by Tenant's employees, agents, visitors, invitees, guests or independent contractors or subcontractors (collectively, “Tenant's Associates”), and Landlord hereby releases Tenant from any claim, demands, losses, damages, consequential damages, and the like (collectively, “Claims”), resulting from damage or destruction to Landlord's Property caused directly or indirectly by Tenant and/or Tenant's Associates; provided, however, nothing herein shall be deemed to release Tenant's independent contractors from any such Claims Landlord may have against Tenant's independent contractors.  Likewise, Landlord shall not be responsible or liable to Tenant for any damages or destruction to Tenant's Property caused by Landlord's employees, agents, visitors, invitees, guests or independent contractors or subcontractors (collectively, “Landlord's Associates”), and Tenant hereby releases Landlord from any Claims resulting from damage or destruction to Tenant's Property caused directly or indirectly by Landlord and/or Landlord's Associates; provided, however, nothing herein shall be deemed to release Landlord's independent contractors from any such Claims Tenant may have against Landlord's independent contractors.

(c)           Injury and Death to Individuals.  Landlord and Tenant understand that waivers of subrogation do not apply to injury and death to individuals.  Landlord and Tenant shall each carry insurance, as provided by this Article 13, in connection with injury and death to individuals.  Landlord hereby agrees to indemnify and hold harmless Tenant from any liability which Tenant may otherwise have with respect to injury or death to individuals occurring within the Project but outside the Premises except to the extent that such injury or death is caused by the negligence of Tenant and/or Tenant's Associates and is not covered by the insurance Landlord is required to carry under this Lease.  Likewise, Tenant agrees to defend and hold harmless Landlord from any liability for injury or death to persons occurring within the Premises except to the extent such injuries or death are caused by the negligence of Landlord and/or Landlord's Associates and is not covered by the insurance Tenant is required to carry under this Lease.

(d)           Abatement of Rent When Tenant Is Prevented From Using Premises.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for three (3) consecutive business days or ten (10) business days in any twelve (12) month period (the “Eligibility Period”) as a result of (i) any damage or destruction to the Premises, Parking Garage, Ivey’s Parking Deck and/or the Project, (ii) any repair, maintenance or alteration performed or to be performed by Landlord and required by this Lease, the performance or failure to perform of which substantially interferes with Tenant's use of the Premises, Parking Garage, Ivey’s Parking Deck and/or the Project, (iii) any failure by Landlord to provide Tenant with services or access to the Premises, Parking Garage, Ivey’s Parking Deck and/or the Project, (iv) because of an eminent domain proceeding or (v) because of the presence of hazardous substances in, on or around the Premises, the Building or the Property, then Tenant's Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises  or the Parking Garage and/or Ivey’s Parking Deck or a portion thereof, in the proportion that the rentable area of the portion of the Premises, Parking Garage and/or Ivey’s Parking Deck that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises and/or the total parking spaces in the Parking Garage and/or Ivey’s Parking Deck.  However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence.  If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises, Parking Garage, Ivey’s Parking Deck, or the Project, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, Parking Garage, Ivey’s Parking Deck and/or the Project, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction and to move in.  To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Articles 14 [Damage or Destruction] and 15 [Eminent Domain] of this Lease, then the Eligibility Period shall not be applicable.

(e)           Limitation of Liability and Damages.  Landlord agrees that in the event of a default by Tenant under this Lease, Landlord will not have a right to collect from Tenant a greater amount of Rent than Landlord would have been able to collect in the event that Tenant did not default under this Lease.  Landlord further agrees that it will use commercially reasonable efforts to mitigate its damages in connection with any default by Tenant.  Nothing herein shall be construed to prevent Tenant or Landlord, if it is the prevailing party in connection with any litigation, dispute, or controversy between Landlord and Tenant, from collecting, and each agrees that under such circumstances the other shall have a right to collect and shall be awarded, (a) its reasonable attorneys' fees, costs, and expenses incurred in connection with any such litigation, dispute, or controversy and (b) interest, at the Contract Rate, on any amounts not paid when due.  Landlord's liability to Tenant is limited to Landlord's equity interest in the Building.

13.4         Allocation of Insured Risks/Subrogation.  Landlord and Tenant release each other and all other tenants or subtenants of the Project (“Other Occupants”) from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Project, or to the other's property in, on or about the Premises and/or the Project, that are caused by or result from risks or perils insured against under any property insurance policies required by this Lease or, if applicable, other leases in the Building to be carried by Landlord and/or Tenant and in force at the time of any such damage, loss or injury.  Landlord and Tenant shall cause each property insurance policy obtained by them or either of them, and Landlord (or Tenant, with respect to Other Occupants claiming by or through Tenant) shall cause the property insurance policies carried by Other Occupants, to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any such policy or policies.  Neither Landlord nor Tenant nor Other Occupants shall be liable to the other for any damage caused by fire or any of the risks insured against under any property insurance policy required by this Lease, provided such insurance is in force and the proceeds therefrom are paid.  If a property insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing property policies without waiver of subrogation, the party undertaking to obtain the property insurance (or the Landlord with respect to Other Occupants) shall notify the other party of this fact.  The other party shall have a period of ten (10) days after receiving the notice either to place the property insurance with a company that is reasonably satisfactory to the other party and that will carry the property insurance with a waiver of subrogation at no additional cost, or to agree to pay the additional premium if such a policy is obtainable at additional cost.  If the property insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party (or the Landlord with respect to Other Occupants) is relieved of the obligation to obtain a waiver of subrogation with respect to the particular property insurance involved, and all releases and waivers herein contained are null and void to the extent thereof.

13.5         Landlord Bankruptcy Proceeding.  In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against Rents next due and owing under this Lease (a)any and all damages caused by such non-performance of Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord's obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.

ARTICLE 14 - DAMAGE OR DESTRUCTION

14.1         Loss Covered By Insurance.  If, at any time prior to the expiration or termination of this Lease, the Premises or the Building or the Project is wholly or partially damaged or destroyed by a casualty, the loss to Landlord from which is (except for any applicable deductible) fully covered by insurance maintained by Landlord or for Landlord's benefit (or required to be maintained by Landlord pursuant to Section 13.2(b)), which casualty renders the Premises or the Project totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then this Lease shall not be terminated, but Landlord shall cause the Premises and the rest of the Project to be restored to their condition immediately prior to such casualty, and Tenant shall be responsible for the restoration and/or replacement of Tenant's Property.  Each party shall commence such obligations within a reasonable period of time following such casualty, considering the applicable circumstances, and shall prosecute same to completion in good faith and with duly diligent efforts.  During the period of such repair, the Rent shall abate or (if the Premises are not wholly untenantable) be reduced proportionately with the percentage of the Premises or the Project that is untenantable.

14.2         Loss Not Covered By Insurance.  If, at any time prior to the expiration or termination of this Lease, the Premises or the Project is totally or partially damaged or destroyed from a casualty, the loss to Landlord from which is not fully covered by insurance maintained by Landlord or for Landlord's benefit or required to be maintained by Landlord pursuant to Section 13.2(b), which damage renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, Landlord may, at its option, upon written notice to Tenant within sixty (60) days after notice to Landlord of the occurrence of such damage or destruction, (a) elect to repair or restore such damage or destruction, or (b) if (i) the uninsured portion of the damage or destruction is equal to or greater than Twenty Five Million and No/100 Dollars ($25,000,000.00) and (ii) less than two (2) Years remain under Tenant’s primary Lease Term, and (iii) Tenant has not elected to exercise the next ensuing Renewal Term, then Landlord may elect to terminate this Lease.  If Landlord has elected to repair or restore such damage or destruction, Landlord shall commence to make such repair as soon as reasonably possible and shall complete such repair as soon as reasonably possible, and this Lease shall continue in full force and effect but the Rent, if and to the extent applicable, shall be proportionately reduced as provided in Section 14.1.

14.3         Destruction During Final Two Years.  Notwithstanding anything to the contrary contained in Sections 14.1 and 14.2, if the Premises or the Project is wholly damaged or destroyed or if the Premises or the Project is partially damaged or destroyed within the final twenty-four (24) months of the Term of this Lease, or, if an applicable renewal option has been exercised, during the final twenty-four (24) months of any renewal term, so that Tenant shall be prevented from using substantially all of the Premises or the Project for one hundred eighty (180) consecutive days due to such damage or destruction, then either Landlord or Tenant may, at its option, by notice to the other party within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease.

14.4         Destruction of Tenant's Personal Property, Tenant Improvements or Property of Tenant's Employees.  In the event of any damage to or destruction of the Premises or the Project, under no circumstances shall Landlord be required to repair any injury, or damage to, or make any repairs to or replacements of, Tenant's Personal Property.  However, as part of High-Rise Operating Expenses, Low-Rise Operating Expenses and/or Revised Operating Expenses, Landlord shall cause to be insured the Tenant Improvements and Alterations which do not consist of Tenant's Personal Property and shall cause such Tenant Improvements and Alterations to be repaired and restored at Landlord's sole expense.  Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Project by Tenant or Tenant's Employees.

14.5         Exclusive Remedy.  Except for abatement of Rent as provided in Section 13.3(d), no damages, compensation or claim shall be payable by Landlord or Tenant to the other for any inconvenience, any interruption or cessation of Landlord's or Tenant's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises, Parking Garage, Ivey’s Parking Deck or the Project.

ARTICLE 15 - EMINENT DOMAIN

15.1         Permanent Taking - When Lease Can Be Terminated.  If the whole of the Premises, or so much of the Premises or Project as to render the balance unusable by Tenant, shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier.  A sale by Landlord under threat of condemnation shall constitute a “taking” for the purpose of this Article 15.  No award for any partial or entire taking shall be apportioned and Tenant assigns to Landlord any award which may be made in such taking or condemnation, together with all rights of Tenant to such award, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Article 15 shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for (a) the taking of Tenant's Personal Property, (b) interruption of or damage to Tenant's business, or (c) Tenant's unamortized cost of the Tenant Improvements to the extent paid for by Tenant.  Furthermore, Tenant is granted the right to recover from the condemning authority one hundred percent(100%) (less applicable legal costs related to the recovery of same) of the value (if any) of the leasehold estate, which shall be equal to the difference between the rental rate payable under this Lease and the rate established by the condemning authority as an award for compensation purposes, together with any amount Tenant is able to obtain from the condemning authority attributable to Tenant's relocation expenses and to any other amounts specifically allocated or available to owners of leasehold estates under Applicable Laws.  Further, no such taking of all or any portion of the Parking Garage and/or Ivey’s Parking Deck shall entitle Tenant to terminate this Lease, if Landlord provides reasonable replacement parking within a reasonable period of time, not to exceed three (3) months from the date of taking or six (6) months after Landlord receives notice of the pending taking, whichever shall first occur.

15.2         Permanent Taking - When Lease Cannot Be Terminated.  In the event of a partial taking which does not result in a termination of this Lease under Section 15.1, Rent shall be proportionately reduced based on the portion of the Premises rendered unusable, and Landlord shall restore the Premises and the Project to the extent of available condemnation proceeds.

15.3         Temporary Taking.  No temporary taking of the Premises or the Project any part of the Premises or the Project and/or of Tenant's rights to the Premises or the Project or under this Lease shall terminate this Lease unless the temporary taking is for substantially all of the Premises for substantially all of the remaining Term (including any exercised Renewal Term), in which case Tenant shall have the right to terminate this Lease as to the portion of the Premises so taken, as of the effective date of such taking.  Any award made to Landlord or Tenant by reason of such temporary taking shall belong entirely to the party to whom such award is made.

15.4         Exclusive Remedy.  This Article 15 shall be Tenant's sole and exclusive remedy in the event of a taking or condemnation.

15.5         Release Upon Termination.  Upon termination of this Lease pursuant to this Article 15, Tenant and Landlord hereby agree to release each other from any and all obligations and liabilities with respect to this Lease to the same extent as if this Lease had expired on the date of such termination, except for such obligations and liabilities which arise or accrue prior to such termination, and except for any contingent obligations of the parties which, pursuant to the other terms of this Lease, would have survived the expiration or termination hereof.

ARTICLE 16 - DEFAULTS

16.1         Default by Tenant.  Each of the following shall be an “Event of Default” by Tenant and a material breach of this Lease:

(a)           Tenant shall fail to make any payment owed by Tenant under this Lease, as and when due, and where such failure is not cured within a period of twenty (20) days following notice to Tenant from Landlord.

(b)           Tenant shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under this Lease that Tenant is obligated to observe or perform, other than that described in subparagraph (a) above, for a period of thirty (30) days after notice to Tenant of said failure; provided however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under this Lease if Tenant shall commence the cure of such default so specified within said thirty (30) day period and shall diligently prosecute the same to completion.

16.2         Default by Landlord.  Landlord shall be in default of the performance of any obligation required to be performed by Landlord under this Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion.

16.3         Self-Help.  If Landlord shall default in the performance of any of Landlord’s obligations under this Lease beyond any applicable cure period, including, without limitation, the payment of any sum of money or the performance of any other obligation pursuant to the terms of this Lease, then Tenant at its option and with thirty (30) days prior written notice to Landlord, in addition to any other remedies Tenant may have in law or equity, may proceed to perform such defaulted obligation on behalf of Landlord (and shall have a license to do so) by the payment of money or other action for the account of Landlord.  The foregoing right to cure shall not be exercised if within the thirty (30) day notice period (i) Landlord cures the default, or (ii) if curable, the default cannot be reasonably cured within that time period but Landlord begins to cure such default within such time period and thereafter diligently and continuously pursues such action to completion.  The thirty (30) day notice period shall not be required if an emergency exists; and in such event, Tenant shall give such notice (if any) to Landlord as is reasonable under the circumstances.  Within ten (10) days of written demand therefore (including providing copies of invoices reflecting costs), Landlord shall reimburse the Tenant for any sum reasonably expended by Tenant due to the default or in correcting the same and, if such reimbursement is not paid within said ten (10) days, Tenant shall have the right to offset Rent due hereunder; provided, however, that Tenant shall not offset more than $200,000.00 in any Calendar Year.  This provision is intended to survive and/or override any existing bankruptcy laws to the extent legally enforceable.

ARTICLE 17 - LANDLORD'S REMEDIES AND RIGHTS

17.1         Termination of Lease.  In the event of any material uncured Event of Default by Tenant, Landlord shall have the right, in addition to all other rights available to Landlord under this Lease now or later permitted by law or equity, to terminate this Lease by providing Tenant with a notice of termination or, at Landlord's election, to terminate Tenant's right of possession without terminating this Lease.  Upon termination of this Lease, Landlord may recover as damages the Rent that Landlord would have received had Tenant not defaulted, plus attorney fees and court costs, reasonably incurred by Landlord to collect same.  Landlord agrees to use commercially reasonable efforts to mitigate damages.  In no event shall Tenant be liable for consequential damages or accelerated Rent.

17.2         Continuation of Lease.  Tenant acknowledges that in the event Tenant has breached this Lease and abandoned substantially all of the Premises, this Lease shall continue in effect for so long as Landlord does not terminate this Lease [which Landlord shall not be required to do, or be deemed to have done without unequivocal written notification to Tenant of such election, even though Landlord may have terminated Tenant's right to possession (which will correspondingly terminate Tenant's right to Sublease and/or assign but will not invalidate any Subleases or assignments consented or deemed consented to by Landlord in accordance with the provisions of Article 12 or any subordination, attornment and non-disturbance agreement that Landlord has provided for the benefit of any subtenant)], and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease.  Acts of maintenance or preservation or efforts to relet (including reletting) the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of this Lease.

17.3         Right of Entry.  In the event of any default by Tenant which continues beyond applicable cure periods and after the provision of written notice from Landlord to Tenant, Landlord shall also have the right, with or without terminating this Lease, to enter the Premises and remove all persons and Personal Property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Tenant's sole cost and expense.  No removal by Landlord of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Landlord in writing.  Landlord's right of entry shall include the right to re-let the Premises.  Rents collected by Landlord from any other tenant which occupies the Premises shall be offset against the amounts owed to Landlord by Tenant.  Tenant shall be responsible for any amounts not recovered by Landlord from any other tenant.  Any payments made by Tenant shall be credited to the amounts owed by Tenant, first to past due interest and late charges and penalties then to past due Rent, and lastly to current Rent.  No entry by Landlord shall prevent Landlord from later terminating this Lease by written notice.

17.4         Right to Perform.  If an Event of Default occurs, Landlord may perform such covenant or condition at its option, after providing written notice to Tenant and after expiration of the cure periods provided by this Lease.  All costs reasonably incurred by Landlord in so performing shall immediately be reimbursed to Landlord by Tenant, together with interest at the Contract Rate computed from the date incurred by Landlord.  Any performance by Landlord of Tenant's obligations shall not waive or cure such default.

17.5         Remedies Not Exclusive.  The rights and remedies of Landlord and Tenant set forth herein are not exclusive, and Landlord and Tenant may exercise any other right or remedy available to it under this Lease, at law or in equity except as otherwise expressly set forth herein.

ARTICLE 18 - ATTORNEYS' FEES

If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, any action or litigation or arbitration against the other party arising out of or in connection with this Lease, the Premises or the Project, including but not limited to, any action for recovery of any payment owed by either party under this Lease, or to recover possession of the Premises, or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with the action and in preparation for said action.  Notwithstanding the above, the provisions of this Article shall not apply to any dispute referred to “binding” arbitration.

ARTICLE 19 - SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

19.1         Obligations of Tenant.  The Lease and the rights granted to Tenant by the Lease shall be subject and subordinate to all deeds of trust or mortgages affecting or encumbering all or any part of the Project; provided however, that if Landlord elects at any time to have Tenant's interest in the Lease be or become superior, senior or prior to any such instrument, then upon receipt by Tenant of written notice of such election, Tenant shall promptly execute all necessary and reasonable subordination instruments or other documents confirming the subordination of such mortgage or deed of trust.

19.2         Obligations of Landlord.  This Lease shall be subject to and conditioned upon Landlord delivering to Tenant, no later than thirty (30) days from the date of full execution of this Lease, a commercially reasonable nondisturbance agreement in favor of Tenant from any mortgagee, trustee or beneficiary under any prior mortgage or deed of trust encumbering the Building.

19.3         Landlord's Right to Assign.  Landlord's interest in this Lease may be assigned to any mortgagee or trust deed beneficiary as additional security.  Nothing in this Lease shall empower Tenant to do any act without Landlord's prior consent which can, shall or may encumber the title of the owner of all or any part of the Project or the Property.

19.4         Attornment by Tenant.  In the event of the cancellation or termination of any or all ground or underlying leases affecting all or any part of the Project or the Property in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or in the event of any foreclosure of any or all mortgages or deeds of trust encumbering the Project or the Property by trustee's sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Tenant, at the request of the then landlord under this Lease, shall attorn to and recognize (a) the ground or underlying lessor, under the ground or underlying lease being terminated or canceled, and (b) the beneficiary or purchaser at the foreclosure sale, as Tenant's landlord under this Lease, and Tenant agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser, or their successors, any instrument to further evidence such attornment.  Tenant hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such ground or underlying lease cancellation or termination or mortgage or deed of trust foreclosure.

19.5         Non-Disturbance.  Notwithstanding any of the provisions of this Article 19 to the contrary, Tenant shall be allowed to occupy the Premises or portions thereof, subject to the conditions of this Lease, and this Lease shall remain in effect, until an Event of Default occurs, or until Tenant's rights are modified because of an applicable eminent domain proceeding pursuant to Article 15, or because of the occurrence of applicable damage and destruction pursuant to Article 14.  Landlord agrees to cause the lender(s) to which Tenant will or has subordinated to provide a non-disturbance agreement in commercially reasonable form.   No later than twenty (20) days after the date of full execution of this Lease, Landlord agrees to provide to Tenant fully executed commercially reasonable recognition and non-disturbance agreements from all present Property and Building mortgagees, deed of trust holders and/or superior lessors.

ARTICLE 20 - RESERVED

ARTICLE 21 - HOLDING OVER

21.1         Surrender of Possession.  Tenant shall surrender, subject to the provisions of Section 21.2 below, possession of the Premises immediately upon the expiration of the Term or earlier termination of this Lease.  If Tenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Landlord, then unless Landlord and Tenant have otherwise agreed in writing, Tenant shall be a tenant from month-to-month.  All the terms, provisions and conditions of this Lease shall apply to this month-to-month tenancy except that the monthly Base Rent shall be as set forth in Section 21.2.

21.2         Tenant's Right to Hold Over.  Notwithstanding anything to the contrary set forth above, Tenant shall have the right, upon the expiration of the original Term or any Renewal Term, by giving written notice of such election to Landlord not less than seven (7) months prior to the expiration of the original Term or any Renewal Term, to hold over in the Premises (or any portion thereof) for a period not to exceed eighteen (18) months (the “Extended Term”) upon the same terms and conditions that were applicable to the Premises during the last month of the Term of this Lease.  In the event Tenant continues to occupy all or any portion of the Premises beyond the Extended Term, Tenant shall pay Base Rent for the first ninety (90) days of such hold over period at a rate equal to one hundred fifty percent (150%) of the then prevailing monthly rental rate in effect as of the date of the expiration of the Extended Term and Landlord shall have no right to any consequential damages.  From and after the ninety-first (91st) day after the expiration of the Extended Term, Tenant shall continue to pay Base Rent for the hold over period equal to one hundred fifty percent (150%) of the monthly rental rate in effect as of the expiration of the Extended Term, however, Landlord shall have the right to bring an action against Tenant for consequential damages resulting from Tenant’s failure to vacate the Premises.  In the event that Tenant holds over in the Premises (or any portion thereof) pursuant to this provision, Tenant shall have the right to terminate its tenancy, prior to the expiration of the Extended Term, on not less than thirty (30) days' prior written notice to Landlord.

ARTICLE 22 - INSPECTIONS AND ACCESS

22.1         Entry by Landlord.  Upon reasonable prior notice except in case of emergency or upon the requirement of any applicable governmental authority (e.g., surprise inspection) or to supply normal and regular janitorial or security services, in any of which events no such notice shall be required, Landlord may enter the Premises at all reasonable hours for any reasonable purpose when accompanied by an authorized representative of Tenant.  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary due to a bona fide emergency, Landlord may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant's Personal Property, and without affecting this Lease.  In any event, any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible.

22.2         Secured Areas.  Notwithstanding anything to the contrary set forth above, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with ten (10) days' prior written notice of the specific date and time of such Landlord inspection.

ARTICLE 23 - NAME OF PROJECT

As of the date of full execution of this Lease, the name of the Building is “One Independence Center” and/or “101 Independence Center.”  Landlord shall not change the name of the Building without the prior written consent of Tenant.   In the event Tenant consents to a change in the name of the Building, such name change shall be at Landlord’s sole cost and expense and Landlord shall reimburse Tenant for reasonable and verified costs of replacing Tenant's stationery and business cards.  Notwithstanding the foregoing, in no event may Landlord elect to re-name the Building after another financial institution or competitor of Tenant.  Costs for changes in the name of the Building shall not be included among High-Rise Operating Expenses, Low-Rise Operating Expenses or Revised Operating Expenses.

ARTICLE 24 - SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of Tenant's interest in any or all such subleases or subtenancies.  Provided, however, that any sublease specifically consented to by Landlord or deemed consented to by Landlord in accordance with Article 12 hereof shall survive and be automatically assigned to Landlord as the prime Landlord thereunder.

ARTICLE 25 - WAIVER

The waiver by Landlord or Tenant of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease, nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of this Lease.  The subsequent acceptance by Landlord of any payment owed by Tenant to Landlord under this Lease, or the payment of Rent by Tenant, shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement, condition or provision of this Lease, other than the failure of Tenant to make the specific payment so accepted by Landlord, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of the making or acceptance of such payment.

ARTICLE 26 - SALE BY LANDLORD

In the event Landlord shall sell, assign, convey or transfer all of its interest in the Project and/or the Property, Tenant agrees to attorn to such transferee, assignee or new Landlord, and upon consummation of such sale, conveyance or transfer, Landlord shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer, or conveyance.

ARTICLE 27 - NO LIGHT AND AIR EASEMENT

Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to or in the vicinity of the Building, Parking Garage or Ivey’s Parking Deck shall not affect this Lease, abate any payment owed by Tenant under this Lease or otherwise impose any liability on Landlord.

ARTICLE 28 - FORCE MAJEURE

Any prevention, delay or stoppage caused by fire, earthquake, explosion, flood, hurricane, the elements, or any other similar cause beyond the reasonable control of the party from whom performance is required, or any of their contractors; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war, invasion, insurrection, rebellion; riots; strikes or lockouts, or inability to obtain necessary materials, goods, equipment, services, utilities or labor shall excuse the performance of such party for a period equal to the duration of such prevention, delay or stoppage; provided, however, in no event shall financial incapability excuse the performance of either party.

ARTICLE 29 - ESTOPPEL CERTIFICATES

Each party shall, at any time and from time to time upon request of the other party, within thirty (30) days following notice of such request from the requesting party, execute, acknowledge and deliver to the requesting party a certificate (the “Estoppel Certificate”) in writing in the form of the attached Exhibit J or in such commercially reasonable form as Landlord or Tenant or any of their respective lenders, prospective purchasers, lien holders, assignees or subtenants may deem appropriate; provided, however, if the Estoppel Certificate requests information different than that being requested in the form of the attached Exhibit J, then (a) the certifying party shall have forty-five (45) days rather than the thirty (30) days set forth above in order to execute, acknowledge and deliver such Estoppel Certificate and (b) the requesting party shall reimburse the certifying party for all actual, reasonable and documented costs [including without limitation attorneys' fees in an amount of up to Two Hundred Fifty and 00/100 Dollars ($250.00) per request] incurred by the certifying party in connection with the execution, acknowledgment and delivery of such Estoppel Certificate.  For purposes of this Article 29, an Estoppel Certificate shall not be deemed to be commercially reasonable if it amends or modifies any of the provisions of this Lease or attempts to clarify them.  If the certifying party fails to deliver the Estoppel Certificate within such thirty (30) or forty-five (45) day period, as the case may be, the requesting party shall so notify the certifying party and, if the certifying party does not deliver the Estoppel Certificate within three (3) business days thereafter, the certifying party's failure to do so shall automatically be deemed to establish conclusively that this Lease is in full force and effect and has not been modified except as may be represented by the requesting party, but shall not be deemed to have cured any default under this Lease by the party failing to provide the Estoppel Certificate.

ARTICLE 30 - RIGHT TO PERFORMANCE

Except as otherwise provided in this Lease, all covenants and agreements to be performed by Landlord or Tenant under this Lease shall be performed by such party at such party's sole cost and expense.

ARTICLE 31 - PARKING

31.1           General Parking.  Tenant shall be provided one (1) parking space for each one thousand (1,000) square feet of Rentable Area in the Premises (“Parking Spaces”), as expanded from time to time, effective as of the Commencement Date of this Lease.  Tenant, and its authorized users (including sublessees as set forth in Section 31.3 below), shall have access to the Parking Garage and Ivey’s Parking Deck twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.

31.2         Ivey’s Parking Spaces.  Of the total Parking Spaces to be made available to Tenant, two hundred twenty-six (226) of those Parking Spaces shall be located in the Ivey’s Parking Deck (“Ivey’s Parking Spaces”).  Landlord and Tenant acknowledge that the aforesaid parking rights constitute the entirety of the Ivey’s Parking Deck.  The charge to Tenant for the Ivey’s Parking Spaces shall be $18,492.00 per month (“Ivey’s Parking Fee”), which includes a management fee that is payable to the parking management company in the amount of $500.00 per month.  Tenant shall pay the Ivey’s Parking Fee directly to the parking management company; provided, however, that if Landlord pays the $500.00 per month parking management fee to the parking management company and provides Tenant sufficient advanced notice and evidence thereof, Tenant shall reimburse the $500.00 per month parking management fee to Landlord.  Landlord and Tenant acknowledge that Central Parking currently manages the Ivey’s Parking Deck under an agreement with Landlord.  Landlord agrees that it will not terminate, renew or enter into any management agreement for the Ivey’s Parking Deck without Tenant’s prior written approval.  Landlord further agrees that, upon thirty (30) days notice from Tenant, Tenant shall have the right to take over the management of the Ivey’s Parking Deck and Landlord shall, if Tenant desires, assign any management agreement in effect at the time of such notice to Tenant.  Tenant shall thereafter have the right to manage the Ivey’s Parking Deck at its sole discretion.   Tenant shall have the right to limit and/or restrict access to certain areas of the Ivey’s Parking Deck and to establish rules and regulations governing the use of the Ivey’s Parking Deck.

31.3         Sublease of Ivey’s Parking Spaces.  Landlord agrees that Tenant shall have the right to sublease all or any of the Ivey’s Parking Spaces, without Landlord’s consent and Tenant shall be entitled to all profits therefrom.  Tenant shall have the right to sublease the Ivey’s Parking Spaces through the parking management company, at no additional charge to Tenant, and shall notify the parking management company of the rates to be established for individual parking spaces, said rates being subject to change from time to time, and the fee to be charged for any access cards.  All parking fees received each month by the parking management company for subleased Ivey’s Parking Spaces shall be credited towards the Ivey’s Parking Fee.  In the event any fees collected by the parking management company in a calendar month exceed the Ivey’s Parking Fee, Tenant shall receive a credit for such excess fees against the next monthly Ivey’s Parking Fee due, or in the event of expiration or earlier termination of this Lease, such excess fees shall be immediately paid to Tenant.  Any credit available on December 31 of each year, whether such credit is cumulative or from the month of December only, shall be paid to Tenant no later than January 31 of each year.  Landlord shall direct the parking management company to cooperate and work with Tenant in order to facilitate the above agreements and to provide Tenant a monthly invoice and detailed report, which shall include, but not be limited to, the amount of Ivey’s Parking Spaces subleased, the Tenant established rates, the amount of fees collected, the amount of any credit applied towards the Ivey’s Parking Fee and the balance of the Ivey’s Parking Fee due for such month.

31.4         Parking Garage Space.  The remaining Parking Spaces that are not accounted for within the Ivey’s Parking Deck shall be located in the Parking Garage (“Parking Garage Spaces”).  The rates for the Parking Garage Spaces shall be $150.00 per month for a reserved space and $100.00 per month for an unreserved space.  Landlord agrees that the aforesaid rates shall not change without Tenant’s prior written approval.  Landlord may establish and require payment of a reasonable fee, not to exceed Landlord’s actual cost therefor for the issuance of replacement access cards.  Initial access cards shall be provided at Landlord’s cost.

31.5         Alternate Parking.  If, during temporary periods of construction or repair after the Commencement Date, Landlord is unable to provide sufficient parking spaces in the Parking Garage and/or Ivey’s Parking Deck, Landlord shall locate suitable alternative parking facilities within a two (2) block radius of the Building, at Tenant’s cost, which shall not exceed the rates paid by Tenant under this Article at the time of such interruption.  Any obligation of Tenant to pay for the unavailable Parking Spaces in the Parking Garage and Ivey’s Parking Deck shall cease for so long as Tenant and its employees, invitees, assigns, and sublessees do not have the use of such Parking Spaces.

ARTICLE 32 - SECURITY SERVICES

32.1         Landlord's Obligation to Furnish Security Services.  Tenant may provide, or may cause Landlord to provide, twenty-four (24) hours per day, seven (7) days per week, every day of the Year, on-site Building security equipment, personnel, procedures and systems which are not less than security services provided at other first class buildings in the Charlotte, North Carolina market area and which are in full conformance with Tenant’s standards and requirements as the same may be altered from time to time.  Upon request, and subject to a reasonable waiting period based on applicable security personnel staffing, Landlord's security guards shall, after Tenant’s normal business hours, accompany any employee or visitor of Tenant from the Building to the Parking Garage, Ivey’s Parking Deck and to any off-site parking located within one (1) block of the Building.

32.2         Tenant's Right to Install Security System.  Tenant may establish or install any automated and/or nonautomated security system or security personnel in, on or about the Premises and/or Building in lieu of or in addition to Landlord’s security equipment, including, without limitation, smoke detectors, electronic security devices and auxiliary emergency electric power supplies, in elevator lobbies or other locations within the Premises; and with the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed, may install such additional safety and security systems as Tenant may deem desirable in fire stairwells on floors containing portions of the Premises, or other appropriate locations in the Building not contained within the Premises.  Tenant shall have the right to utilize Building core shafts, columns and other appropriate spaces for the installation and maintenance of such security systems and the cables, conduits and other elements associated therewith, provided such installations (other than terminal devices) are concealed from view, and such installation and maintenance does not unreasonably interfere with Landlord’s or any other tenant’s use or occupancy of the Building.  Landlord agrees that it shall, at Tenant’s sole cost and expense, make reasonable efforts to accommodate Tenant’s security strategy, including any security strategy that may involve the Common Areas of the Building.  Landlord and Tenant acknowledge that Tenant currently has additional security systems in place on or about the Premises and the Building, including security portals/terminal devices located in the lobby of the Building at the entrance to the Low-Rise floors.  All existing security systems and security personnel are hereby deemed approved by Landlord and Tenant shall have the right to continue to maintain such existing security systems and security personnel.  All security systems installed by Tenant shall be Tenant’s Personal Property and Tenant shall have the right, but not the obligation, to remove Tenant’s security systems (including portals/terminal devices) upon the expiration or earlier termination of this Lease.  Tenant shall repair any material damage to the Premises and/or Building as a result of Tenant’s removal of Tenant’s security systems.

ARTICLE 33 - NOTICES

All notices, requests, consents, approvals, payments in connection with this Lease, or communications that either party desires or is required or permitted to give or make to the other party under this Lease shall only be deemed to have been given, made and delivered, when made or given in writing and personally served, or deposited in the United States mail, certified or registered mail, postage prepaid, or, sent by reputable overnight courier (e.g. Federal Express) and addressed to the parties as follows:  If to Tenant, at the address(es) as specified for Tenant in the definitions section of this Lease, or to such other place as Tenant may from time to time designate in a notice to Landlord given in the manner set forth in this Article 33; if to Landlord, at the address(es) specified for Landlord in the definitions section of this Lease or to such other places as Landlord may from time to time designate in a notice to Tenant given in the manner set forth in this Article 33.

ARTICLE 34 - SIGNAGE AND BUILDING IDENTITY

34.1         Current/Existing Signage.   Tenant shall have the right to keep in place, repair, maintain and replace all signs of Tenant currently in place on or about the Premises and/or the Project.

34.2         Exterior Signage.  So long as Tenant is in possession of at least five percent (5%) of the net rentable area of the Building, or shall operate a retail bank within the Building, Tenant shall have the right, but not the obligation, to install, repair and maintain Tenant’s standard signage on the exterior of the Building, so long as it complies with Applicable Laws. Landlord shall, using Landlord's good faith and duly diligent efforts, cooperate with Tenant in obtaining the proper governmental approvals and permits for Tenant’s signage.  Landlord agrees not to allow any other office tenants of the Building exterior or monument signage and shall not grant signage rights to any other tenant or user of the Project that would materially interfere with the visibility of Tenant's sign.

34.3         Building Directory.  Landlord and Tenant acknowledge that Landlord currently provides and maintains a Building directory in the lobby of the Building for all tenants of the Building.  Landlord shall continue to provide and maintain such directory and the space allocated to Tenant shall remain at least equal to Tenant’s existing allocation upon the Commencement Date of this Lease.  In the event Landlord erects any additional directories (including any monitor directories) as a part of the Project, which are made available to tenants of the Building, then Tenant shall be entitled to the same rights provided to other tenants of the Building.  Building directories shall be provided at Landlord’s cost and there shall be no charge to Tenant.

34.4         Name Change.  If Tenant changes its name at any time, Tenant shall have the right to make such changes to its signage as necessary to reflect the changed name, and may modify or change existing signs to do so.

ARTICLE 35 – FIBER OPTICS CONDUIT

Pursuant to a letter agreement between Cousins Properties Incorporated and Tenant’s predecessor in interest, NationsBank, N.A., dated July 24, 1997, Tenant has previously installed a cable tray/conduit system in the Building running along the ceiling of the Parking Garage to the Ivey’s Parking Deck, which carries copper and fiber optic cables providing voice and data connectivity from Tenant’s system housed in the Premises to Tenant’s space in the IJL Financial Center (“Fiber Optics System”).  Landlord agrees that Tenant shall have the right to keep the Fiber Optics System in place.  Tenant shall also have the right to maintain, repair and replace the Fiber Optics System as necessary.  Landlord agrees that the Fiber Optics System is Tenant’s Personal Property and Tenant shall have the right to remove the Fiber Optics System upon the expiration or earlier termination of this Lease provided Tenant repairs any material damage caused thereby.  Tenant agrees to hold Landlord harmless against any and all liability, loss or damage or expense arising from the installation, use or maintenance of the Fiber Optics System, unless such loss or damage or expense is due to Landlord’s negligence.

ARTICLE 36 - ROOF RIGHTS

36.1             Right to Install Communications Equipment.  During the Term of this Lease (as it may be extended), Tenant shall have the right at no additional cost, to use Tenant’s Pro-rata Share of the roof to install and maintain, on the roof of the Building and/or the Ivey’s Parking Deck, satellite dishes, television or communications antennas or facilities, related receiving or transmitting equipment, related cable connections and any and all other related equipment (collectively, “Communications Equipment”) required in connection with Tenant's communications and data transmission network.  Landlord agrees that Tenant shall have the right to continue to operate and maintain any existing Communications Equipment of Tenant currently in place on or about the Project and that such Communications Equipment shall be deemed consented to by Landlord.  Tenant shall have the right to add additional Communications Equipment, not to exceed Tenant’s Pro-rata Share of the roof, in locations mutually acceptable to both Landlord and Tenant.  Tenant may also use the Building's risers, conduits and towers, subject to reasonable space limitations and Landlord's requirements for use of such areas, for purposes of installing cabling from the Communications Equipment to the Premises in the interior of the Building. Tenant may license, assign or sublet without Landlord’s consent the right to use any of such Communications Equipment or roof space, whether or not in conjunction with any sublease or assignment regarding the Premises.

36.2         Right of Use.  Landlord shall have the right to use the remainder of the roof for any purpose including permitting other tenants in the Building to lease space on the roof provided that (i) Tenant continues to have reasonable access to the Communications Equipment, and (ii) any other equipment installed on the roof pursuant to leases or other agreements entered into after the Commencement Date of this Lease will not block the ability of the Communications Equipment to receive signals.  Tenant further agrees to install, maintain and use any additional Communications Equipment after the Commencement Date of this Lease in a manner which will not interfere with other antennas or other rooftop telecommunications equipment present on the roof after the Commencement Date or otherwise operated pursuant to leases or agreements entered into prior to the Commencement Date hereof.

36.3         Rooftop HVAC.  Landlord agrees that Tenant shall have the right to continue to operate and maintain any existing HVAC equipment and all related equipment of Tenant currently in place on the roof of the Building in order to accommodate Tenant’s excess HVAC requirements (collectively, “HVAC Unit”).

36.4         Installation, Maintenance, Operation and Removal of Communications Equipment and HVAC Unit.  Tenant shall install and maintain the Communications Equipment and HVAC Unit at its expense.  Tenant shall have access to the Communications Equipment and HVAC Unit at all times, subject to any reasonable restrictions of Landlord.  Any installation and maintenance of Communications Equipment and HVAC Unit shall be completed in a workmanlike manner and in accordance with all  Applicable Laws.  Tenant shall be permitted to alter its Communications Equipment and HVAC Unit in connection with technological upgrades from time to time.  Tenant shall pay for any and all costs and expenses in connection with the installation, maintenance, use and removal of the Communications Equipment and the HVAC Unit, including without limitation any and all costs related to ensuring that Landlord's roof warranties for the Building are not terminated, negated in any way by any of such installations or by Tenant's applicable repair and maintenance of such facilities, but in no event shall Tenant be obligated to pay Landlord any rental or license fees for any area(s) on which the Communications Equipment and the HVAC Unit shall be located.  Furthermore, Tenant shall, at its sole and absolute discretion when it deems it as necessary or appropriate to do so, repair and maintain the Communications Equipment and the HVAC Unit.  No portion of the roof space shall be included in or designated as rentable area.

ARTICLE 37 - SECURITY DEPOSIT

Tenant in recognition of its financial standing and reputation, shall not be obligated to provide a security deposit.

ARTICLE 38 - MISCELLANEOUS

38.1         Authorization to Sign Lease.  If Tenant or Landlord is a corporation, each individual executing this Lease on behalf of such party represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of such party.  If such party is a partnership or trust, each individual executing this Lease on behalf of such party represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of such party in accordance with the terms of such entity's partnership agreement or trust agreement, respectively.

38.2         Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  This Lease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.  All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.  There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

38.3         Severability.  The illegality, invalidity or unenforceability of any term, condition, or provision of this Lease shall in no way impair or invalidate any other term, provision or condition of this Lease, and all such other terms, provisions and conditions shall remain in full force and effect.

38.4         Gender and Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Landlord or Tenant by their respective employees, agents, or authorized representatives.  Words in masculine gender include the feminine and neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  The section and article headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.  Subject to the provisions of Articles 12 and 26, and except as otherwise provided to the contrary in this Lease, the terms, conditions and agreements of this Lease shall apply to and bind the heirs, successors, legal representatives and permitted assigns of the parties hereto.  This Lease shall be governed by and construed pursuant to the laws of the State of North Carolina.

38.5         Exhibits.  Exhibits “A,” “B,” “C,” “D,” “E,” “F,” “G,” “H,” “I,” “J,” “K,” “L,” and “M” attached to this Lease, are hereby incorporated by this reference and made a part of this Lease.

38.6         UPS Generator.  Landlord agrees that Tenant shall have the right to continue to operate and maintain Tenant’s UPS generator (including any related equipment) currently located in the Building and shall have free access thereto at all times.

38.7         Quiet Enjoyment.  Landlord covenants and agrees that Tenant, upon making all of Tenant's payments as and when due under this Lease, and upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

38.8         No Recordation.  Landlord and Tenant agree that in no event and under no circumstances shall this Lease be recorded by Tenant, but at Tenant’s election, the Memorandum of Lease attached hereto as Exhibit M may be recorded, and Tenant shall also have the right to grant to its subtenants or assignees the right to record a Memorandum referencing such sublease or assignment.

38.9         Cumulative Remedies.  No remedy or election provided, allowed or given by any provision of this Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in law or equity.

38.10       Brokers.  Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party. Landlord hereby agrees to pay any commissions owed to Broker in accordance with a separate written agreement between Landlord and Broker; provided, however, that Broker's right to such commissions shall vest only upon full execution of this Lease by both parties.  No commission shall be due if, for any reason, this Lease transaction contemplated hereunder is not consummated.

38.11       Hazardous Materials.  Tenant and Landlord shall each comply with all Applicable Laws relating to industrial hygiene and environmental conditions on, under or about the Building including, but not limited to, soil and ground water conditions.  Without limiting the generality of the foregoing, Tenant and Landlord shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any “Hazardous Material” (as defined and interpreted in the Applicable Laws in effect as of the date of this Lease) upon or about the Building, nor permit their respective employees, agents, invitees or contractors to engage in such activities upon or about the Building.  However, the foregoing provisions shall not prohibit the transportation to and from, and the use, storage, maintenance and handling within, the Premises by Tenant of substances customarily used in connection with normal office use provided:  (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for the permitted use of the Premises  and strictly in accordance with Applicable Laws and the manufacturer's instructions therefore, (b) such substances shall not be disposed of, released or discharged on the Building, and shall be transported to and from the Premises in compliance with all Applicable Laws, and as Landlord shall reasonably require, (c) if any Applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d)any remaining such substances shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

38.12       Concierge.  Landlord agrees to maintain concierge services for the benefit of all tenants in the Building, comparable to concierge services provided in other first class building in Uptown Charlotte.   Landlord’s cost for such services shall be included in operating expenses for the Building and Tenant shall pay Tenant’s Pro-rata Share thereof as part of High-Rise Operating Expenses, Low-Rise Operating Expenses or Revised Operating Expenses, as applicable.

38.13       Consent/Duty to Act Reasonably.  Except for any references to the terms “sole” or “absolute”, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed.  Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.

38.14       Tenant’s Right to Purchase the Building.  During the initial Term of this Lease, Tenant shall have a right to purchase the Building in accordance with the terms and conditions set forth in Exhibit K attached hereto and incorporated herein.  During any exercised Renewal Term, Tenant shall have a right of first refusal to purchase the Building in accordance with the terms and conditions set forth in Exhibit K attached hereto and incorporated herein.

38.15  Survivability.  The parties agree that the appropriate provisions of this Lease will be deemed to survive and continue to remain in effect to the extent necessary to allow Landlord and/or Tenant to enforce rights accruing prior to, and attributable to the period of time, prior to the expiration or termination of this Lease.

38.16  Reserved.

38.17  Covenants and Agreements.  The failure of Landlord or Tenant to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in this Lease, or the exercise of any election contained in this Lease, shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect.

38.18  Interest on Past Due Obligations.  Except with respect to the late payment of Rent (which shall be governed by the provisions of Section 3.6), whenever one party is obligated pursuant to this Lease to make a payment to the other party, if such payment is not paid when due, then the party who does not make such payment when due shall pay interest at the Contract Rate to the party on the unpaid amount from the date such amount was due until the date such amount is paid.

38.19  When Payment Is Due.  Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately,” “promptly” and/or “on demand,” or the equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding payment.

38.20  Reserved.

38.21  Time is of the Essence.  The time for the performance of all of the covenants, conditions and agreements of this Lease is of the essence of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the last date set forth below, acknowledged that each party has carefully read each and every provision of this Lease, that each party has freely entered into this Lease of its own free will and volition, and that the terms, conditions and provisions of this Lease are commercially reasonable as of the date of execution.

TENANT:

BANK OF AMERICA, NATIONAL ASSOCIATION,
a national banking association

By:
Name:
Title:

ATTEST:

By:

Its ____________________ Secretary

[SEAL]

LANDLORD:

FIRST STATES INVESTORS 104, LLC,
a Delaware limited liability company [SEAL]

By:	[SEAL]
Name:
Title:

EXHIBIT "A"

PREMISES

(Attach Floor Plans)

#702654.10
One Independence Center
10/15/2004
Page - 55 -

To: David Hopkins

A
Retail
B
C
D
E
F
G
Retail
PLAZA
L
Retail
K
J
H
Retail
N Tryon Street

W-F Associ

Independen
Center

First Floor Plan

SK-1445 I

2a
2d
2e
2b
2f
2c
2h

UDALL NAKHTAS INC

URBAN DESIGN GROUP

WF Associates

Independence Center

Second Floor Plan

SK-1446 L

3a
3f
3d 3b 3e
3c
URBAN DESIGN GROUP
W-F Associate
Independence Center
Typical Floor Plan 3th
SK-1447 L

6 thru 9th
b c a d

URBAN DESIGN GROUP

W-F Associate

Independence Center
Sixth thru Ninth Flo

SK-1547A

10c
10b
10a

WF Associates

Independence Center

Tenth Floor Transfer Floor

SK-1447D

11 thru 15 th

URBAN DESIGN GROUP

WF Associate

Independence Center

Typical Hi-Rise Floo
11 thru15

SK-1448 L

EXHIBIT A-1
FLOOR 12

TENANTS

RENTABLE
USABLE
N.R.F.
GROSS

LEGEND

Ductwork capped for tenant use in ceiling above
ø – Exhaust (fumes)
1 – Toilet room exhaust

Plumbing capped for tenant use
ø – Cold water supply
Δ – Stack vent
⊖ – Soil stack

Rental Plans

August 1983

URBAN DESIGN GROUP

One Independence Center

Floor 12

R-15

EXHIBIT A-2
FLOOR 13

TENANTS

RENTABLE
USABLE
N.R.F.
GROSS

LEGEND

Rental Pl

August 1983

URBAN DESIGN GROUP

One
Independence
Center

Floor 13

EXHIBIT A-3
FLOOR 14

LEGEND

Ductwork capped for tenant use in ceiling above

e – Exhaust (fumes)

t – Toilet room exhaust

Plumbing capped for tenant use

o – Cold water supply

Δ – Stack vent

⊖ – Soil stack

Rental Pl s

August 1983

URBAN DESIGN GROUP

One Independence Center

TENANTS ________

RENTABLE ___
USABLE ___
N.R.F. ___
GROSS ___

Floor 14

R-17

EXHIBIT A-4
FLOOR 15

LEGEND

Ductwork capped for tenant use in ceiling above.
e - Exhaust (fumes)
t - Toilet room exhaust

Plumbing capped for tenant use
o - Cold water supply
△ - Stack vent
◇ - Soil stack

Rental Pl

August 1983

URBAN DESIGN GROUP

One
Independence
Center

TENANTS ____
____
____
____

RENTABLE ____
USABLE ____
N.R.F. ____
GROSS ____

Floor 15

R-18

EXHIBIT “B”

OPTIONS TO EXTEND

1.           Notice and Exercise.  Provided no default by Tenant shall have occurred and be continuing under this Lease beyond any applicable cure periods, Tenant is hereby granted the option to extend the Term of this Lease for four (4) consecutive, additional terms of five (5) Years each (each, a “Renewal Term”) on the same terms and conditions (except as provided in this Exhibit) as contained in the other provisions of this Lease.  Landlord shall provide Tenant a written reminder notice (“Reminder Notice”) of each upcoming Renewal Term no earlier than twenty-four (24) months prior to the expiration of the initial Lease Term or each Renewal Term, as applicable.  Tenant’s renewal option shall be exercised by delivery of written notice (the “Renewal Notice”) to Landlord prior to the later to occur of (i) the date that is six (6) months prior to the scheduled expiration of the initial Term or any Renewal Term, as applicable; or (ii) the date that is six (6) months after Tenant’s receipt of the Reminder Notice.

2.           Renewal Term Base Rent.  The Base Rent for each five (5) Year Renewal Term shall be the lesser of (i) 95% of the then prevailing Fair Market Value Rental Rate, as agreed upon by Landlord and Tenant not later than the date which is three (3) months after Landlord’s receipt of Tenant’s Renewal Notice, or (ii) an amount equal to 1.25% of the Base Rent in effect for the immediately preceding Lease Year, rounded to the nearest cent.  For each Year of a Renewal Term subsequent to the first Year of said Renewal Term, Net Base Rent shall increase by one and one fourth percent (1.25%) annually in accordance with Section 3.3 of this Lease.

3.           Determination of Fair Market Value Rental Rate.  If Landlord and Tenant cannot agree upon the Fair Market Value Rental Rate by the date which is three (3) months prior to the commencement of any Renewal Term to which this section is applicable, then within ten (10) days after that date each party shall appoint and employ, at its cost, a real estate appraiser (who shall be a member of the American Institute of Real Estate Appraisers (MAI) with at least ten (10) Years of full-time commercial appraisal experience in the metropolitan area in which the Building is located) to appraise and establish the Fair Market Value Rental Rate.  The two appraisers, thus appointed, shall meet promptly and attempt to agree upon and designate a third appraiser meeting the qualifications set forth above within ten (10) days after the last of the two appraisers were appointed.  If they are unable to agree on the third appraiser, either of the parties, after giving five (5) days notice to the other, may apply to the appropriate court of the County in which the Building is located for the selection of a third appraiser meeting the qualifications stated above.  Each of the parties shall bear one-half (1/2) of the cost of the appointment of the third appraiser and the third appraiser’s fee.  All of the appraisers so selected shall be instructed to determine value taking into account all of the criteria listed under the definition of Fair Market Value Rental Rate at the beginning of this Lease.  Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall agree upon the Fair Market Value Rental Rate.  If a majority of the appraisers are unable to agree within the stipulated time, then each appraiser shall render his separate appraisal within such time, and the three appraisals shall be averaged in order to establish such rate; provided, however, if the low appraisal and/or the high appraisal are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded.  If only one appraisal is disregarded, the remaining two appraisals shall be averaged in order to establish such rate.  If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall establish such rate.  After the Fair Market Value Rental Rate has been established, the appraisers shall immediately notify the parties in writing, and the Base Rent shall then be determined in accordance with Paragraph 2 above.

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4.           Amendment.  The leasing of the Premises by Landlord to Tenant during a Renewal Term shall be upon all terms and conditions set forth in this Lease, except as expressly modified by this Exhibit.  At either party’s request, the other party shall execute an amendment to this Lease reflecting the leasing of the Premises for the Renewal Term in accordance with the foregoing.

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EXHIBIT “C”

OPTION TO CONTRACT

During the Term of this Lease, including any Renewal Terms exercised by Tenant (except that this Option to Contract shall not be available during the first three (3) Lease Years of the initial Term or the first two (2) Lease Years of any Renewal Term exercised by Tenant, as hereinafter provided), Tenant may, at its election, cancel this Lease as to not more than 104,000 square feet of Rentable Area, which shall be in full floor increments except where Tenant’s Premises includes only a partial floor (as set forth below), selected by Tenant in accordance with and as provided in this Exhibit.  Tenant shall provide Landlord written notice of cancellation not less than nine (9) months prior to the effective date of such contraction if less than 42,000 of Rentable Area in any twelve (12) month period, otherwise not less than eighteen (18) months prior to the effective date of the cancellation of this Lease, and Tenant shall specify in its cancellation notice the specific floor or floors of the Premises to which such cancellation is effective and the effective date of such cancellation, which effective date shall be the last day of a calendar month on or after the third anniversary of the Rent Commencement Date.  Such cancellation right must be exercised only in full floor increments, except that if the cancellation is as to space on a floor partially leased by Tenant, then Tenant may cancel this Lease as to the entire area on such floor partially leased by Tenant.  If Tenant first exercises this right as to a minimum of a full floor, it may thereafter exercise this right by giving a separate cancellation notice, but such subsequent exercise must also be as to a full floor(s) of the Premises (except where Tenant’s Premises includes only a partial floor) and such floor(s) must be contiguous to a floor as to which the cancellation right was previously exercised.  Tenant may not exercise its rights under this Exhibit if an event of default exists beyond applicable notice and cure periods (whether at the time a cancellation notice is given or on the date the cancellation would be effective).   Tenant may not exercise its rights under this Exhibit if the effective date of such cancellation shall occur during the first three (3) Years of the initial Term or the first two (2) Years of any Renewal Term.  If Tenant exercises its rights under this Exhibit, then upon the effective date of the cancellation, the area in question shall be deleted from this Lease, Tenant shall vacate and surrender such area in question in accordance with Article 21.1 of this Lease, and the Rentable Area of the Premises and Rent shall be appropriately adjusted to reflect the new area of the Premises.  Landlord and Tenant shall execute an amendment to this Lease reflecting such deletion and adjustment.

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EXHIBIT “D”

RIGHT OF FIRST OFFER TO LEASE SPACE

During the Term of this Lease, including any Renewal Term, if space (the “ROFO Space”) becomes (or will become) available within the Building, Landlord will offer same to Tenant prior to offering it to other Building tenants or the market, pursuant to the following procedures:  On or about January 15 and June 15 of each Lease Year, Landlord will provide Tenant with a written notice specifying the amount of ROFO Space that is or is projected to become available, the date of availability, and the proposed rental rate, which shall be the lesser of (i) the Fair Market Value Rental Rate or (ii) the existing Rental Rate under this Lease.  Additionally, if any ROFO Space becomes available at any other time, Landlord shall promptly provide a written notice to Tenant.  Upon learning of the availability and the anticipated delivery date of such ROFO Space, Tenant shall have thirty (30) calendar days from receipt of Landlord’s written notice, to elect by written notice to lease all or a portion of such space for the remaining Term of this Lease (including any Renewal Term if Tenant exercises its option to extend the Term for a Renewal Term).  Provided, however, that in the event Tenant elects to lease only a portion of the ROFO Space, Tenant shall state in its written notice the approximate amount of such ROFO Space that Tenant elects to lease, whereupon Landlord shall promptly designate the exact location, size and configuration of the space to be leased by Tenant, provided that such space so designated by Landlord shall, to the extent possible, be internally contiguous and contiguous to other space leased by Tenant, shall be of a size which is reasonably close to the size of the space requested by Tenant, and shall consist of a commercially reasonable rental configuration (and with the remaining portion of the ROFO Space not designated by Landlord consisting of a commercially reasonable rental configuration).  If Tenant shall have failed within thirty (30) calendar days of the date of receipt of such notice to notify Landlord of Tenant’s election to lease all or a portion of the ROFO Space, Landlord shall have the right to offer such ROFO Space to third parties; provided, however, that the rights of Tenant in such ROFO Space shall never expire.  If Tenant shall notify Landlord within such time period of Tenant’s election to lease such ROFO Space, then such ROFO Space (or the applicable portion thereof) shall be leased to Tenant by Landlord pursuant to all terms and conditions of this Lease except that:

(a)          Tenant shall have no such right to lease the ROFO Space or any portion thereof if a default of Tenant is in existence beyond applicable notice and cure periods;

(b)           Tenant’s right to lease all or any portion of the ROFO Space shall be subject to (i) any renewal and expansion rights held by existing tenants of the Building under executed leases as of August 1, 2004 (which such rights are enumerated on Exhibit D-1), and (ii) Landlord’s right to renew or extend any lease of space with the then existing tenant of such space, provided that such renewal or extension with the then existing tenant of such space is effectuated before Tenant shall exercise its right under this Exhibit to lease such ROFO Space;

(c)          The Base Rent for the ROFO Space leased by Tenant shall be as set forth in Paragraph 1 hereof.

Page - 4 -

The right of first offer set forth in this Exhibit D is intended to be a continuing right.  If Tenant elects not to exercise its rights hereunder with respect to a particular ROFO Space, and such ROFO Space or a portion thereof becomes available again at a later date, then Tenant shall again have a right of first offer with respect to such space in accordance with this Exhibit D.  If Tenant notifies Landlord of its exercise of this option pursuant to the provisions of this Exhibit D, Landlord shall make the applicable ROFO Space available for the commencement of construction of Tenant Improvements therein (or if demolition of previous tenant improvements is first required, for the demolition thereof) promptly after Landlord shall recover full and exclusive possession of the applicable ROFO Space.  All tenant improvements in all portions of the ROFO Space shall be delivered to and accepted by Tenant in an “as is” condition and Tenant shall not be entitled to any allowance or payment from Landlord for the improvement of such ROFO Space.  The date upon which Monthly Base Rent for the applicable ROFO Space shall commence shall be the earlier to occur of (i) the date which is one hundred fifty (150) days after Landlord shall make the applicable ROFO Space available to Tenant, or (ii) the date that Tenant shall occupy any portion of the applicable ROFO Space for business purposes.

Page - 5 -

EXHIBIT "D-1"

EXISTING LEASE RIGHTS

(i) Any renewal and expansion rights held by existing tenants of the Building as of June 1, 2000.

(ii) Any renewal or extension of any lease of space with the then existing tenant of such space, provided that such renewal or extension with such existing tenant of such space is effectuated before Tenant shall exercise its rights to such ROFO space pursuant to this Lease.

(iii) Rights of Robinson Bradshaw to expand into a maximum of 15,000 square feet of Rentable Area on the 10th floor in the years 2010 and 2011.

#702654.10
One Independence Center
10/15/2004
Page - 61 -

Page - 6 -

EXHIBIT “E”

HIGH-RISE OPERATING EXPENSES

“High-Rise Operating Expenses” shall mean all costs, expenses, Taxes and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the management, operation, maintenance, replacement and repair of all Building improvements and land comprising the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in connection therewith.  High-Rise Operating Expenses shall not include the following:  costs of improvement of the Premises and the premises of other tenants of the Building; charges for depreciation of the Building and improvements comprising the Project; interest and principal payments on mortgages; ground rental payments; real estate brokerage and leasing commissions; salaries and other compensation of executive officers of the Manager senior to the individual Building or Project Manager; any expenditures for which Landlord has been reimbursed (other than pursuant to proration of High-Rise Operating Expenses, rent adjustment and escalation provisions provided in leases); capital improvements to the Project except with respect to the costs associated with capital improvements installed by Landlord for the purpose of reducing High-Rise Operating Expenses and then only the annual straight line amortization of such costs over the useful life thereof.  The following further reflects the costs and expenses included in, and excluded from, “High-Rise Operating Expenses”:

A.           The term “High-Rise Operating Expenses” as defined above, includes, but is not limited to, the following costs and expenses as they may be incurred by Landlord in the maintenance, operation and management of the Building:

1.           The cost of all salaries and wages (including any payments for social security, unemployment, welfare and other fringe benefits), and associated payroll and similar taxes and insurance, of persons employed by Landlord as security guards, janitors, carpenters, painters, laborers, and other maintenance and upkeep personnel.  The cost of the property manager and its administrative staff, including salary and related costs and the management fees.

2.           The cost of all paper products for the break-rooms, materials, supplies, tools, and equipment (including restroom supplies, fluorescent and incandescent lamps, filters, cleaning supplies, and maintenance and repair items) purchased or leased by Landlord.

3.           The cost of all services furnished by third-parties with respect to the maintenance, operating, and management of the Building, including, but not limited to, cleaning, security, audit, legal, and maintenance services (including electrical, plumbing, mechanical and elevator maintenance).

4.           The cost of all electricity, water, sewerage, telephone, and other utilities.

5.           The cost of all insurance premiums, including all-risk package policy and rental interruption insurance, maintained with respect to the ownership and operation of the Building and its contents.

6.           The cost of all ad valorem and similar taxes and assessments imposed with respect to the ownership and operation of the Building and that part of the Property associated with the Building.

7.           The cost of all permits, fees, and bonds and security deposits.

Page - 7 -

8.           The cost of special projects, such as renovating or replacing equipment, machinery, fixtures, partitions, floor covering, blinds, doors, hardware, light fixtures, and other improvements in, or forming a part of, the Building, whether or not such costs are considered capital expenditures.

B.           The term “High-Rise Operating Expenses” as defined above, excludes, the following costs:

1.           All costs directly and solely attributable to the ownership, operation and management of the Ivey’s Parking Deck, the Parking Garage, and related driveways and tunnels for ingress and egress.

2.           All costs incurred for the repair, maintenance, and replacement of furniture, fixtures, furnishings, equipment, safes, floor and wall coverings, partitions, lighting and other property and improvements furnished and paid for by tenants (including Tenant), which work is not required of Landlord under this Lease or under similar leases with other tenants.

3.           All costs incurred in the performance of special work (not required under this Lease or under similar leases with other tenants) for the sole benefit of tenants (including Tenant) such as, but not limited to, hauling supplies, constructing shelves or other improvements, hanging pictures, and moving furniture.

4.           All ad valorem taxes imposed upon and attributable to the Ivey’s Parking Deck.

5.           All franchise, gross receipts and income taxes.

6.           The amount of all discounts for prompt payment reasonably available to, but not taken by, Landlord.

7.           The reasonably estimated cost of electric power for requirements above normal, including, but not limited to, electricity for air conditioning and dehumidification equipment for computer areas, and power equipment for antennae, to the extent that such cost exceeds the cost of electric power for ordinary uses of the type described in Exhibit I of this Lease.

8.           The reasonably estimated cost of electric power, heating, ventilating and air-conditioning, and other utilities or services attributable to repeated use of tenant spaces in the Building in excess of 190 working hours per month (excluding scheduled lunch periods.)

9.           The cost of special (i.e. above Building standard) cleaning services, utilities (except chilled water) and garbage removal for any restaurant in the Building.

10.         The cost of repairs or other work occasioned by fire, windstorm or other casualty, the costs of which are reimbursed to Landlord by insurers (or would have been so reimbursed to Landlord if Landlord had been in full compliance with the insurance provisions of this Lease) or by governmental authorities in eminent domain or by others.

11.         Leasing commissions, broker fees, legal fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants of the Building.

Page - 8 -

12.           Costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other occupants in the Building or vacant space in the Building (including without limitation any allowances or inducements made to any tenants or other occupants).

13.           Costs of correcting major defects in the construction of the Building (including latent defects in the Building) or in the Building equipment, except that for the purposes of this subparagraph, conditions (not occasioned by construction defects) resulting from general maintenance and repair (including painting of Common Areas, replacement of carpet in elevator lobbies and the like, even though capital for accounting purposes) and ordinary wear and tear and use shall not be deemed defects.

14.           Landlord’s costs of electricity and other utilities and services furnished to tenants for which Landlord is entitled to be reimbursed by tenants (whether or not actually collected by Landlord) as a separate additional charge or rental (other than through payment of the tenant’s proportionate share of High-Rise Operating Expenses).

15.           Amortization (except as set forth above) and depreciation.

16.           Expenses in connection with services or other benefits of a type which are not Building standard but which are provided specifically to another tenant or occupant.

17.           Costs incurred due to the violation by Landlord or any tenant or other person of the terms and conditions of any lease or other agreement pertaining to the Building or of any applicable legal requirement, building code, regulation or law as existing at the execution of this Lease or incurred due to the Building being in violation of any such legal requirements, building code, regulation or law or costs incurred due to acts of any tenant causing an increase in the rate of insurance on the Building or its contents.

18.           Overhead and profit increment paid to subsidiaries or affiliates of Landlord or its partners for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services rendered by persons or entities of similar skill, competence and experience, other than a subsidiary or affiliate of Landlord or its partners.

19.           Principal and interest on any debt or rental under any ground or underlying leases or lease.

20.           The costs of Landlord’s general overhead and general administrative expenses, which would not be chargeable to operating expenses of the Building in accordance with generally accepted cash basis accounting principles, consistently applied.

21.           Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (this exclusion does not apply to concierge services).

22.           Any cost or expense to the extent Landlord is reimbursed or such cost or expense is reimbursable by any tenant (including Tenant), insurer or other person (other than through payment of its proportionate share of High-Rise Operating Expenses) or for which any tenant (including Tenant) pays third persons.

Page - 9 -

23.           Costs incurred in installing, operating and maintaining any specialty facility such as broadcasting facilities (other than the Building’s music system and life support and security system), luncheon club.

24.           Any expenses relating to any off-site parking facility.

25.           Any fines or penalties imposed against Landlord.

26.           Any expenses relating to repairs or replacements of the foundation or other structural components of the Building.

Page - 10 -

EXHIBIT “F”

LOW-RISE OPERATING EXPENSES

“Low-Rise Operating Expenses” shall mean, for any Calendar Year, the sum of (i) all expenses, costs and disbursements (net of discounts and refunds) of every kind and nature which Landlord shall pay because of or in connection with the ownership, management, operation, maintenance and insurance of the Building, grounds and Property on which it is situated, except the following:  Costs of alterations of all rentable premises; real estate brokers’ leasing commissions; cost of Landlord’s management personnel above the Building manager; cost of special services in excess of Landlord’s services, as hereinafter defined; cost of services or expenses paid or payable to Landlord from Tenant or other parties by means other than by virtue of the proration of Low-Rise Operating Expenses; capital expenditures, except those qualifying for inclusion under (ii) of this paragraph; and (ii) depreciation, replacement, interest and other debt costs with r*respect to machinery, equipment, systems, property, facilities or other capital expenditures approved by Tenant installed in and used in connection with the Building, grounds and Property after the commencement date of the Low-Rise Lease, if such installation reduces Low-Rise Operating Expenses; and (iii) real estate taxes which as used herein shall mean any form of assessment, license fee, commercial rental tax, levy, penalty, charge or tax (other than inheritance of estate taxes) imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage, floor control or other assessment special district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises and the Building are a part, as against Landlord’s right to rent or other income therefrom, or as against Landlord’s business of leasing the Premises, or any tax imposed in substitution, partially or totally, of any tax previously included in the definition of “Real Estate Taxes,” and shall include any increases in such taxes, levies, charges or assessments occasioned by increases in tax rates or increases in assessed valuations, however occurring.

Page - 11 -

EXHIBIT “G”

REVISED OPERATING EXPENSES

(I)           Revised Operating Expenses.   “Revised Operating Expenses” are defined to be the sum of all costs, expenses, and disbursements, as described below and the Taxes [as defined in subparagraph (l) below] reasonably incurred by Landlord in connection with the management, maintenance, operation, administration and repair of all or any portion of the Project including, but not limited to, the following, (but subject to the exclusions from Revised Operating Expenses listed in Sections 4.10 and 10.2 of this Lease):

(a)           All costs for materials, utilities, goods and services (but excluding all costs for materials, utilities, goods and services furnished by Landlord which are not required to be furnished by Landlord, and which have been directly paid for by Tenant or other tenants (if applicable) to Landlord; and, if Tenant directly and separately pays Landlord or the provider of such electric power, also excluding all costs for electrical power other than the cost of the electrical power required to operate the Common Areas of the Building);

(b)           All wages and benefits and costs of employees or independent contractors or employees of independent contractors engaged in the operation, maintenance and security of the Project, except to the extent excluded pursuant to Paragraph II below;

(c)           All expenses for janitorial, maintenance, security and safety services;

(d)           All repairs to, replacement of, and physical maintenance of the Project, including the cost of all supplies, uniforms, equipment, tools and materials but excluding repairs or replacements of a capital nature as defined in Paragraph II below;

(e)           Any license, permit and inspection fees required in connection with the operation of the Project except for the costs of building permits, certificates of occupancy or similar fees incurred prior to completion of the Project;

(f)           Any accounting fees for accounting provided for the operation and maintenance of the Project except for the cost of audits or Independent Determination conducted in accordance with Section 4.7 of this Lease;

(g)           Any legal fees, costs and disbursements as would normally be incurred in connection with the operation, maintenance and repair of the Project;

(h)           All reasonable fees for management services provided by a management company under contract to Landlord or an agent of Landlord, not to exceed the management fees which are normally and customarily charged by Landlords of first class buildings in the Charlotte, North Carolina market area;

(i)            The annual amortization (amortized over the useful life) of costs, including actual debt financing costs, if any, incurred by Landlord for any capital improvements installed or paid for by Landlord and required by any new Applicable Laws which are enacted (or interpreted in such a manner as to be deemed either new or a change) after the Rent Commencement Date;

Page - 12 -

(j)            The annual amortization (amortized over the useful life) of costs, including actual debt financing costs, if any, of any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to affect other economies in the operation or maintenance of the Project (provided the annual amortized cost does not exceed the actual cost savings realized and such savings do not accrue primarily to the benefit of any particular tenant);

(k)           All insurance premiums and other charges (including the amount of any deductible payable by Landlord with respect to damage or destruction to all or any portion of the Project) incurred by Landlord with respect to insuring the Project including, without limitation, the following to the extent carried by Landlord:  (i) fire and extended coverage insurance, windstorm, hail, and explosion; (ii) riot attending a strike, civil commotion, aircraft, vehicle and smoke insurance; (iii) public liability, bodily injury and property damage insurance; (iv) elevator insurance; (v) workers' compensation insurance for the employees specified in subparagraph (b) above; (vi) boiler and machinery insurance, sprinkler leakage, water damage, property, burglary, fidelity and pilferage insurance on equipment and materials; (vii) rental income/loss insurance; and (viii) such other insurance as is customarily carried by operators of first class buildings in the Charlotte, North Carolina market area as the Project;

(l)            Subject to Tenant’s right to contest taxes or assessments, as set forth in Section 4.8 of this Lease, all actual taxes, assessments, levies, charges, water and sewer charges, and other similar or comparable governmental charges (collectively “Taxes”) levied or assessed on, imposed upon or attributable to the Calendar Year in question (i) to the Project, and/or (ii) to the operation of the Project, including but not limited to Taxes against the Project, personal property taxes or assessments levied or assessed against the Project, together with any costs incurred by Landlord, including reasonable attorneys' fees, in contesting any such Taxes but excluding any tax measured by gross rentals received from the Project, any net income, franchise, capital stock, succession, transfer, gift, estate or inheritance taxes imposed by the State of North Carolina or the United States or by their respective agencies, branches or departments, and any taxes assessed directly against or by reason of any users of the Project and/or any portion thereof (other than Tenant); provided that, if at any time during the Term there shall be levied, assessed or imposed on Landlord or the Project (or any portion thereof) by any governmental entity, any general or special, ad valorem or specific excised capital levy or other Taxes on the payments received by Landlord under this Lease or other leases affecting the Project and/or any license fee, excise or franchise Taxes measured by or based, in whole or in part, upon such payments, and/or transfer, transaction, or Taxes based directly or indirectly upon the transaction represented by this Lease or other leases affecting the Project, and/or any occupancy, use, per capita or other Taxes, based directly or indirectly upon the use or occupancy of the Project or any portion thereof, then all such Taxes shall be deemed to be included within the definition of the term Taxes;

(m)          Minor capital improvements, tools or expenditures to the extent each such improvement or acquisition costs less than Three Thousand Dollars ($3,000.00) and the total cost of same are not in excess of Ten Thousand Dollars ($10,000) in any twelve (12) consecutive month period; and

Page - 13 -

(n)           All additional expenses (the “Variable Operating Costs”) which Landlord reasonably determines Landlord would have incurred had the Building been ninety-five percent (95%) leased and occupied with all tenant improvements constructed, and without regard to any abatements, curtailments or reductions in any form of rent allowed under any lease of any portion of the Building, for purposes of determining operating expenses or fees related to Building management; provided, however, that (i) Variable Operating Costs shall specifically include, but shall not be limited to, Landlord's direct costs in supplying gas, electricity, heating, ventilating, air conditioning, water, and any other utilities, waste disposal, supervision and janitorial services to the Building, all of which vary based upon occupancy; (ii) no adjustment under this subparagraph o. shall result in profit to Landlord and no cost allocable to construction of any portion of the Common Areas and construction of any portion of the Building shall be included in determining Variable Operating Costs; and (iii) such costs shall specifically include all costs which Landlord would have incurred but for the existence of warranties on any portion of the Project, including, without limitation, any equipment or machinery used therein.

II.           Exclusions from Revised Operating Expenses.  Revised Operating Expenses shall not include the following:

1.           Expenses for capital improvements made to the Building and/or the Property other than capital improvements intended to reduce the energy consumption or other operating expenses of the Building and/or the Property, and then such amounts may be included only to the extent of actual operating expense savings.

2.           Alterations attributable solely to tenants of the Building and/or the Property (including Tenant) and costs of constructing leasehold improvements to rentable areas of the Building, whether for Tenant or any other tenant.

3.           Interest and any increase in the rate of interest payable by Landlord with respect to any debts secured by a deed of trust or mortgage on the Building and/or the Property and amortization or other payments or charges on loans to Landlord, whether loans secured by a deed of trust, mortgage, or otherwise on the Building and/or the Property.

4.           Depreciation of the Building or any improvements on the Property under or pertaining to the Building except as otherwise provided in this Exhibit.

5.           Legal, auditing, consulting and professional fees, (other than those legal, auditing, consulting and professional fees necessarily incurred in connection with the normal and routine maintenance and operation of the Building and/or the Property) paid or incurred in connection with negotiations for leases, financings, refinancings, sales, acquisitions, obtaining of permits or approvals, zoning proceedings or actions, environmental permits or actions, lawsuits, further development of the Property or any extraordinary transactions, occurrences or events.

6.           Income, excess profits or franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Building and/or the Property.

7.           The cost incurred in performing work or furnishing services for individual tenants which work or services are in excess of work and services required to be provided to Tenant under this Lease.

8.           Expenses incurred in leasing or procuring new tenants including advertising and leasing fees, commissions or brokerage commissions of any kind, including without limitation, signing bonuses, moving expenses, assumption of rent under existing leases and other concessions or inducements, marketing expenses and expenses for preparation of leases or renovating space for new tenants and build out allowances.

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9.           The amount of rent or other charges payable under and pursuant to any ground lease or superior lease pertaining to the Property on which the Building is located, and/or the Building.

10.         Wages, costs and salaries associated with home office, off-site employees of Landlord other than professional services provided by such employees which would otherwise be provided by outside professionals, but only to the extent such services are included at reasonable market rates.

11.         The cost of installing, operating and maintaining any specialty service, such as, but not limited to, an observatory, broadcasting facility, luncheon club, cafeteria, retail store, sundry shop, newsstand, concession, athletic or recreational club, fitness room, day care center or shuttle service; but excluding from such costs the normal costs attributable to providing Building services, such as, lighting and HVAC specifically for a cafeteria, sundry shop and fitness room.

12.         The cost of correcting defects in Base Building construction for the Building including noncompliance with governmental codes and laws, and repairs or replacements caused by Landlord’s negligence or the negligence of its agents, employees or contractors.

13.         Insurance premiums to the extent any tenant causes Landlord’s existing insurance premiums to increase or require Landlord to purchase additional insurance.

14.         Any advertising, promotional or marketing expenses for the Building.

15.         Any cost representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship.

16.         Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased.

17.         Costs incurred due to violation by Landlord or any tenant of the Building of the terms of any lease or condition, covenant or restriction affecting the Property and/or the Building, or any laws, rules regulations or ordinances applicable to the Property, and/or the Building.

18.         Costs of repairs, replacements or other work occasioned by the exercise by governmental authorities of the right of eminent domain, any costs due to casualty (whether insured or not) and any expenses for repair or replacements covered by warranties or guarantees.

19.         Services, costs, items and benefits for which Tenant or any other tenant or occupant of the Building or third person (including insurers) specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Building pays third persons.

20.         Penalties and interest for late payment of, including, without limitation, taxes, insurance, equipment leases and other past due amounts.

21.         Contributions to operating expense reserves.

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22.           Contributions to charitable organizations.

23.           Costs incurred in removing the property of former tenants or other occupants of the Building.

24.           Salaries or other compensation paid to executive employees above the grade of Building manager (including, without limitation, profit sharing, bonuses and 401(k) savings plans).

25.           Costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building.

26.           The cost of any disputes including, without limitation, legal fees, between Landlord, any employee or agency of Landlord, or any mortgagees or ground lessors of Landlord.

27.           Any expenses incurred by Landlord for use of any public portions of the Building including, but not limited to, shows, promotions, kiosks, and advertising, beyond the normal expenses attributable to providing Building services, such as lighting and HVAC to such public portions of the Building.

28.           Real estate taxes or special assessments on the Building.

29.           Any cost of acquiring, installing, moving, insuring or restoring objects of art.

30.           The initial cost of tools and equipment used in the operation of the Building.

31.           The costs of any electric current or utilities for the Building beyond those specified for Common Areas of the Building.

32.           Costs of repairs, replacements, alterations or improvements necessary to make the Building or Property comply with applicable past, present or future laws, such as, without limitation, sprinkler installation or requirements under the ADA.

33.           Costs of testing (except for routine water tests), containing, removing or abating or any costs otherwise caused by any hazardous, toxic or biologically undesirable wastes, materials, conditions and/or substances including, without limitation, asbestos and asbestos containing materials and mold in, on, beneath or from the Building and/or the Property.

34.           Costs of operating, maintaining, repairing, cleaning and protecting any other building on the Property other than the Building.

35.           Costs of constructing additions to the Building or new buildings on the Property, or otherwise further developing the Property.

36.           All other items which under generally accepted accounting principles as consistently applied in the real estate industry for first-class office buildings are properly classified as capital expenditures except, however, as specifically excluded by this Lease.

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37.           If any operating expenses are incurred because of a change of policy or practice in operating the Building that causes an increase in operating expenses for the Building over the (operations expense stop/base Year operations expenses) (“changed expenses”), such changed expenses shall be included as operating expenses only if the change in policy or practice would have been made by a reasonably prudent operator of comparable first class office buildings in the vicinity where the Building is located.  These changed expenses shall be included as operating expenses to the extent of the increase in cost over the reasonably estimated costs that would have been included in the operating expense (stop/for the operating expense base Year) had the policy or practice been in effect (when the stop was calculated/during the entire operation expenses base Year).
All operating expenses for the Building shall be reduced by the amount (net of collection costs) of any insurance reimbursement, discount or allowance received by Landlord in connection with such costs.

38.           The annual amortization (amortized over the useful life) of costs (including actual debt financing costs) of items considered capital repairs and capital replacement under generally accepted accounting principles consistently applied which are repairs or replacements of items subsequently added pursuant to (I)(i) or (I)(j) above in the Building, amortized over the useful life.  The annual amortization of costs shall be determined by dividing the original cost of such capital expenditure by the number of Years of useful life of the capital item acquired.

39.           Any costs associated with the operation, maintenance, repair or replacement of the Parking Garage and Ivey’s Parking Deck, including real estate taxes.

III.          Controllable Expenses.  For each Calendar Year, the Controllable Expenses component of Revised Operating Expenses shall not increase by more than three percent (3%) in the aggregate over the Controllable Expenses component of Revised Operating Expenses for the previous Calendar Year, compounded annually, through the Year of adjustment.  Provided, however, that if Controllable Expenses increase less than three percent (3%) in the aggregate over the Controllable Expenses component of Revised Operating Expenses for the previous Calendar Year, Landlord shall be permitted to carry over the difference between such actual increase in Controllable Expenses and three percent (3%) in any Year that Controllable Expenses increase more than three (3%) percent.

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EXHIBIT "H"

LEGAL DESCRIPTION OF PROPERTY

#702654.10
One Independence Center
10/15/2004
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EXHIBIT "A"

Legal Description

The Tower Facility Tract is located in the City of Charlotte, Mecklenburg County, North Carolina, and is hereinafter described as follows as five separate parcels designated Parcel 1, Parcel A, Parcel B, Parcel C and Roadway Parcel.

PARCEL 1:

BEGINNING at a point at the intersection of the northeasterly-most margin of the right-of-way of West Trade Street and the northwesterly-most margin of the right-of-way of North Tryon Street (said point of intersection is S 48-21-50 E 826.88 feet from a right-of-way monument set in concrete in the concrete sidewalk at the southerly-most corner of the intersection of West Trade Street and South Poplar Street), and running thence from said point of BEGINNING, N 42-18-22 W 123.97 feet to a point; thence N 49-42-51 E 38.19 feet to a point; thence N 04-42-51 E 69.83 feet to a point; thence N 49-42-51 E 37.01 feet to a point; N 04-42-51 E 31.77 feet to a point; thence N 49-42-51 E 149.27 feet to a point in a common boundary with the property of J.B. Ivey & Company; thence with that common boundary S 41-54-22 E 201.44 feet to a point in the northwesterly-most margin of the right-of-way of North Tryon Street; thence with that margin S 50-47-40 W 297.69 feet to the point or place of BEGINNING.

PARCEL A:

All of that land or area located vertically beneath an upper plane or surface, as hereinafter described:

Upper Plane or Surface:

BEGINNING at a point having an elevation above mean sea level of 763.75 feet, which point is located vertically beneath a point which is two courses and distances as follows from the intersection of the northeasterly-most margin of the right-of-way of West Trade Street and the northwesterly-most margin of the right-of-way of North Tryon Street: (1) with the northeasterly-most margin of the right-of-way of West Trade Street N 42-18-22 W 123.97 feet to a point and (2) N 49-42-51 E 36.54 feet to said point of BEGINNING, and running thence from said point of BEGINNING horizontally to points having an elevation above mean sea level of 763.75 feet five courses and distances as follows: (1) N 04-42-51 E 38.68 feet to a point; (2) N 40-17-09 W 22.03 feet to a point; (3) N 49-42-51 E 23.67 feet to a point; (4) S 04-42-51 W 69.83 feet to a point; and (5) S 49-42-51 W 1.65 feet to the point or place of BEGINNING.

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PARCEL B:

All of that air space and/or area located vertically above the lower plane or surface, as hereinafter described:

Lower Plane or Surface:

BEGINNING at a point having an elevation of 763.75 feet above mean sea level and located vertically below a point which is three courses and distances as follows from the intersection of the northeasterly-most margin of the right-of-way of West Trade Street and the northwesterly-most margin of the right-of-way of North Tryon Street: (1) with the northeasterly-most margin of the right-of-way of West Trade Street N 42-18-22 W 123.97 feet to a point; (2) N 49-42-51 E 38.19 feet to a point; and (3) N 04-42-51 E 69.83 feet to said point of BEGINNING, and running thence from said point of BEGINNING horizontally to points having an elevation above mean sea level of 763.75 feet four courses and distances as follows: (1) N 04-42-51 E 57.82 feet to a point; (2) S 85-17-09 E 26.17 feet to a point; (3) S 04-42-51 W 31.65 feet to a point; and (4) S 49-42-51 W 37.01 feet to the point or place of BEGINNING.

TOGETHER WITH the right to construct and maintain pilings, caissons or columns below the floor plane or surface of Parcel B for support of improvements located on Parcel B and/or the right to use, maintain and reinforce pilings, caissons and columns located below Parcel B for support of improvements constructed on Parcel B.

PARCEL C:

All of that air space and/or area located vertically above the lower plane or surface, as hereinafter described:

Lower Plane or Surface:

Beginning at a point having an elevation of 763.75 feet above mean sea level and located vertically below a point which is three courses and distances as follows from the intersection of the northeasterly-most margin of the right-of-way of West Trade Street and the northwesterly-most margin of the right-of-way of North Tryon Street: (1) with the northeasterly-most margin of the right-of-way of West Trade Street N 42-18-22 W 123.97 feet to a point; (2) N 49-42-51 E 38.19 feet to a point; and (3) N 04-42-51 E 127.65 feet to said POINT OF BEGINNING, and running thence from said POINT OF BEGINNING horizontally to points having an elevation above mean sea level of 763.75 feet five courses and distances as follows: (1) N 04-42-51 E 34.45 feet to a point; (2) S 40-17-09 E 42.78 feet to a point; (3) S 49-42-51 W 5.77 feet to a point; (4) S 04-42-51 W 0.12 feet to a point; and (5) N 85-17-09 W 26.17 feet to the POINT OR PLACE OF BEGINNING.

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TOGETHER WITH the right to construct and maintain pilings, caissons or columns below the floor plane or surface of Parcel C for support of improvements located on Parcel C and/or the right to use, maintain and reinforce pilings, caissons and columns located below Parcel C for support of improvements constructed on Parcel C.

ROADWAY PARCEL:

BEGINNING at a point in the southeasterly-most margin of the right-of-way of North Church Street, which point is located N 50-49-40 E 161.00 feet from the point of intersection of the southeasterly-most margin of the right-of-way of North Church Street and the northeasterly-most margin of the right-of-way of West Trade Street, and running thence from said point of BEGINNING with the southeasterly-most margin of the right-of-way of North Church Street two courses and distances as follows: (1) N 50-49-40 E 28.97 feet to a point; and (2) N 50-44-32 E 10.03 feet to a point; thence S 41-59-25 E 197.18 feet to a point in the northwesterly-most boundary of Parcel 1 described above; thence with that boundary S 49-42-51 W 44.86 feet to a point; thence N 40-17-09 W 197.84 feet to the point or place of BEGINNING.

LESS AND EXCEPT from the foregoing described tract, the property described as "Tract 2" of the "Marriott Garage Tract" described in the Deed from WF Associates to Chesapeake Hotel Limited Partnership dated April 21, 1989, recorded in Book 6006, page 803, in the Mecklenburg County Public Registry (the "Chesapeake Deed").

TOGETHER WITH all right, title and interest of WF Associates, its successors and assigns, in that Deed of Easement dated November 23, 1981, by and between the City of Charlotte and WF Associates recorded in Book 4493, page 453 in the Mecklenburg County Public Registry pertaining to an above-ground bustle, as amended by Amendment and Release dated December 2, 1996, by and between the same parties, recorded or to be recorded in said Registry (the "Amendment and Release"), and all right, title and interest of WF Associates, its successors and assigns, in that Deed of Easement dated November 23, 1981, by and between the same parties recorded in Book 4493, page 437 in said Registry, as amended and restated in that Amended and Restated Easement recorded in Book 4523, page 520 in said Registry, and the First Amendment to Amended and Restated Easement dated May 4, 1982 and recorded in Book 4547, page 009 in said Registry, and as amended by the Amendment and Release.

The above-described Tower Facility Tract is expressly conveyed subject to the terms, covenants and conditions of the Chesapeake Deed.

The above-described Tower Facility Tract and the right, title and interest of WF Associates in the Amended and Restated Easement are expressly conveyed subject to the terms, covenants and conditions of that Bill of Sale and Lease Agreement for an underground parking garage on a portion of the above-described Tower Facility Tract, dated December 1, 1983, by and between WF Associates and The City of Charlotte, North Carolina and recorded in Book 4767, page 433 of

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the Mecklenburg County Public Registry ("City Bill of Sale and Lease"). The property described in the City Bill of Sale and Lease is hereinafter referred to as the "Parking Facility Tract".

TOGETHER WITH the rights, reservations and easements set forth in Sections 1.2, 2.25, 2.26 and 2.27 of the City Bill of Sale and Lease.

The elevations above mean sea level stated in the foregoing descriptions are intended to be elevations of the following components for the improvements constructed upon the described property:

763.75 feet: The lower surface of the ceiling slab of the upper parking level (the "service level") of the existing underground parking facility.

The above-described property, easements and rights are shown on a survey entitled "As Built Survey of Independence Center for Cousins Properties Incorporated, Charlotte, Mecklenburg Co., North Carolina", prepared by F. Donald Lawrence & Associates, P.A., dated September 24, 1996.

TOGETHER WITH all right, title and interest of WF Associates Limited Partnership, its successors and assigns, under that Common Entrance Agreement dated October 10, 1994, by and between Ivey's Development, L.L.C. and WF Associates Limited Partnership.

TOGETHER WITH all right, title and interest of WF Associates Limited Partnership, its successors and assigns, under that certain Reciprocal Easement and Operating Agreement (the "REA") by and among WF Associates Limited Partnership and Chesapeake Hotel Limited Partnership dated as of April 1, 1989, recorded in Book 6010, page 599, Mecklenburg County Public Registry.

TOGETHER WITH all right, title and interest of WF Associates Limited Partnership, its successors and assigns, under that certain Agreement dated November 23, 1981, by and between the City of Charlotte, North Carolina and WF Associates recorded in Book 4525, page 495, Mecklenburg County Public Registry, relating to the encroachment of at-grade paving tiles and tree wells.

TOGETHER WITH the reservations, rights and easements reserved in favor of WF Associates Limited Partnership in the Chesapeake Deed.

TOGETHER WITH all right, title and interest of WF Associates, its successors and assigns, under that certain Agreement of Lease by and between the City of Charlotte, North Carolina and WF Associates dated December 1, 1983, a Memorandum of which is recorded in Book 4767, page 469, Mecklenburg County Public Registry, subject, however, to the Assignment of Operating Lease to NCNB National Bank of North Carolina, as Trustee, recorded in Book 4767, page 720, Mecklenburg County Public Registry.

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PHASE II TRACT - TRACT II

LYING AND BEING in the City of Charlotte, County of Mecklenburg, State of North Carolina, and being more particularly described as follows:

BEGINNING at a point in the southerly margin of the right-of-way of North Church Street, said point being located two (2) courses from the point of intersection of the southerly margin of the right-of-way of North Church Street with the northerly margin of the right-of-way of West Trade Street as follows: (1) N 50-49-40 E 189.97 feet to a point; and (2) N 50-44-32 E 10.03 feet to the point and place of BEGINNING; thence continuing with the southerly margin of the right-of-way of North Church Street N 50-45-36 E 99.00 feet to a point, a common corner with the property, now or formerly, of J.B. Ivey Co.; and running thence with a line of the property of J.B. Ivey Co. S 41-54-22 E 195.37 feet to a point; thence S 49-42-51 W 98.64 feet to a point; thence N 41-59-25 W 197.18 feet to the point and place of BEGINNING, all as shown on that certain survey dated September 24, 1996, entitled "As Built Survey of Independence Center for Cousins Properties Incorporated Charlotte, Mecklenburg Co., North Carolina", prepared by F. Donald Lawrence & Associates, P.A.

TOGETHER WITH the reservations, rights and easements reserved in favor of WF Associates Limited Partnership in that certain Bill of Sale and Lease Agreement dated November 14, 1991 by and between WF Associates Limited Partnership, as lessor, and WF Associates II Limited Partnership, as lessee, recorded in Book 6684, page 644, Mecklenburg County Public Registry.

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EXHIBIT “I”

STANDARDS FOR UTILITIES AND SERVICES

1.           Utilities.  Hot and cold water to the restrooms on each floor in the Premises; cold water (with cold water risers provided by Landlord to the designated portions of the core of each floor of the Premises) and central heat, ventilation and air conditioning (“HVAC”) in season twenty-four (24) hours a day, seven (7) days a week.  Landlord shall provide to the Premises, the cost (without Landlord's profit or mark-up) of which shall be included in High-Rise, Low-Rise and/or Revised Operating Expenses, central HVAC in season at such temperatures and in such amounts as are reasonably required by Tenant or as may be permitted, controlled or regulated by Applicable Laws, ordinances, rules and regulations; provided that Landlord agrees to cause the HVAC system which services the Premises to be designed, installed and maintained in a manner which shall maximize its efficiency and shall maintain the temperature of the Premises within the following range of temperatures, subject to unusual heat loads caused by Tenant's extraordinary use of the Premises or alteration of the Premises made contrary to the provisions of this Lease:

Summer:	93 De. F. DB-74 De. F.W.B	- OUTSIDE
	75 De. F. DB-50% RH	- INSIDE

Winter:	22 De. F. DB	- OUTSIDE
	72 De. F. DB-50% RH.	- INSIDE

Shell HVAC internal heat loads shall be based upon two (2) watts per rentable square foot (RSF) for lighting, two (2) watts per square foot for power and one (1) person per one hundred and fifty (150) RSF.

At Tenant's cost, Tenant may tap condenser or chilled water supply lines for supplemental HVAC services to Tenant's word processing and computer room units subject to availability.

2.           Janitorial services.  Landlord shall provide janitorial service on the evening before each weekday except for Holidays in accordance with the general cleaning specifications attached hereto as Exhibit I-1.  Such service shall equal or exceed the janitorial services provided to tenants in comparable first class buildings in the Charlotte, North Carolina market area.  If Tenant requests special or additional attention other than routine janitorial service (which shall include periodic carpet cleaning and waxing of floors, as appropriate, among such routine services), Tenant shall pay the extra cleaning cost as additional Rent.

3.           Electrical Facilities.  Electrical facilities shall provide electrical capacity up to seven (7) watts for each square foot of Rentable Area in the Premises (five (5) at 208/120 volts single phase and two (2) watts at 277 volts), determined on a connected load in accordance with the National Electric Code 1993 (“Standard Building Capacity”).  For the purposes of computing Tenant's access to electrical capacity, Tenant shall continuously have the right to demand, and simultaneously use, twenty-four (24) hours per day, every day of the Year, electrical facilities which provide electrical power of seven (7) watts per square foot of Rentable Area, all costs of providing electrical capacity to the Premises in excess of seven (7) watts per square foot of Rentable Area to be borne by Tenant.  Tenant's use of electricity shall not, without Landlord's prior written consent, exceed in times and duration of consumption an overall load of seven (7) watts per square foot of Rentable Area in the Premises.  Tenant's usage initially will be determined by a survey by Landlord of Tenant's final construction documents.  Tenant shall notify Landlord in writing of any equipment in the Premises that has a rated electrical load greater than five hundred (500) watts and/or that requires a service voltage other than one hundred twenty (120) volts, and Landlord's written approval (which shall not be unreasonably or arbitrarily withheld, conditioned or delayed) shall be required with respect to the installation of any such high electrical consumption equipment in the Premises.

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4.           Electrical Supplies.  Landlord shall supply all lamps, bulbs, starters and ballasts for all light fixtures in Common Areas and lamps, bulbs, starters and ballasts for Building standard light fixtures in the Premises and replacement bulbs for Building standard fixtures or Tenant's light fixtures in the Premises that can accommodate Building standard bulbs (including, without limitation, those Building standard 2' x 4' fluorescent light fixtures which are supplied by Tenant in addition to those supplied by Landlord).  Landlord acknowledges that upon installation of the three lamp fixtures as set forth in Section 10.2, said fixtures shall be considered Building standard fixtures for which Landlord shall be required to supply initial and replacement bulbs and/or ballasts.  As used herein, Building standard lights fixtures shall include any ceiling mounted recessed light fixture and emergency exit signs.

5.           Supervision.  Landlord shall supply appropriate levels of supervision for the Building, Parking Garage and Ivey’s Parking Deck in compliance with Tenant’s security standards and procedures.  Tenant, its employees, visitors and guests shall have access to the Building, Parking Garage and Ivey’s Parking Deck at all times, subject to the supervision specifications and any rules and regulations which Landlord may from time to time and subject to Tenant’s consent, promulgate, and as the same may be amended from time to time with Tenant's consent, which consent shall not be unreasonably or arbitrarily withheld, conditioned or delayed.  Access to the Project and the Premises shall be regulated in such form as Landlord deems appropriate; provided, however, that Tenant, its employees, invitees and guests shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.  Provided Landlord has secured and maintained appropriate insurance as required by the next sentence, and to the extent Tenant is covered hereunder, Landlord shall not be liable for losses due to theft or burglary, damages done by unauthorized persons, or injuries to persons or damages to property as a result of any failure to supply supervision services.  Landlord shall be required to insure against such damages, losses or injuries only to the extent the same are directly attributable to Landlord, its agents or employees.  Tenant shall cooperate fully in Landlord's efforts to maintain supervision in the Project, the Premises, Parking Garage and Ivey’s Parking Deck, and shall follow all rules and regulations established in accordance with this paragraph.

6.           Common Area Maintenance.  Landlord shall provide routine maintenance, painting and electric lighting service for all public areas in the manner and to the extent necessary to be consistent with the operation of a first class office/retail Project.

7.           Elevator Service.  Landlord shall provide elevator service twenty-four (24) hours per day, seven (7) days per week (except during periods of routine service and repairs, power failures, and emergencies) and freight elevator access as reasonably required by Tenant.

8.           Communications.  Landlord shall, at its expense, install telephone cables and, if available, television cable service in the central core of the Building providing service to each floor of the Building.  Tenant shall be solely responsible for arranging and paying for telephone and television cable services to the Premises.

9.           Mail Room Services.  Landlord shall provide mail room services by accommodation of the United States Postal Services at a designated area in the loading dock level of the Building.

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10.         Interruption of Services.  Landlord reserves the right to interrupt any services when, in Landlord's reasonable judgment, such interruption is necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements.  Except in the case of an emergency, Landlord will notify Tenant in advance, of any interruption and its estimated duration.  Landlord will undertake repairs with reasonable diligence to restore such service as promptly as reasonably possible and will conduct ordinary repairs in a manner and at times so as not to unduly interfere with or impair Tenant's use and enjoyment of the Premises.  Notwithstanding anything to the contrary in this Lease, for any such interruption or interruptions of essential services which renders the Premises or a material portion thereof unusable for more than three (3) consecutive days, Landlord shall abate Tenant's Rent effective the date of initial interruption of such services, until such services are restored.  In the event that Landlord has not commenced repairs necessary to restore such services within fifteen (15) days after the date of initial interruption, then, notwithstanding anything to the contrary in this Lease, Tenant, at its option but after giving written notice to Landlord of Tenant's intent to exercise either of the following rights, shall have the right to (i) make repairs necessary to restore such services and the reasonable and actual costs incurred by Tenant in restoring such services may be deducted by Tenant from Base Rent, or (ii) cancel this Lease and upon such cancellation neither party shall have any further liability to the other hereunder.  Notwithstanding anything to the contrary in this Lease, if Landlord commences repairs necessary to restore such services within fifteen (15) days after the date of initial interruption and thereafter diligently pursues completion thereof but is unable to restore such services within forty-five (45) days after the initial interruption thereof, Tenant shall be entitled to immediately cancel this Lease, and upon such cancellation neither party shall have any further liability to the other hereunder accruing after the effective date of termination.

11.         Level of Services; Tenant Satisfaction.  Tenant shall at all times be designated a third party beneficiary to Landlord’s property management agreement(s) for the Project.  If, at any time, Tenant becomes dissatisfied with the level of Services being provided by Landlord and/or Landlord’s property manager, Tenant may elect to perform such Services or a portion thereof itself, and if Tenant makes such election in accordance with the provisions of this paragraph, then such services shall no longer be a High-Rise, Low-Rise and/or Revised Operating Expense passed through to Tenant.  Prior to electing to provide the Services itself, Tenant shall first provide Landlord with thirty (30) days advance written notice, setting forth in reasonable detail the Tenant’s reason(s) for such dissatisfaction.  If Landlord fails to remedy the problem(s) within thirty (30) days after receipt of Tenant’s notice, Tenant shall send Landlord a second written notice setting forth in reasonable detail the reason(s) for Tenant’s continued dissatisfaction.  If Tenant’s second notice also contains a statement that Tenant elects to perform such Services or portion thereof itself, then upon the expiration of fifteen (15) days from Landlord’s receipt of Tenant’s second notice, Tenant may begin providing the Services or unsatisfactory portion thereof at Tenant’s expense, and Landlord shall cease to perform such Services and shall cease to charge Tenant the cost thereof as High-Rise, Low-Rise and/or Revised Operating Expenses.  Landlord agrees to participate, assist and cooperate with Tenant, from time to time, in Tenant’s quarterly and annual quality surveys, including, but not limited to, distributing the surveys and tabulating responses thereto.

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EXHIBIT “I-1”

GENERAL CLEANING SPECIFICATIONS

Note:     In areas of the Premises designated by Tenant in written notice to Landlord as twenty-four (24) hour operations, items noted herein as "daily" or "nightly" shall be performed at the end of each eight (8) hour shift, or three (3) times per twenty-four hour period.

A.	OFFICE AREAS

1.	Empty and clean all ash trays.

2.	Vacuum carpeted areas in lobbies, corridors and high traffic areas nightly. Vacuum all offices, conference rooms and other areas weekly. Edge vacuum as needed.

3.	Dust all office furniture within easy hand's reach nightly. Arrangements can be made to perform detailed and more extensive dusting on a periodic basis.

4.	Damp wipe and polish all glass furniture tops nightly.

5.	Spot clean all finger marks and smudges from doors, light switch areas, private entrance glass and partitions nightly.

6.	Clean all water coolers nightly.

7.	Sweep all stairways weekly, dust handrails and vacuum if carpeted. Mop hard surface stairwells monthly.

8.	Sweep and mop all break areas nightly.

9.	Damp dust all vinyl covered furniture and vacuum or brush all upholstered furniture as needed.

10.	Dust doors and frames monthly.

11.	Sweep all file, copier, and computer rooms nightly. Spot mop as needed. Wet mop entirely at least one time a week.

B.	RESTROOMS

1.	Mop and rinse floors nightly using disinfectant.

2.	Scrub floors as necessary.

3.	Clean all mirrors, bright work, stainless and other horizontal surfaces nightly.

4.	Wash and disinfect all sinks, urinals, and commodes nightly. Clean underside of rims on urinals and bowls.

5.	Wipe toilet seats with disinfectant nightly.

Page - 27 -

6.	Spot clean partitions, tiles and other walls around dispensers and receptacles as needed.

7.	Empty and disinfect all receptacles and sanitary dispensers nightly.

8.	Fill toilet tissue, soap and towel dispensers nightly.

9.	Wash all walls, partitions and tile areas monthly.

10.	Vacuum louvers, and ventilating grills as needed.

C.	HARD SURFACED FLOORS

1.	Sweep and dust mop and wet mop all hard surfaced floors nightly.

2	Scrub and spray buff all VCT and vinyl in office areas weekly.

3.	Strip and wax all VCT and vinyl in office areas annually.

4.	All hard surfaced floors in public areas will be waxed and/or polished commensurate with daily traffic to maintain a good appearance at all times.

5.	Marble, granite, wood and other specialty floors will be dust mopped nightly. Further maintenance will be negotiated on a case by case basis.

D.	GLASS

1.	Clean glass entrance doors nightly. Clean all sidelights to suites and all glass in first floor lobby as needed.

E.	HIGH DUSTING

1.	Dust all picture frames, and wall hanging weekly.

2.	Dust all vertical surfaces such as walls, partitions, doors, and other surfaces above shoulder height weekly. Semi-annually high dusting above 25 feet.

3.	Dust all ceiling diffusers, registers and other ventilating louvers below 25 feet on a semi annual basis.

4.	Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures, semi-annually.

5.	Dust or vacuum baseboards quarterly.

6.	Dust exterior window ledges weekly.

7.	Dust blinds on a quarterly basis.

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F.	GENERAL

1.	Keep slopsink rooms in a clean, neat and orderly condition at all times.

2.
Dust and/or clean all directory boards as required.  Remove fingerprints and smudges nightly.  High visibility areas such as entrances will be cleaned nightly, paying particular attention to door frames, window ledges and corners.

3.	Elevator cabs to be cleaned and polished nightly. Elevator tracks to be cleaned monthly.

4.	Maintain Building lobby, corridors and other public areas in a clean condition.

5.	Dust and clean lobby planters. Screen, replace and supply sand for lobby ash urns.

6.	Specialty items such as silk wall coverings, drapes and other specialty fabrics are excluded from these cleaning specifications.

G.	CARPET CLEANING AND ADDITIONAL SERVICES

1.	Spot cleaning of carpets is included. A comprehensive carpet cleaning maintenance program is recommended and available as an additional service.

2.	Other specialty cleaning services are available. These will be priced on a case by case basis.

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EXHIBIT “J”

TENANT ESTOPPEL CERTIFICATE

[ADDRESS]

The undersigned Bank of America, N.A. (the "Tenant") hereby certifies, acknowledges, and agrees with, First States Investors 104, LLC ("Landlord") and _______________________ ("Lender"), that:

1.
The Tenant is the tenant under that certain Office Lease dated __________________, 2004, executed by Landlord (the landlord, and any and all successors to landlord's interest in the lease, are herein collectively called "Landlord"), and the Tenant, as tenant, covering certain premises located at 101 North Tryon Street in Charlotte, North Carolina as more fully described in Exhibit "A" attached hereto;

2.	Attached hereto as Exhibit "B" is a true, correct and complete copy of the Lease and all amendments, supplements and exhibits thereto;

3.
The Lease has not been amended, supplemented or modified (except for such amendments, supplements, or modifications as are shown on Exhibit "B") and is in all respects in full force and effect as originally executed, and that to the best of Tenant's knowledge and belief, neither Landlord nor the Tenant is in default in any respect under any of the terms of the Lease as of this date;

4.	Tenant shall comply with, and be bound by, all the terms and provisions of the Lease;

5.
The last monthly payment of rent was made by Tenant on _______________ in the amount of _____________.  No rent has been paid by Tenant in advance under the Lease except as herein specified: _________________.  There are no unexpired periods of free or reduced rent under the Lease except for ________________.

6.	The total rentable square footage leased by Tenant pursuant to the Lease is 343,919;

7.	The Term of the Lease commenced on August 1, 2004 and terminates on July 31, 2021, subject to the additional terms and provisions as therein stated;

8.	The Tenant has taken possession of the premises as of August 1, 2004 and has paid rent commencing on ______________;

9.	The security deposit paid by Tenant is $0;

10.	Tenant has not assigned its interest in the Lease nor sublet any portion of the Improvements except as noted hereafter:

; and

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11.
This Certificate shall inure to the benefit of Landlord, Lender, its successors and assigns, and shall be binding upon the Tenant and its successors and assigns.  This Certificate shall not be considered as altering or modifying any of the terms and conditions of the Lease except to the extent specifically set forth herein.  All exhibits attached hereto are by this reference incorporated fully herein.  The term "this Certificate" shall be considered to include all such exhibits.

The undersigned hereby executes this document as of ________________, 20________.

TENANT:

BANK OF AMERICA, N.A.,
a national banking association

By:
Name:
Title:

ATTEST:

By:
Its ____________________ Secretary

[SEAL]

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Exhibit A to Tenant Estoppel Certificate

Premises:	Floor	Rentable Area

	1	989
	2	35,458
	3	37,586
	4	38,274
	5	38,274
	6	21,610
	7	21,610
	8	21,610
	9	21,610
	11	22,530
	12	14,779
	13	22,771
	14	21,469
	15	22,771
	Basement Space	2,578

		343,919	Total Rentable Area

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EXHIBIT “K”

TENANT’S RIGHT TO PURCHASE THE BUILDING

1.           Initial Term Purchase Right.  If at any time during the initial Term of this Lease, Landlord shall solicit or receive a bona fide offer (a “Third Party Offer”) from a third party (other than a purchaser making a bid at any sale incidental to the exercise of any remedy provided for in any mortgage encumbering the Building or the Project, or a proposed transaction with an Affiliate of Landlord, meaning Landlord has a controlling interest in such Affiliate) to purchase the Building, which Third Party Offer is in all respects acceptable to Landlord, Tenant shall have a right of first offer to purchase the Building; provided, however, that (i) Tenant shall not, at such time, be in default of any monetary obligations under this Lease beyond any applicable notice and cure periods; and (ii) Tenant shall, at such time, be in possession of at lease thirty-five percent (35%) of the rentable area of the Building.  Upon receipt of any Third Party Offer, Landlord shall notify Tenant in writing of such Third Party Offer (“Purchase Notice”).  Landlord’s Purchase Notice shall include a true, correct and complete copy of such Third Party Offer along with (a) complete copies of all due diligence materials provided by Landlord to such third party and (b) a form of Purchase and Sale Agreement for the Building containing the same terms, purchase price and conditions that are contained in the Third Party Offer.  Notwithstanding the terms set forth in any Third Party Offer, Landlord agrees that Tenant shall have a period of time to perform due diligence and inspections with regard to the Building (and to terminate the Purchase and Sale Agreement based upon such due diligence and inspections) equal to that provided to any third party or ninety days after execution of a Purchase and Sale Agreement, whichever is greater.  Tenant shall have a period of twenty (20) days after receipt of the Purchase Notice to accept Landlord’s offer to purchase the Building pursuant to the terms of the Third Party Offer.   Tenant shall exercise such right of first offer, if at all, by executing the Purchase and Sale Agreement included with the Third Party Offer and delivering the Purchase and Sale Agreement to Landlord prior to the expiration of the aforesaid twenty (20) day period.  If Tenant fails to accept Landlord’s offer within such twenty (20) day period, then Landlord shall be free to sell the Building for a period of nine (9) months thereafter for a purchase price of not less than 95% of the purchase price specified in the Third Party Offer (“Minimum Purchase Price”).  If Landlord is unable to sell the Building to the party making the Third Party Offer or another party for the Minimum Purchase Price, or if Landlord accepts a Third Party Offer on materially different terms and conditions than were set forth in the Third Party Offer, Landlord shall re-offer the Building to Tenant in accordance with the above guidelines, except that Tenant shall have a period of ten (10) days after Tenant’s receipt of the Purchase Notice to accept revised Third Party Offer.  If Landlord does not convey its interest in the Building within such nine (9) month period, then Tenant’s rights pursuant to this Exhibit shall be reinstated.  If Tenant does not exercise its right of first offer set forth herein and Landlord conveys the Property to a third party, Tenant’s right of first offer shall not terminate or otherwise be limited or impaired, except as otherwise provided herein.

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2.           Renewal Term Right of First Refusal.     If during any Renewal Term of the Lease exercised by Tenant, Landlord desires to sell or convey the Building to a third party purchaser that is not an Affiliate of Landlord, Landlord shall so notify Tenant in writing (“Renewal Term Purchase Notice”).  Landlord’s Renewal Term Purchase Notice shall specify the commercially reasonable purchase price and include a form of Purchase and Sale Agreement which Landlord is willing to enter into for the sale of the Building.  Landlord agrees that Tenant shall have a period of ninety (90) days from the execution of a Purchase and Sale Agreement in which to (i) perform due diligence and inspections with regard to the Building and (ii) terminate the Purchase and Sale Agreement based upon such due diligence and inspections.  If Tenant desires to purchase the Building at the purchase price and upon the terms and conditions set forth in the Renewal Term Purchase Notice, Tenant shall so notify Landlord in writing within twenty (20) days following Tenant’s receipt of the Renewal Term Purchase Notice and pay to Landlord a deposit in an amount equal to 10% of the purchase price set forth in the Renewal Term Purchase Notice for the Building.  In such event, without further action of Landlord or Tenant, Landlord shall be deemed to have agreed to sell the Building to Tenant, and Tenant shall be deemed to have agreed to purchase the Building from Landlord for the commercially reasonable purchase price and upon the terms and conditions set forth in the Renewal Term Purchase Notice.  If Tenant does not accept Landlord’s offer to purchase the Building within said twenty (20) day period, at any time thereafter Landlord shall be free to sell and convey the Building free and clear of Tenant’s right of first offer, provided that (i) Landlord shall not sell the Building for a purchase price that is less than 95% of the purchase price stated in the Renewal Term Purchase Notice to Tenant or (ii) sell the Building more than nine (9) months following the date of the Renewal Term Purchase Notice without, in either such case, sending a new Renewal Term Purchase Notice to Tenant, in which event Tenant shall have a further period of twenty (20) days following Tenant’s receipt of the new Renewal Term Purchase Notice to purchase the Building.  If Tenant does not exercise its right of first refusal set forth herein and Landlord conveys the Property to a third party, Tenant’s right of first refusal shall not terminate or otherwise be limited or impaired, except as otherwise provided herein.

3.           Marketing Materials.     If Landlord prepares marketing materials for the sale of the Building during the initial Term and/or any Renewal Term exercised by Tenant, Landlord shall deliver copies of such marketing materials to Tenant when Landlord delivers or distributes such materials to potential purchasers of the Property.

4.           Non-Controlling Interest/Foreclosure.     In no event shall the right of first offer contained herein apply to any sale of a non-controlling, partial interest in the Building or the foreclosure of the Building or the delivery of any deed-in-lieu of foreclosure and such right of first offer shall terminate and be of no further force or effect upon and following a foreclosure or the delivery of a deed-in-lieu of foreclosure.  Landlord shall use diligent efforts to cause Landlord’s lender to agree to permit Tenant to exercise Tenant’s right of first offer in a foreclosure or deed-in-lieu of foreclosure for a Minimum Purchase Price established by Landlord’s lender.

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EXHIBIT “L”

COMMON AREA USAGE FOR SPECIAL EVENTS

In order to encourage patronage of the retail shopping areas and other enterprises located in the Building and to affect favorably the public perception of the Project, its owners and tenants (as well as that of Uptown Charlotte), it is highly desirable to have an effective program of sales, promotional events and other activities in the Building (the “Program”).  Landlord and Tenant also recognizes that the development, management and operation of a private enterprise, such as the Building, entails a certain civic responsibility.  Accordingly, to cooperate with civic and charitable organizations and further these purposes in the Charlotte area in a fair and responsible fashion and in a manner consistent with the best interests of the tenants of the Building and their clientele, Landlord and Tenant agree that the following terms and conditions shall be in effect during the Term of this Lease (including any exercised Renewal Terms):

1.           Tenant will provide promotional consulting services at its own expense for the Program through one or more of its employees or, at Tenant’s election, by other means.

2.           In exchange therefore, Tenant will have the right on the days hereinafter set forth, free of Rent or usage fees but otherwise at Tenant’s sole cost, expense and responsibility, to use for civic, charitable, promotional and cultural purposes (including without limitation the presentation of performing arts), (a) any and all Common Area space in (i) outside of the Building and (ii) the atrium adjoining the Building as delineated in the initial master plan and (b) subject to reasonable rules and regulations of Landlord (such rules and regulations not to unreasonably or unduly interfere with or hinder Tenant’s use or provide Tenant lesser rights to use such space than any other tenant in the Building) space in the lobby of the Building (the “Lobby Space”) for displays and events.  Such use shall be without payment of any kind in addition to Rent provided for under this Lease.  Such use may be for up to twelve (12) days, (no more than six (6) of which shall be consecutive in any given calendar month, such days to be designated by Tenant at least two (2) weeks in advance, provided, however, that Tenant may not designate any days previously committed to any other party under the terms of Paragraphs 4 and 6 hereof.  During the time of such events there shall be no other use of any of the Common Areas or Lobby Space which would be competing, conflicting or disruptive with or to Tenant’s use.  Additional use shall require permission of the Landlord, which shall not be unreasonably withheld.

3.           Such events may include, without limitation, lunchtime concerts and other activities for which Tenant shall engage and pay for entertainment.  At Tenant’s request, Landlord will use its best efforts to assist in the conduct of such events so long as such assistance is not disruptive of the ordinary duties of Landlord’s personnel.  Food and beverages may be sold or distributed free to the public during such events by Tenant or by a party or parties selected by Tenant.

4.           Non-commercial use of the Common Areas or the Lobby Space shall be limited exclusively to those organizations which are non-political and non-sectarian in character, which are not issue oriented advocacy groups, and which in addition have or could qualify as “exempt organizations” under Section 501 (c), (3), (4), (5), (6), (7) and (10) of the Internal Revenue Code of 1954, as amended from time to time.

5.           Any retail tenant or hotel located in any portion of Project, with the prior written consent of Landlord, may use the Common Areas for the temporary commercial advertising purposes directly related to such tenant’s or hotel’s business as conducted in the Project, provided, however, that any such advertising (i) is in keeping with the aesthetic standards of the Project, (ii) does not interfere with or hinder Tenant’s use pursuant to Paragraphs 2 and 3 above and (iii) will not embarrass or otherwise injure the reputation of Building, Project or Tenant or adversely affect the public perception of Building, Project or Tenant.

Page - 35 -

6.           Except as provided in Paragraphs 2, 3 and 5 above, any activity conducted in the Common Areas or Lobby Space must have the prior written approval of the Building Promotions Committee (the “Committee”), which shall be comprised of two voting members—a representative of Landlord and a representative of Tenant—and such other members as Tenant and Landlord may from time to time appoint.  The Committee shall have responsibility for, among other things, (i) determining the fee, if any, to be paid by organizations or individuals for usage of Common Areas, which fees shall be applied to the Building promotion account, and (ii) receiving and disbursing funds of the Building promotion account.  Notwithstanding the foregoing provisions of this Paragraph 6, Landlord may permit uses of the Common Areas and the Lobby Space despite the disapproval thereof by Tenant’s representative on the Committee provided (a) the proposal for such use shall have been submitted to the Committee with full opportunity for discussion, (b) such use shall not embarrass, injure the reputation, or adversely affect the public perception of the Building, Project or Tenant, (c) any such use for commercial purposes shall enhance the business of the retail tenants of the Building, (d) such use shall not promote or advocate a particular point of view on any political, moral, religious or other public issue, and (e) such use shall not interfere with any scheduled use by Tenant under Paragraphs 2 and 3 above.

7.           A written application for use of the Common Areas by any party other than Landlord or Tenant must be made to the Committee at least two (2) weeks prior to the date of desired usage.  The application shall be in such form as may be established by the Committee from time to time, which shall include such items as the following:

(a)	The name and address of the applicant;
(b)	A list of the applicant’s local officers and directors;
(c)	The name and phone number of the person with whom the Committee is to deal;
(d)	The nature of the proposed activity, its purpose, the number of expected participants and the dates and times requested;
(e)	If applicable, a letter from the Internal Revenue Service determining applicant’s status as an exempt organization or such other evidence of that status as the Committee shall require;
(f)	Reproductions of all posters, displays or like representation which the applicant intends to use; and
(g)	Any other pertinent facts which the applicant wishes to present or which are requested by the Committee.

8.           Tenant covenants and agrees to indemnify, defend and hold Landlord harmless from any loss, cost or expense whatsoever, directly or indirectly resulting or occasioned to, or imposed upon, Landlord resulting from the use or occupancy of the Common Areas for activities conducted by or for Tenant under Paragraphs 2 and 3 above, including injury to or destruction of life or property, except that Tenant shall not be responsible or liable to Landlord for any such event, act or omission (a) to the extend covered by any insurance obtained and maintained by Landlord, or (b) caused by the negligent or willful act of Landlord or any of Landlord’s employees.

9.           In the event that Landlord sells, transfers or otherwise disposes of any interest in the Common Areas to any party, any such party shall have agreed to comply with the terms hereof and to permit Tenant to enforce such standards.  Such agreement shall not relieve Landlord of any of its obligations hereunder respecting space retained by Landlord.

Page - 36 -

EXHIBIT “M”

Reserved for Recorder’s Office

Prepared by and return to:

Bank of America Legal Dept.
101 South Tryon Street
NC1-002-29-01
Charlotte, North Carolina 28255
Connie J. Miller, Asst. General Counsel

MEMORANDUM OF LEASE

THE STATE OF NORTH CAROLINA	§
§
COUNTY OF MECKLENBURG	§

This Memorandum of Lease is made as of  , 2004, between FIRST STATES INVESTORS 104, LLC, a Delaware limited liability company, whose mailing address is 1725 The Fairway, Jenkinstown, PA 19046, as Landlord, and BANK OF AMERICA, N.A., a national banking association, whose mailing address is c/o Corporate Workplace, NC1-023-04-04, 525 N. Tryon Street, Charlotte, North Carolina, Attention:  Headquarters Real Estate Asset Manager, as Tenant.

1.           Premises.  Landlord, in consideration of the rent reserved and the other terms and conditions contained in that certain Lease Agreement (the “Lease”) between the parties, dated __________________, 2004, hereby leases to Tenant the premises described as approximately 343,919 square feet of gross leasable area on the 1st, 2nd, 3rd, 4th, 5th, 6th, 7th, 8th, 9th, 11th, 12th, 13th, 14th, 15th and basement level of One Independence Center, located at 101 North Tryon Street in Charlotte, North Carolina.

2.           Term. The Term of the Lease commenced on August 1, 2004 and shall terminate at 11:59, EST, on July 31, 2021 as determined by the provisions of the Lease.

3.           Renewal Options.  Tenant has the option to extend the Term of the Lease for four (4) consecutive, additional terms of five (5) Years each as more particularly set forth in Exhibit B to the Lease.

4.           Right of First Offer.  Tenant has a right of first offer to lease any space in the Building prior to Landlord offering same to other tenants of the Building or the market, as more particularly set forth in Exhibit D to the Lease.

5.           Tenant’s Right to Purchase the Building.  During the initial Term of the Lease, Tenant has a right of first offer to purchase the Building in accordance with and as more particularly set forth in Exhibit K to the Lease.During any exercised Renewal Term, Tenant has a right of first refusal to purchase the Building in accordance with and as more particularly set forth in Exhibit K to the Lease.

Page - 37 -

6.           Exclusivity.  Landlord has agreed that Landlord shall not (i) use, lease or permit (including signage) any area within the Building or the Project (as such terms are defined in the Lease) to be used by anyone other than Tenant for “banking purposes,” which shall include general office uses and facilities for receiving deposits or making loans to the general public, whether done by a state bank, national bank, savings and loan association, credit union or other entity, whether by walk-up or drive-in teller facility, lending office, or automated teller machine or otherwise; or (ii) use, lease, or permit any area in any Building, Parking Garage, Ivey’s Parking Deck or the Project to be used for other than a first class use.

7.           Ratification/Conflict.  This Memorandum of Lease is subject to all of the terms and conditions set forth in the Lease, which agreement is incorporated herein by reference and made a part hereof, as fully as though copied verbatim herein.  In the event of a conflict between this Memorandum of Lease and the actual Lease, the Lease shall prevail.

IN WITNESS WHEREOF, Landlord and Tenant have caused the within Memorandum of Lease to be executed as of the date first above written.

TENANT:

BANK OF AMERICA, NATIONAL ASSOCIATION,
a national banking association

By:
Name:
Title:

ATTEST:

By:
Its ____________________ Secretary

[SEAL]

LANDLORD:

FIRST STATES INVESTORS 104, LLC,
a Delaware limited liability company [SEAL]

By:	[SEAL]
Name:
Title:

Page - 38 -

STATE OF NORTH CAROLINA	§
§
COUNTY OF MECKLENBURG	§

I, a Notary Public of the County and State aforesaid, certify that __________________________ personally came before me this day and acknowledged that (s)he is   Secretary of Bank of America, National Association, a national banking association, and that by authority duly given and as the act of the Bank, the foregoing instrument was signed in its name by its ___________ President, sealed with the bank's seal and attested by __________________ as its ____________ Secretary.

SWORN to before me this
______ day of  _________________, 2004.

Notary Public for North Carolina
My Commission Expires: ______________________________ .

[SEAL]

STATE OF __________________	§
§
COUNTY OF ________________	§

I, a Notary Public of the County and State aforesaid, certify that __________________________ personally came before me this day and acknowledged that (s)he is   of First States Investors 104, LLC, a Delaware limited liability company, and that by authority duly given and as the act of the limited liability company, the foregoing instrument was signed in its name by himself/herself as its ___________________________.

SWORN to before me this
______ day of  _________________, 2004.

Notary Public for _______________________
My Commission Expires: __________________.

[SEAL]

Page - 39 -

Exhibit A to Memorandum of Lease

Legal Description of One Independence Center

Page - 40 -